Exhibit 10.12

M U L T I - T E N A N T

O F F I C E   L E A S E   (F S G)

LAKEVIEW CORPORATE CENTER

Thousand Oaks, California

LANDLORD:

LBA REALTY FUND III - COMPANY VII, LLC,

a Delaware limited liability company

TENANT:

INPHI CORPORATION,

a Delaware corporation

EXHIBITS:
Exhibit A Exhibit A-1 Exhibit B Exhibit B-1 Exhibit C-1 Exhibit C-2 Exhibit C-3 Exhibit C-4 Exhibit C-5 Exhibit D Exhibit E Exhibit F Exhibit G

Premises Floor Plan

Reserved Parking Spaces

Site Plan

Tenant’s Loading and Unloading Areas

Description of Landlord’s Work

Work Letter

Data Room

Lab Area

Janitorial Specifications

Notice of Lease Term Dates

Rules and Regulations

Estoppel Certificate

Environmental Questionnaire

(i)

Exhibit G-l Exhibit H Exhibit I Exhibit J Exhibit K RIDERS: Rider No. 1 Rider No. 2	List of Hazardous Materials Location of Supplemental HVAC Tenant’s Signs Location of Tenant’s Generator Form Letter of Credit Extension Option Fair Market Rental Rate

(ii)

THIS LEASE, entered into as of this 4th day of June, 2010 for reference purposes, is by and between LBA REALTY

FUND III - COMPANY VII, LLC, a Delaware limited liability company, hereinafter referred to as “Landlord”, and INPHI CORPORATION, a Delaware corporation, hereinafter referred to as “Tenant”. The date upon which this Lease is fully executed by Landlord and Tenant is hereafter known as the “Lease Execution Date”.

ARTICLE 1 - LEASE SUMMARY AND PROPERTY SPECIFIC PROVISIONS

1.1	Landlord’s Address:

LBA Realty Fund Ill-Company VII, LLC

c/o LBA Realty

3333 Michelson Drive, Suite 350

Irvine, California 92612

Attn: General Manager - Lakeview Corporate Center

Telephone: (949) 428-8900

Facsimile: (949) 851-2321

	With copies to:	LBA Realty 17901 Von Karman, Suite 950 Irvine, California 92614 Attn: SVP - Operations Telephone: (949) 833-0400 Facsimile: (949) 955-9350

	For payment of Rent:	LBA Realty Fund III -Company VII, LLC P.O. Box 515256 Los Angeles, CA 90051-6556

1.2	Tenant’s Address:	Until Tenant commences business operations from the Premises:

Inphi Corporation 2393 Townsgate, Suite 101 Westlake Village, CA 91361 Attn: John Edmunds, CFO and CAO Telephone: (408) 636-2710 Facsimile: (805) 446-5190

Thereafter, notices are to be sent to Tenant at the Premises (Attn: John Edmunds, CFO and CAO).

1.3 Building: The Building commonly known as 112 S. Lakeview Canyon Road, Thousand Oaks, California. The Building, together with all other buildings, if any, improvements and facilities, now or subsequently located upon the land (the “Site”) as shown on the Site Plan attached hereto as Exhibit B as such area may be expanded or reduced from time to time is referred to herein as the “Property”. The Property is commonly known as the Lakeview Corporate Center. Landlord and Tenant stipulate and agree that the Building and Property contain 259,539 rentable square feet, for all purposes of this Lease.

1.4 Premises: Suite 100 on the first (1st) floor of the Building, as outlined on the Premises Floor Plan attached hereto as Exhibit A. Landlord and Tenant stipulate and agree that initially, the Premises contain 27,846 rentable square feet, for all purposes of this Lease, subject to adjustment pursuant to Section 1.24 below and Section 3.2 of the Standard Provisions.

1.5 City: The City of Thousand Oaks, County of Ventura, State of California.

1.6 Commencement Date: The date for commencement of the Term, to be determined pursuant to the Work Letter attached as Exhibit C-2 hereto. Estimated Commencement Date: January 1, 2011.

1.7 Term: Seventy-two (72) months, plus any partial month at the beginning of the Term, commencing on the Commencement Date (i.e., January 1, 2011) and ending on the last day of the seventy-second (72nd) full calendar month following the Commencement Date (“Expiration Date”) (i.e., December 31, 2016), excluding the Early Access Period and Beneficial Occupancy Period (defined in Sections 4.4 and 4.5 in the Standard Provisions).

1.8 Monthly Base Rent:

Months or Period	Monthly Base Rent per RSF
1/1/11 – 12/31/11*	$1.85
1/1/12 – 12/31/12*	$1.96
1/1/13 – 12/31/13	$2.02
1/1/14 – 12/31/14	$2.08
1/1/15 – 12/31/15	$2.14
1/1/16 – 12/31/16	$2.20

* Notwithstanding the foregoing, provided Tenant is not in default under this Lease beyond any applicable notice and cure period, Landlord hereby agrees to abate Tenant’s obligation to pay Monthly Base Rent in full during the months of February through May of 2011, inclusive, and June through October of 2012, inclusive (such total amount of abated Monthly Base Rent being hereinafter referred to as the “Abated Amount”). During such abatement months, Tenant will still be responsible for the payment of all other monetary obligations under the Lease.

1.9 Security Deposit: $215,266.00 (based upon the Premises containing an aggregate 29,090 rentable square feet), subject to adjustment pursuant to Article 6 below.

1.10 Permitted Use: General office, storage, lab and clean rooms for the research, development, testing and light assembly of products related to Tenant’s business (semiconductors) as permitted by Law and any other lawful use, subject to the provisions set forth in this Lease.

1.11 Parking: Four (4) unreserved parking spaces per one thousand (1,000) rentable square feet leased by Tenant (i.e., 111 unreserved parking spaces based on the Premises containing 27,846 rentable square feet, which number shall be increased to 116 unreserved parking spaces pursuant to an increase in the rentable square footage pursuant Section 1.24 below) and five (5) of such unreserved parking spaces may be converted by Tenant into reserved parking spaces which shall be located within close proximity to the Building entrance, as depicted in Exhibit A-l hereto. All of such parking spaces shall be provided by Landlord to Tenant free of charge during the Term and any Option Term, subject to the terms of Section 1.22 of this Lease Summary and Article 11 of the Standard Lease Provisions.

1.12 Brokers: NAI Capital representing Landlord, and Cresa Partners representing Tenant.

1.13 Interest Rate: Four percent (4%) per annum over the prime interest rate published in the California Edition of the Wall Street Journal most recently before the due date, but in no event greater than the maximum amount permitted by applicable Law.

1.14 Insurance Amounts:

a. Commercial General Liability Insurance: General liability of not less than One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) in the aggregate.

b. Commercial Automobile Liability Insurance: Limit of liability of not less than One Million Dollars ($1,000,000.00) per accident.

c. Worker’s Compensation and Employers Liability Insurance: With limits as mandated pursuant to the laws in the State in which the Property is located, or One Million Dollars ($1,000,000.00) per person and accident, whichever is greater.

d. Umbrella Insurance: Limits of not less than Five Million Dollars ($5,000,000.00) per occurrence.

e. If Tenant’s business includes professional services, Professional Liability (also known as errors and omissions insurance): Not less than the minimum limits required by law for Tenant’s profession, and in any event, not less than One Million Dollars ($1,000,000.00) per occurrence.

1.15 Tenant Improvements: The improvements previously installed in the Premises, if any, and the tenant improvements to be installed in the Premises by Landlord and described in Exhibit C-l hereto (defined as “Landlord’s Work” in Section 4.3 below), and by Tenant, as described in the Work Letter attached hereto as Exhibit C-2 (“Tenant’s Work”) (collectively, the “Work Letter”). Landlord’s Work shall be performed by Landlord at Landlord’s sole cost and expense. Landlord hereby grants to Tenant an allowance of up to $49.00 per rentable square foot of the Premises then leased, or $1,425,410.00 in the aggregate (i.e., $1,364,454.00 based upon the Premises initially containing 27,846 rentable square feet, plus an additional $60,956.00 based upon the addition of 1,244 rentable square feet in the Premises pursuant to Section 1.24 below) (the “Allowance”), to be applied as provided in the Work Letter.

1.16 Tenant’s Percentage: 10.73%, which is the ratio that the rentable square footage of the Premises bears to the rentable square footage of the Building. Accordingly, as more particularly set forth in Section 1.18 hereof, Tenant shall pay to Landlord: (a) 10.73% of the Operating Expenses (as defined in Section 1.18 b.) in excess of the Operating Expenses for the Base Year; (b) 10.73% of the Taxes (as defined in Section 1.18 c.) in excess of the Taxes for the Base Year; (c) 10.73% of the Insurance Costs (as defined in Section 7.4 of the Standard Lease Provisions) in excess of the Insurance Costs for the Base Year; and (d) 10.73% of the Utilities Costs (as defined in Section 1.18 e.) in excess of Utilities Costs for the Base Year. Tenant’s Percentage is subject to adjustment pursuant to Sections 1.24 and 3.2 below.

1.17 Common Areas; Definitions; Tenant’s Rights. During the Term, Tenant shall have the non-exclusive right to use, in common with other tenants in the Property, and subject to the Rules and Regulations referred to in Article 9 of the Standard Lease Provisions, those portions of the Property (the “Common Areas”) not leased or designated for lease to tenants that are provided for use in common by Landlord, Tenant and any other tenants of the Property (or by the sublessees, agents, employees, customers invitees, guests or licensees of any such party), whether or not those areas are open to the general public. The Common Areas shall include, without limitation, all areas of the Building outside of the Premises and outside of any premises leased or designated for lease to tenants, the common entrances, lobbies, common restrooms, accessways, loading docks, ramps, drives and platforms and any passageways and serviceways thereto to the extent not exclusively serving another tenant or contained within another tenant’s premises, and the common pipes, conduits, wires and appurtenant equipment serving the Premises, the parking areas (subject to Article 11 of the Standard Lease Provisions), loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas appurtenant to the Building, fixtures, systems, decor, facilities and landscaping contained, maintained or used in connection with those areas, and shall be deemed to include any city sidewalks adjacent to the Property, any pedestrian walkway system, park or other facilities located on the Site and open to the general public.

1.18 Operating Expenses, Taxes, Insurance Costs and Utilities Costs

a. Base Costs: As used in this Lease, the term “Base Costs” shall mean Tenant’s Percentage of Operating Expenses, Taxes, Insurance Costs and Utilities Costs, respectively, incurred and paid by Landlord during calendar year 2011 (the “Base Year”). Base Costs are included in the Monthly Base Rent.

b. Definition of Operating Expenses. As used in this Lease, the term “Operating Expenses” shall consist of all costs and expenses of operation, maintenance and repair of the Building and Common Areas actually incurred by Landlord as determined by standard accounting practices following by similar landlord of first class buildings in the vicinity of the Building (“Comparable Buildings”), and calculated assuming the Property and Building are at least ninety-five percent (95%) occupied and fully assessed for real estate taxes. Operating Expenses include the following costs by way of illustration but not limitation: (i) any and all assessments imposed with respect to the Building, Common Areas, and/or Site pursuant to any covenants, conditions and restrictions affecting the Property; (ii) costs, levies or assessments resulting from statutes or regulations promulgated by any government authority in connection with the use or occupancy of the Site, Building or the Premises or the parking facilities serving the Site, Building or the Premises; (iii) waste disposal and janitorial services; (iv) security; (v) costs incurred in the management of the Site, Building and Common Areas, including, without limitation: (1) supplies, materials, equipment and tools, (2) wages, salaries, benefits, pension payments, fringe benefits, uniforms and dry-cleaning thereof (and payroll taxes, insurance and similar governmental charges related thereto) of employees used in the operation and maintenance of the Site, Building and Common Areas, (3) the rental of personal property used by Landlord’s personnel in the maintenance, repair and operation of the Property, (4) management office expenses including rent and operating costs (provided that such office shall not exceed 2,000 rentable square feet), (5) accounting fees, legal fees and real estate consultant’s fees, and (6) a management/administrative fee (not to exceed 3% of the gross rental income for the Property); (vi) repair and maintenance of other portions of the Building other than such portions as are maintained by Tenant, including the elevators, restrooms, structural and non-structural portions of the Building, and the plumbing, heating, ventilating, air-conditioning (“HVAC”), and electrical systems installed or furnished by Landlord and not maintained by Tenant pursuant to Section 8.2 of the Standard Provisions; (vii) maintenance, costs and upkeep of all parking and Common Areas; (viii) amortization on a straight-line basis over the useful life together with interest at the Interest Rate (as defined in Section 1.13 of the Lease Summary) on the unamortized balance of all costs of a capital nature (including, without limitation, capital improvements, capital replacements, capital repairs, capital equipment and capital tools): (1) reasonably intended to produce a reduction in operating charges or energy consumption; or (2) required after the date of this Lease under any Law that was not applicable to the Building at the time it was originally constructed; or (3) for repair or replacement of any equipment or improvements needed to operate and/or maintain the Building, the Common Areas and/or the Site at the same quality levels as prior to the repair or replacement; (ix) costs and expenses of gardening and landscaping; (x) maintenance of signs (other than signs of tenants of the Site); (xi) personal property taxes levied on or attributable to personal property used in connection with the Building, the Common Areas and/or the Site; and (xii) costs and expenses of repairs, resurfacing, repairing, maintenance, painting, lighting, cleaning, refuse removal, security and similar items, including appropriate reserves.

For purposes of determining the Operating Expenses for the Base Year, Operating Expenses shall not include one-time special assessments, charges, costs or fees or extraordinary charges or costs incurred in the Base Year only, including those attributable to boycotts, embargoes, strikes or other shortages of services or supplies or amortized costs relating to capital improvements. Operating Expenses shall not include Taxes, Insurance Costs or Utilities Costs which shall be separately accounted for under the terms of this Lease.

Notwithstanding anything to the contrary contained herein, Tenant’s Percentage of “controllable expenses” shall not increase by more than six percent (6%) of such controllable expenses per calendar year over the prior year, including the Base Year, on a cumulative, compounded basis. As used herein, the term “controllable expenses” means all Operating Expenses other than (i) Utilities Costs, (ii) Taxes, (iii) Insurance Costs, and (iv) other expenses not within Landlord’s control arising from increases to minimum wage laws, collective bargaining agreements or similar governmental, judicial or quasi-governmental requirements.

c. Taxes. Taxes are defined in Section 7.3 of the Standard Lease Provisions. All Taxes shall be adjusted to reflect an assumption that the Building is fully assessed for real property tax purposes as a completed building(s) ready for occupancy. Notwithstanding anything herein to the contrary, if after the Commencement Date Taxes are reduced, then for purposes of all subsequent calendar years, including the calendar year in which the reduction occurs, the Base Costs of Taxes shall be proportionately reduced. Such reduction in the Base Costs of Taxes shall not be limited to the initial reduction, if any, but may, at Landlord’s election, be subject to reduction annually upon each subsequent reduction in Taxes. When calculating Taxes for purposes of establishing the Taxes for the Base Year, Taxes shall not include Taxes attributable to one-time special assessments, charges, costs, or fees arising from modifications or changes in Laws, including, but not limited to, the institution of a split tax roll during the Base Year. The Tax for the 2011 Base Year shall be based upon the Building’s Proposition 13 enrolled value at the annual applicable rates. To the extent Landlord appeals the property Taxes under Proposition 8, such reductions will inure to the Landlord as long as the resulting property Taxes are below the Proposition 13 based property Taxes for the Base Year, and Tenant shall only be responsible for any increases in Taxes only to the extent such Taxes exceed the 2011 Base Year Taxes. However, to the extent Landlord is enjoying the Proposition 8 reductions, then controllable operating expenses by themselves, as defined above, shall not exceed six percent (6%) over the prior year.

d. Definition of Insurance Costs. Insurance Costs are defined in Section 7.4 of the Standard Lease Provisions.

e. Definition of Utilities Costs. As used in this Lease, “Utilities Costs” shall mean all actual charges for utilities for the Building and the Common Areas calculated assuming the Property and Building are at least ninety-five percent (95%) occupied, including but not limited to water, sewer and electricity, and the costs of HVAC and other utilities (but excluding those charges for which tenants, including Tenant, are individually responsible, such as, for example, electricity costs) as well as related fees, assessments and surcharges. For purposes of determining the Base Costs with respect to Utilities Costs, Utilities Costs shall not include any one time special charges, costs or fees or any extraordinary charges or costs incurred in the Base Year only, including, without limitation, utility rate increases and other costs arising from extraordinary market circumstances such as by way of example, boycotts, black-outs, brown-outs, the leasing of auxiliary power supply equipment, embargoes, strikes or other shortages of services or fuel (whether or not such shortages are deemed actual or manufactured), or any conservation surcharges, penalties or fines incurred by Landlord.

f. Excess Expenses, Taxes, Insurance Costs and Utilities Costs. In addition to the Monthly Base Rent required to be paid by Tenant pursuant to Section 1.8 above, during each month during the Term (after the Base Year), Tenant shall pay to Landlord the amount by which Tenant’s Percentage of Operating Expenses, Taxes, Insurance Costs and Utilities Costs for such calendar year exceeds the Operating Expenses, Taxes, Insurance Costs and Utilities Costs for the Base Year (such amounts shall be referred to in this Section 1.18 as the “Excess Expenses,” “Excess Taxes,” “Excess Insurance Costs,” and “Excess Utilities Costs,” respectively), in the manner and at the times set forth in the following provisions of this Section 1.18. No reduction in Operating Expenses, Taxes, Insurance Costs, or Utilities Costs after the Base Year will reduce the Monthly Base Rent payable by Tenant hereunder or entitle Tenant to receive a credit against future installments of Operating Expenses, Taxes, Insurance Costs, Utilities Costs, or other Additional Rent due hereunder.

g. Estimate Statement. By the first day of May of each calendar year during the Term after the Base Year, Landlord shall deliver to Tenant a statement (“Estimate Statement”) estimating the Operating Expenses, Taxes, Insurance Costs, and Utilities Costs for the current calendar year and the estimated amount of Excess Expenses, Excess Taxes, Excess Insurance Costs, and Excess Utilities Costs payable by Tenant. If at any time during the Term, but not more often than quarterly, Landlord reasonably determines that the estimated amount of Excess Expenses, Excess Taxes, Excess Insurance Costs or Excess Utilities Costs payable by Tenant for the current calendar year will be greater or less than the amount set forth in the then current Estimate Statement, Landlord may issue a revised Estimate Statement and to the extent of any estimated underpayment, Tenant agrees to pay Landlord, within thirty (30) days after receipt of the revised Estimate Statement, the difference between the amount owed by Tenant under such revised Estimate Statement and the amount owed by Tenant under the original Estimate Statement for the portion of the then current calendar year which has expired. Any estimated overpayment shall be credited to Rent next due. Thereafter Tenant agrees to pay Excess Expenses, Excess Taxes, Excess Insurance Costs and Excess Utilities Costs based on such revised Estimate Statement until Tenant receives the next calendar year’s Estimate Statement or a new revised Estimate Statement for the current calendar year; provided, however. Tenant shall not be required to pay any Excess Expenses, Excess Taxes, Excess Insurance Costs and Excess Utilities Costs during the first calendar year immediately following the Base Year (i.e., calendar year 2012) until Landlord delivers an Estimate Statement for such calendar year. The Excess Expenses, Excess Taxes, Excess Insurance Costs, and/or Excess Utilities Costs shown on the Estimate Statement (or revised Estimate Statement, as applicable) shall be divided into twelve (12) equal monthly installments, and Tenant shall pay to Landlord, concurrently with the regular monthly payment of Rent next due following the receipt of the Estimate Statement (or revised Estimate Statement, as applicable), an amount equal to one (1) monthly installment of such Excess Expenses, Excess Taxes, Excess Insurance Costs, and Excess Utilities Costs multiplied by the number of months from January in the calendar year in which such statement is submitted to the month of such payment, both months inclusive (less any amounts previously paid by Tenant with respect to any previously delivered Estimate Statement or revised Estimate Statement for such calendar year). Subsequent installments shall be paid concurrently with the regular monthly payments of Rent for the balance of the calendar year and shall continue until the next calendar year’s Estimate Statement (or current calendar year’s revised Estimate Statement) is received.

h. Actual Statement. By the first day of May of each subsequent calendar year during the Term after the Base Year, Landlord shall deliver to Tenant a statement (“Actual Statement”) which states the Tenant’s Percentage of actual Operating Expenses, Taxes, Insurance Costs, and Utilities Costs and Excess Expenses, Excess Taxes, Excess Insurance Costs, and Excess Utilities Costs payable by Tenant for the immediately preceding calendar year. By the first day of May for the first calendar year after the Base Year, Landlord shall deliver an Actual Statement for the Base Year which states the Base Costs. If the Actual Statement reveals that Excess Expenses, Excess Taxes, Excess Insurance Costs, and/or Excess Utilities Costs were under-stated in any Estimate Statement (or revised Estimate Statement) previously delivered by Landlord pursuant to Section 1.18 g. above, then within thirty (30) days after Landlord’s delivery of the Actual Statement to Tenant, Tenant shall pay to Landlord the amount of any such under-payment. Such obligation will be a continuing one which will survive the expiration or earlier termination of this Lease. If the Actual Statement reveals that the Excess Expenses, Excess Taxes, Excess Insurance Costs, and/or Excess Utilities Costs were over-stated in any Estimate Statement (or revised Estimate Statement), Landlord will credit any overpayment toward the next monthly installment(s) of Rent due from Tenant. Prior to the expiration or sooner termination of the Term and Landlord’s acceptance of Tenant’s surrender of the Premises, Landlord will have the right to estimate the actual Operating Expenses, Taxes, Insurance Costs, and

Utilities Costs for the then current calendar year and to collect from Tenant prior to Tenant’s surrender of the Premises, Tenant’s Percentage of any excess of such actual Operating Expenses, Taxes, Insurance Costs, and Utilities Costs over the estimated Operating Expenses, Taxes, Insurance Costs, and Utilities Costs paid by Tenant in such calendar year.

i. No Release. Any delay or failure by Landlord in delivering any Estimate Statement or Actual Statement pursuant to this Section 1.18 shall not constitute a waiver of its right to receive Tenant’s payment of Excess Expenses, Excess Taxes, Excess Insurance Costs, and Excess Utilities Costs, nor shall it relieve Tenant of its obligations to pay Excess Expenses, Excess Taxes, Excess Insurance Costs, and Excess Utilities Costs pursuant to this Section 1.18, except that Tenant shall not be obligated to make any payments based on such Estimate Statement or Actual Statement until thirty (30) days after receipt of such statement. Notwithstanding the foregoing, in the event that Landlord fails to deliver an Actual Statement within one (1) year after the expiration or earlier termination of the Lease, Tenant shall have no obligation to pay any Excess Expenses, Excess Taxes, Excess Insurance Costs or Excess Utilities Costs to the extent of any underpayment revealed thereafter.

j. Exclusions from Operating Expenses, Taxes, Insurance Costs and Utilities Costs. Notwithstanding anything to the contrary contained elsewhere in this Section 1.18, the following items shall be excluded from Operating Expenses, Taxes, Insurance Costs, and Utilities Costs, as applicable: Costs of decorating, redecorating, or special cleaning or other services provided to certain tenants and not provided on a regular basis to all tenants of the Building; (ii) Any charge for depreciation of the Building or equipment and any interest or other financing charge; (iii) All costs relating to activities for the marketing, solicitation, negotiation and execution of leases of space in the Building, including without limitation, costs of tenant improvements; (iv) All costs for which Tenant or any other tenant in the Building is being charged other than pursuant to the operating expense clauses of leases for the Building; (v) The cost of correcting any violation of Law in existence as of the Commencement Date and/or any latent or patent defects in the Premises (except with respect to the Tenant Improvements to be constructed by Tenant, which shall be corrected by Tenant at Tenant’s expense) and/or in the construction of the Building or in the Building equipment, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear will not be deemed defects for the purpose of this category; (vi) To the extent Landlord is reimbursed by third parties, the cost of repair made by Landlord because of the total or partial destruction of the Building or the condemnation of a portion of the Building; (vii) The cost of any items for which Landlord is reimbursed by insurance or otherwise compensated by parties other than tenants of the Building pursuant to clauses similar to this paragraph; (viii) Any operating expense representing an amount paid to a related corporation, entity, or person which is in excess of the amount which would be paid in the absence of such relationship; (ix) The cost of any work or service performed for or facilities furnished to any tenant of the Building to a greater extent or in a manner more favorable to such tenant than that performed for or furnished to Tenant; (x) The cost of alterations of space in the Building leased to other tenants; (xi) Ground rent or similar payments to a ground lessor; (xii) Legal fees and related expenses incurred by Landlord (together with any damages awarded against Landlord) due to the gross negligence or willful misconduct of Landlord; (xiii) Costs arising from the presence of any Hazardous Materials within, upon or beneath the Property by reason of Landlord’s introduction thereof to the Property in violation of Environmental Law applicable as of the date of such introduction; (xiv) Costs for sculpture, paintings or other objects of art in the Building which exceed those typically incurred in other similar office buildings in the area in which the Building is located; (xv) Salaries and compensation of ownership and management personnel to the extent that such persons provide services to properties other than the Building; and (xvi) Costs of selling or financing the Building.

Further notwithstanding the foregoing or any provision to the contrary in this Lease, Operating Expenses (and to the extent applicable, Utilities Costs) shall not include the following:

i. brokerage commissions, space planning costs, finders’ fees, attorneys’ fees and other costs incurred by Landlord in connection with leasing or attempting to lease space within the Property;

ii. costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for any tenants in the Property or incurred in renovating or otherwise improving, preparing, decorating, painting or redecorating vacant space for tenants or other occupants of the Property, which does not otherwise benefit all tenants of the Building.

iii. interest, points, fees and principal payments on any mortgages encumbering the Property, and other debt costs, if any;

iv. costs of correcting latent or patent defects in, or significant design error relating to, the initial design or construction of the Premises, the Building, the parking facilities or any other improvements to the Property or equipment or materials used therewith;

v. advertising and promotional expenditures;

vi. costs of any items (including, but not limited to, costs incurred by Landlord with respect to goods, services and utilities sold and/or supplied to tenants and occupants of the Property, and/or for the repair of damage to the Building for items which are reimbursable under any contractor, manufacturer or supplier warranty) to the extent Landlord receives reimbursement from insurance or condemnation proceeds, or from a contractor, manufacturer, supplier or any other third party pursuant to any warranty or otherwise or would have been reimbursed if Landlord had carried the insurance Landlord is required to carry pursuant to this Lease (other than reimbursement by tenants pursuant to the Operating Expenses pass-through provisions of their leases); such proceeds shall be credited to Operating Expenses in the year in which received;

vii. expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged directly but which are provided to any other tenant or occupant of the Property at no cost (or are separately reimbursed by such other tenants);

viii. attorneys’ fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants or prospective occupants of the Property (including costs incurred due to violations by tenants of the terms and conditions of their leases), or any other attorneys’ fees incurred in connection with the Property (including, without limitation, any financing, sale or syndication of the Property), except (A) as specifically enumerated as an Operating Expense in this Lease and/or (B) to the extent the expenditure of such attorneys’ fees generally benefits all of the tenants of the Building and any other buildings in the Property owned by Landlord;

ix. the wages and benefits of any employee who does not devote substantially all of his or her employed time to the operation and management of the Building or Property unless such wages and benefits are prorated to reflect time spent on operating and managing the Building and Property vis-á-vis time spent on matters unrelated to operating and managing the Building and Property;

x. compensation (including benefits) of any employee of Landlord above the grade of Director, Regional Operations;

xi. costs of additions, alterations, repairs or improvements, equipment replacement and all other items which under generally accepted accounting practices consistently applied are properly classified as capital expenditures;

xii. rentals and other related expenses for leasing HVAC systems, elevators, or other items (except when needed in connection with normal repairs and maintenance of the Building and/or Property and/or to an ameliorate an emergency condition in the Building and/or Property) which if purchased, rather than rented, would constitute a capital improvement not included in Operating Expenses pursuant to this Lease, except as otherwise provided in Section 1.19(b) above;

xiii. costs and overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Property to the extent the same exceeds typical costs and overhead and profit increment of such goods and/or services rendered by qualified unaffiliated third parties on a competitive basis;

xiv. any costs for which Landlord has been reimbursed (other than through the Operating Expenses pass-through provisions of other tenants’ leases) or for which Landlord receives a credit, refund or discount;

xv. costs of signs (other than building directories and signage for various equipment rooms and common areas) in or on the Property or any buildings located on the Property which identify the owner of the Property or other tenants’ signs;

xvi. interest, penalties, late charges, liquidated damages or other costs arising out of Landlord’s failure to make timely payment of any of its obligations under this Lease, including, without limitation, Landlord’s failure to make timely payment of any item that is included in Operating Expenses, Taxes, or Utilities Costs, and any penalties or fines imposed upon Landlord due to Landlord’s violation of any applicable Laws;

xvii. reserves of any kind, including replacement reserves for bad debt loss or lost rent (but Operating Expenses may include reasonable reserves imposed upon the Property as part of the assessments under any covenants, conditions and restrictions recorded against the Property);

xviii. any ground lease rental;

xix. depreciation and amortization;

xx. costs (including, without limitation, fines, penalties, interest, and costs of repairs, replacements, alterations and/or improvements) incurred in bringing the Property into compliance with building codes and other applicable Laws in effect as of the Commencement Date, including, without limitation, any costs to correct building code violations pertaining to the initial design or construction of the Building, the parking facilities or any other improvements to the Property, to the extent such violations exist as of the Commencement Date under any applicable building codes in effect as of such date;

xxi. costs incurred by Landlord due to the violation by Landlord of the terms and conditions of (A) any lease of space within the Property and/or (B) any ground leases pertaining to the Property;

xxii. Landlord’s general corporate overhead and administrative expenses, except to the extent related to the operation or management of the Property, subject to subject to Section 1.18(b)(5) of the Standard Lease Provisions;

xxiii. costs of acquisition of sculptures, painting and other objects of art;

xxiv. costs incurred to comply with applicable Laws with respect to cleanup, removal, investigation and/or remediation (collectively, “Remediation Costs”) of any Hazardous Materials (as defined below) in, on or under the Property and/or the Building to the extent such Hazardous Materials: are (1) present in the soil or groundwater of the Property; (2) in existence as of the Commencement Date and in violation of applicable Laws in effect as of the Commencement Date, and were of such a nature that a federal, state or municipal governmental or quasi-governmental authority, if it had then had knowledge of the presence of such Hazardous Materials, in the state and under the conditions that the same existed in the Building or on the Property, would have then required removal, remediation or other action with respect to such Hazardous Materials; and/or (3) introduced onto the Property and/or Building after the Commencement Date by Landlord or any of Landlord’s agents, employees, contractors or tenants in violation of applicable Laws in effect at the date of introduction, and were of such a nature that a federal, state or municipal governmental or quasi-governmental authority, if it had then had knowledge of the presence of such Hazardous Materials, in the state and under the conditions that the same existed in the Building or on the Property, would have then required removal, remediation or other action with respect to such Hazardous Materials;

xxv. any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord (other than the parking facilities);

xxvi. costs arising out of the operation, management, maintenance or repair of any retail premises in the Property or any other retail areas operated by Landlord or its agents, contractors or vendors to the extent such costs are uniquely attributable (and separately identifiable) to such retail premises or areas (as opposed to general office use tenancies) or are extraordinary, separately identifiable expenses arising in connection therewith;

xxvii. costs for which Landlord has been compensated by a management fee, to the extent that the inclusion of such costs in Operating Expenses would result in a double charge to Tenant;

xxviii. costs arising from Landlord’s charitable or political contributions;

xxix. Intentionally Omitted;

xxx. costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building and/or the Property, including partnership accounting and legal matters, costs of defending any lawsuits with or claims by any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building or the Property, costs of any disputes between Landlord and its employees (if any) not engaged in Building and/or Property operation, disputes of Landlord with Property management, or outside fees paid in connection with disputes with other tenants (except to the extent the expenditure of such outside fees generally benefit all tenants of the Building and any other buildings in the Property owned by Landlord, and Landlord included such category of expenses or similar types of expenses, if actually incurred, in the Base Year);

xxxi. costs of any “tap fees” or any sewer or water connection fees for the benefit of any particular tenant in the Building, which is not a recurrent expense and/or which does not otherwise benefit all tenants of the Building;

xxxii. any parking validations for any entity;

xxxiii. the cost of providing any service directly to and paid directly by any tenant;

xxxiv. rent for any office space occupied by Building or Property management personnel to the extent the size of such office space exceeds 2,500 rentable square feet or the rental rate for such office space exceeds the fair market rental value of comparable-sized office space occupied by management personnel of the Comparable Buildings;

xxxv. costs arising from the gross negligence or willful misconduct of Landlord;

xxxvi. any above-Building standard cleanup, including construction and special events cleanup (other than special events where Tenant is invited);

xxxvii. costs incurred in connection with the original construction and development of the Building or Property;

xxxviii. costs of flowers, gifts, balloons, special events, etc. provided to any prospective tenants, Tenant, other tenants, and occupants of the Building, or other third parties and entertainment, dining or travel expenses, except to the extent customarily included in the operating expenses of Comparable Buildings;

xxxix. Intentionally Omitted;

xl. material costs associated with the operation, maintenance and/or repairs of any portions of the common areas of the Property which are dedicated for the exclusive use of any tenant of the Property, but only to the extent such costs are easily and readily identifiable and separable without undue accounting or other costs to Landlord.

Landlord hereby agrees that the cost of any new type or increased amount of insurance coverage (or increased limits of insurance or decrease in the amount of deductibles) which is obtained or effected by Landlord during any calendar year after the Base Year (but is not obtained or effected during the Base Year) shall be added to the Operating Expenses for the Base Year (but at the rate which would have been in effect during the Base Year or the rate in effect during such calendar year, whichever is lower) prior to the calculation of Tenant’s Share of Operating Expenses for each such calendar year in which such change in insurance is obtained or effected.

Landlord further agrees that any costs incurred in any calendar year after the Base Year because of any added new type of discretionary services which were readily available during the Base Year, and customarily provided by landlords of Comparable Buildings during the Base Year (but not by Landlord), and not included in the Base Year, shall be added to and included in the Base Year for purposes of determining the Excess payable for such calendar year in which such added new type of discretionary services are so provided, as if such services were provided in the Base Year, as applicable (but at the rate for such services which would have been in effect during the Base Year, or the rate in effect during such subsequent calendar year, whichever is lower). In addition, if in the event and to the extent any portion of the Project is covered by a warranty or service agreement which provides warranty-type protection at any time during the Base Year and is not covered by such warranty or such warranty-type protection under such service agreement in a subsequent calendar year to the same extent, Operating Expenses for the Base Year and/or Utilities Costs for the Base Year shall be deemed increased by the amount Landlord would have incurred during the Base Year with respect to the items or matters covered by the subject warranty or warranty-type protection (net of the cost of the warranty or the service agreement included in the applicable base year), had such warranty or such service agreement not been in effect during the Base Year.

k. Review. Within ninety (90) days after receiving Landlord’s Actual Statement for any calendar year (including the Base Year), Tenant may, upon advance written notice to Landlord and during reasonable business hours, cause a review of Landlord’s books and records with respect to such calendar year and the calendar year immediately preceding such calendar year only to determine the accuracy of Landlord’s Actual Statement. Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the office of the Building, Tenant may either inspect the records at such other location or pay for the actual, reasonable cost of copying and shipping the records. If Tenant retains an agent, at Tenant’s sole cost and expense, to review Landlord’s records, the agent shall be an independent accountant which is reasonably acceptable to Landlord, is not compensated on a contingency basis, and is also subject to a confidentiality agreement. Within sixty (60) days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to the Actual Statement for that year. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant’s Objection Notice. If Tenant fails to provide Landlord with a timely Objection Notice, Landlord’s Actual Statement shall be deemed final and binding, and Tenant shall have no further right to review or object to such statement. If Landlord and Tenant determine that Operating Expenses, Taxes, Insurance Costs and/or Utilities Costs for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant. Likewise, if Landlord and Tenant determine that Operating Expenses, Taxes, Insurance Costs and/or Utilities Costs for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within thirty (30) days after such determination. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to review Landlord’s records or to dispute any statement of Operating Expenses, Taxes, Insurance Costs or Utilities Costs if a Default has occurred and is continuing. If Tenant’s audit reveals that Landlord’s calculation of Operating Expenses, Taxes, Insurance Costs or Utilities Costs was overstated by five percent (5%) or more, then Landlord shall pay Tenant’s actual, out-of-pocket audit and inspection fees within thirty (30) days after receipt of Tenant’s invoice therefor.

1.19 Utilities and Services.

a. Standard Utilities and Services. Subject to the terms and conditions of this Lease, and the obligations of Tenant as set forth hereinbelow, Landlord shall furnish or cause to be furnished to the Premises the following utilities and services (Landlord reserves the right to adopt reasonable, non-discriminatory modifications and additions to the following provisions from time to time):

(i) Landlord shall make the elevator of the Building available for Tenant’s non- exclusive use, twenty-four (24) hours per day, three hundred sixty-five (365) days per year.

(ii) Landlord shall furnish during the Business Hours for the Building specified in Section 1.21, HVAC for the Premises as required in Landlord’s judgment for the comfortable and normal office occupancy of the Premises, provided that at a minimum, Landlord shall (i) provide one (1) ton of tempered air per every 300 usable square feet in the Premises, and (ii) maintain a temperature of 72 degrees Fahrenheit (+/- 2 degrees) in the Premises. The cost of maintenance and service calls to adjust and regulate the HVAC system shall be completed by Landlord as part of the maintenance of the Building and included in the Operating Expenses for the Building. If Tenant desires HVAC at any time other than during the Business Hours for the Building, Landlord shall provide such “after-hours” usage after at not less than one (1) hour’s advance request by Tenant, and Tenant shall pay to Landlord, as Additional Rent (and not as part of the Operating Expenses) the actual cost to Landlord, of such after-hours usage (not to exceed $55.00 per hour). Notwithstanding the foregoing, Tenant shall be entitled to up to four hundred (400) hours of non-cumulative after-hours HVAC usage per year, at a charge of $35.00 per hour.

(iii) Landlord shall furnish to the Premises twenty-four (24) hours per day, reasonable quantities of electric current as required in Landlord’s judgment for normal lighting and normal fractional horsepower office business machines, provided that (x) Landlord shall cause the electrical transformers and panels to meet a connected load for power that equals (A) 1.2 watts per rentable square foot and 277/480 volt for lighting in the Premises, (B) 6 watts per rentable square feet at 120/208 volts with respect to power throughout the Premises, and (C) 100 watts per rentable square foot for Tenant’s data center room, as shown in the floor plan attached as Exhibit C-3 hereto; and (y) Landlord shall provide sufficient capacity in the Building electrical service (“bus-duct”) for 80 KVA of electrical loads for Tenant’s lab area, as shown in the floor plan attached as Exhibit C-4 hereto. Subject to the foregoing, in no event shall Tenant’s use of electric current ever exceed the capacity of the feeders to the Building or the risers or wiring installation of the Building. Landlord shall also furnish water to the Building twenty-four (24) hours per day for drinking and lavatory purposes, in such quantities as required in Landlord’s judgment for the comfortable and normal use of the Building. If Tenant requires or consumes water in excess of what is considered reasonable or normal by Landlord or electricity in excess of the standards provided hereunder, Landlord may require Tenant to pay to Landlord, as Additional Rent, the cost as fairly determined by Landlord incurred for such excess usage. Tenant’s electrical service to the Premises for the consumption of power (lighting and outlets) and the Building’s HVAC shall be provided as part of a Full Service Gross Rent, subject to any Operating Expense increases and the Building’s Business Hours set forth below. Tenant’s Electrical service to the “lab and IT space” portion of the Premises, as depicted in Exhibits C-3 and C-4 hereto, for the consumption of power (lighting and outlets) and supplemental HVAC shall be available to Tenant on a 24 hour per day, 7 days per week basis using existing “house” HVAC and electricity during normal Business Hours and for after hours use shall be separately metered or through an E-Mon D-Mon” submeter device. Tenant shall pay for the actual cost of such service for after hours usage through a sub-meter or “E-Mon D-Mon” submeter device without any administrative fees or mark-ups. In addition, Tenant, at Tenant’s sole cost and separate from the Allowance, shall be responsible for segregating and providing separate metering or “E-Mon D-Mon” submeter devices for Tenant’s electricity for the lab and IT space.

(iv) Landlord shall furnish janitorial services to the Premises five (5) days per week (except for Holidays) in accordance with the janitorial and cleaning specifications attached hereto as Exhibit C-5. No person(s) other than those persons reasonably approved by Landlord shall be permitted to enter the Premises for such purposes. Janitor service shall include ordinary dusting and cleaning by the janitor assigned to do such work and shall not include cleaning of carpets or rugs, except normal vacuuming, or moving of furniture, interior window cleaning, coffee or eating area cleaning and other special services. Such additional services may be rendered by Landlord pursuant to written agreement with Tenant as to the extent of such services and the payment of the cost thereof. Janitor service will not be furnished on nights when rooms are occupied after 7:30 p.m., to areas designated by Tenant as “secured areas” or to rooms which are locked unless a key is furnished to the Landlord for use by the janitorial contractor. Window cleaning shall be done only by Landlord, at such time and frequency as determined by Landlord at Landlord’s sole discretion, provided that such cleaning shall be performed no less frequently than three (3) times per year. Tenant shall pay to Landlord, as Additional Rent, the cost of removal of any of Tenant’s refuse and rubbish to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises as offices.

(v) Landlord may provide security service or protection in the Building, in any manner deemed reasonable by Landlord at Landlord’s sole discretion, from the Commencement Date throughout the Term. Landlord shall have no liability in connection with the decision whether or not to provide such services and Tenant hereby waives all claims based thereon. Landlord shall not be liable for losses due to theft, vandalism or similar causes, except to the extent arising from Landlord’s gross negligence or willful misconduct

(vi) At Landlord’s option, Landlord may install water, electricity and/or HVAC meters in the Premises to measure Tenant’s consumption of such utilities, including any after-hours and extraordinary usage described above. Tenant shall pay to Landlord, as Additional Rent, within thirty (30) days after demand, the cost of the installation, maintenance and repair of such meter(s).

The costs of Building services shall be included in Operating Expenses and all charges with respect to utilities shall be included in Utilities Costs as defined in Section 1.18 e. above. Landlord may, but is not obligated to, provide additional services hereunder; provided, however, that if Landlord does provide such extra services, Tenant agrees to pay, as Additional Rent, a four percent (4%) administration fee in connection with such services. All costs payable for excess, after-hours or above-standard services or utilities, as provided above, shall be due and payable at the same time as the installment of Monthly Base Rent with which the same are billed, or if billed separately, shall be due within thirty (30) days after such billing.

Landlord shall have the right at any time and from time-to-time during the Term to contract for service from any company or companies providing electricity service (“Service Provider”). Tenant shall cooperate with Landlord and the Service Provider at all times and, as reasonably necessary, shall allow Landlord and Service Provider reasonable access to the Building’s electric lines, feeders, risers, wiring, and any other machinery within the Premises upon reasonable prior notice. Except to the extent arising from Landlord’s gross negligence or willful misconduct, Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by the Service Provider is no longer available or suitable for Tenant’s requirements, no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve Tenant from any of its obligations under this Lease.

b. Tenant’s Obligations. Tenant shall cooperate fully at all times with Landlord, and abide by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Building’s services and systems. Tenant shall not use any apparatus or device in, upon or about the Premises which may in any way increase the amount of services or utilities usually furnished or supplied to the Premises or other premises in the Building, subject to Tenant’s operation of the server and lab rooms. In addition, Tenant shall not connect any conduit, pipe, apparatus or other device to the Building’s water, waste or other supply lines or systems for any purpose without Landlord’s prior approval, not to be unreasonably withheld or delayed. Neither Tenant nor its employees, agents, contractors, licensees or invitees shall at any time enter, adjust, tamper with, touch or otherwise in any manner affect the mechanical installations or facilities of the Building.

1.20 Additional Repairs. Landlord, at Landlord’s cost (subject to inclusion in Operating Expenses as provided in Section 1.18 of the Summary), shall repair, maintain and replace as necessary, the foundation and structural elements of the Building (including external and structural load bearing walls and roof structure), roof, external facade, external windows (including being weather-tight), Building infrastructure and utility meters, electrical lines, pipes and conduits serving the Building and the Premises; provided, however, to the extent such maintenance, repairs or replacements are required as a result of any act, neglect, omission or fault of Tenant or any of Tenant’s Parties, Tenant shall pay to Landlord, as Additional Rent, the costs of such maintenance, repairs and replacements. In addition, and subject to Sections 17.1 and 17.2 of the Standard Lease Provisions, Landlord shall, as part of the Operating Expenses, repair, maintain and replace, as necessary (a) the basic HVAC, sprinkler and electrical systems within the Building core and standard conduits, connections and distribution systems thereof within the Premises (but not any above standard improvements installed in the Premises such as, for example, but not by way of limitation, custom lighting, special or supplementary HVAC or plumbing systems or distribution extensions, special or supplemental electrical panels or distribution systems, or kitchen or restroom facilities and appliances to the extent such facilities and appliances are intended for the exclusive use of Tenant), and (b) the Common Areas, if any; provided, however, to the extent such maintenance, repairs or replacements are required as a result of any act or fault of Tenant or any of Tenant’s Parties, Tenant shall pay to Landlord, as Additional Rent within thirty (30) days after demand, the costs of such maintenance, repairs and replacements. Landlord shall not be liable to Tenant for failure to perform any such maintenance, repairs or replacements, unless Landlord shall fail to make such maintenance, repairs or replacements and such failure shall continue for an unreasonable time following written notice from Tenant to Landlord of the need therefor.

Notwithstanding anything to the contrary in this Section 1.20, if Landlord fails to perform any obligation under this Lease with respect to the Premises which it is obligated to perform under this Section 1.20 within a reasonable period of time not to exceed thirty (30) days following receipt of written notice from Tenant as set forth above, Tenant shall be permitted to perform such obligations in the Premises on Landlord’s behalf, provided Tenant first delivers to Landlord an additional ten (10) business days prior written notice indicating that Tenant will be performing such obligations and provided Landlord fails to commence to perform its obligation(s) within such additional ten (10) business day period or thereafter fails to diligently complete performance of such obligations having commenced performance within such ten (10) business day period. If the obligations to be performed by Tenant will affect the Building’s life safety, electrical, plumbing, or sprinkler systems, Tenant shall use only those contractors used by Landlord in the Building for work on such systems. Tenant shall have no right to perform any work on the Building’s heating, ventilating and air conditioning system other than Tenant’s HVAC units installed as part of the initial Tenant Improvements. All other contractors shall be subject to Landlord’s reasonable approval and Landlord agrees to approve or reject any contractor proposed to be used by Tenant within forty-eight (48) hours of receipt of Tenant’s second notice, provided that if a proposed contractor is duly licensed and bonded and all requisite permits have been obtained for the desired work, Landlord agrees not to withhold its approval of the proposed contractor. Any work performed by or on behalf of Tenant shall be performed in accordance with the provisions of this Lease governing Alterations. Landlord agrees to reimburse Tenant within thirty (30) days following receipt from Tenant of a written statement of all reasonable and actual costs incurred by Tenant in performing such obligations on behalf of Landlord. Nothing contained in this paragraph shall be interpreted to mean that Tenant shall be excused from paying Rent or any other amount due under this Lease in the event of any alleged default by Landlord. If, however, Landlord delivers to Tenant, within thirty (30) days after receipt of Tenant’s invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord’s reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of the Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then prior to Landlord’s payment therefor, Landlord and Tenant will meet together to present and discuss their individual determinations of such cost and shall diligently and in good faith attempt to negotiate a mutually acceptable and reasonable amount to be reimbursed.

1.21 Business Hours for the Building: 7:30 a.m. to 6:00 p.m., Mondays through Fridays (except Building Holidays) and 8:00 a.m. to 1:00 p.m. on Saturdays (except Building Holidays). Building Holidays: New Year’s Day, Labor Day, Presidents’ Day, Thanksgiving Day, Memorial Day, Independence Day and Christmas Day, and such other national holidays as are adopted by Landlord as holidays for the Building.

1.22 Additional Parking Provisions. In addition to such parking privileges for use by Tenant’s employees, Landlord shall permit access to the parking areas for Tenant’s visitors, subject to availability of spaces and payment (by validation charges or otherwise) of daily visitor parking charges therefor as may be established and adjusted by Landlord from time to time (or, at Landlord’s option, the operator or master lessee of the parking facilities).

1.23 [Intentionally Omitted.]

1.24 Conditions Precedent. The Premises, containing an aggregate 27,846 rentable square feet, is comprised of: (a) that certain space within the Building commonly known as Suite 180, containing approximately 26,521 rentable square feet (the “Suite 180 Space”), and (b) that certain space in the Building currently occupied by Verizon Business Mobile Command Center Emergency Operations Center (“Verizon”), containing approximately 1,325 rentable square feet (the “Verizon Space”). Notwithstanding the foregoing, Landlord and Tenant acknowledge that the Premises shall be expanded to include that certain space in the Building currently occupied by General Dynamics Security Office (“GD”), containing approximately 1,244 rentable square feet (the “GD Space”). The parties acknowledge that the Verizon Space is currently subject to a lease between Landlord and Verizon and that the GD Space is currently subject to a lease between Landlord and GD. Landlord shall use its best efforts to ensure that the Verizon Space is delivered to Tenant no later than July 15, 2010, and that the GD Space is delivered to Tenant no later than January 31,2011; provided, however, if Landlord is unable to deliver the Verizon Space and/or GD Space to Tenant by the applicable delivery dates, this Lease will not be void or voidable, nor will Landlord be liable to Tenant for any loss or damage resulting therefrom. Landlord shall, at Landlord’s sole cost and expense, exercise diligent, best efforts to cause the current tenants to vacate the space on or before the foregoing delivery dates, including commencement of unlawful detainer proceedings by July 31, 2010 as to the Verizon Space and by February 15, 2011 as to the GD Space and diligently pursuing such proceedings thereafter until such tenants have vacated the applicable space. Notwithstanding the foregoing, if Landlord is unable to cause Verizon and/or GD to vacate the Verizon Space and/or the GD Space, respectively, on or before the foregoing delivery dates, Tenant shall lease any available space within the Premises as and when such space becomes available upon the terms provided herein, except that (a) all references to the term “Premises” shall mean and refer to the portion of the Premises then actually occupied and leased by Tenant, (b) Rent and other applicable terms of this Lease will be adjusted according to the rentable square footage of the Premises; and (c) the Expiration Date shall not be extended; provided, however, if Landlord fails to deliver the Verizon Space to Tenant by August 15, 2010 or the GD Space to Tenant by February 28,2011, Tenant shall receive a Monthly Base Rent abatement of one (1) day of the Monthly Base Rent applicable to such space for each day of delay in delivery of such space beyond the August 15,2010 and February 28,2011 dates, as applicable.

1.25 Access. Subject to Tenant’s compliance with the terms of this Lease and any Force Majeure Event (defined in the Standard Provisions), Tenant shall have access 24 hours per day, 7 days per week to the Premises. Landlord, at Landlord’s cost and on or prior to the Delivery Date, shall provide card-keys to Tenant for after-hours access to the Building. The number of card-keys shall be based upon a ratio of four (4) keys per one thousand (1,000) rentable square feet of the Premises then leased. In addition, Tenant shall have the right to purchase additional card-keys from Landlord at Landlord’s actual cost without any mark-up or profit.

1.26 Supplemental Security System. Subject to Landlord’s prior approval (which shall not be unreasonably delayed or withheld) of the plans and specifications therefor and subject to Article 13 hereof, Tenant shall have the right, at Tenant’s sole cost and expense (subject to the Allowance), to install and maintain a security system within the Premises, including access panels and cameras, provided such system is compatible with the Building security system, and provided Landlord shall have no liability therefor and Tenant removes same at Landlord’s request upon expiration or earlier termination of the Lease. Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including attorneys’ fees and court costs arising out of any such security system installed and maintained by Tenant at the Building.

1.27 Supplemental HVAC. Landlord shall provide Tenant with an exterior area(s) in the Property near Tenant’s lab rooms, for the installation of Tenant’s (i) supplemental HVAC units, and (ii) air compressor equipment and/or an exhaust fan system with a capacity of 4,000 CFM, including the necessary connections/conduits and/or exhaust duct from Tenant’s lab areas in the Premises to said equipment, in the area depicted as Exhibit H attached hereto. Said equipment shall be subject to Landlord’s approval, which approval shall not be unreasonably delayed or withheld, and in accordance with all applicable Laws. The installation, screening, repair, maintenance and removal of the air compressor and/or exhaust fan system during the Term shall be at Tenant’s sole cost and expense, in accordance with Article 13 of this Lease. There shall be no additional charge to Tenant during the Term and any Option Term for such exterior areas or for the rights to install said air compressor exhaust fan system.

1.28 Loading and Unloading Area. Tenant, at no additional charge, shall have the right to use during the Term and any Option Term, the Building’s existing loading and unloading area, as well as the existing Common Area corridor as shown on Exhibit B-l. for normal deliveries and shipping by Tenant during the Building’s Business Hours. If at any time during the Term and any Option Term the existing loading and unloading area and/or the existing Common Area corridor are not available for Tenant’s use, then Tenant, at Tenant’s sole cost and expense shall have the right to add a ramp and concrete walkway from the front parking area to the back patio entrance near Tenant’s shipping and receiving area subject to the terms of this Lease (including Article 13 governing Alterations), and may use on a non-exclusive basis that entrance for deliveries and shipping during normal Business Hours. The design, materials, exact path of travel and any required screening for the aforementioned walkway and ramp will be subject to Landlord’s prior written approval, which shall not be unreasonably withheld or delayed. Additionally, such work shall comply with all applicable Laws.

1.29 Additional Amenities. The Building currently offers a Wi-Fi enabled atrium, and an atrium cafe (the “Café”). Subject to Force Majeure Events, and Articles 17 and 18 of this Lease relating to damage and condemnation, Landlord represents and warrants to Tenant that these two services (or services substantially similar to such services) shall continue to be offered by Landlord during the Term and any Option Term, or any earlier termination thereof. Landlord, at Landlord’s sole cost and by no later than December 31,2010, subject to extension for Force Majeure Delays and/or delays caused by Tenant and/or any of Tenant’s Parties, shall construct a fitness center (including equipment and other furniture, fixtures and equipment typically found in corporate campus’ gyms such televisions, treadmills, weights equipment, water fountain, showers and lockers, etc.) (the “Gym”) to be located behind the Café with card key access 24 hours a day, 7 days a week, to the Gym and service exclusively offered to tenants of the Building. Beginning on the Commencement Date, the hours for the Café shall be for 7:00 am through 3:00 pm Monday through Friday except on Building Holidays. There shall be no charge to Tenant for the Wi-Fi services, the use of the Gym and the use of the Cafe, except for any items purchased by Tenant from the Café and except to the extent any damage is caused by Tenant and/or any of Tenant’s Parties. Tenant’s use of the Café and Gym is subject to the indemnification provisions of this Lease and such other agreements between Tenant (and/or any of Tenant’s Parties which otherwise utilize such amenities), as may be reasonably required by Landlord. Operating costs for the aforementioned services and amenities will be included in the Building’s Operating Expenses and shall be included in the Base Year.

1.30 Additional Signage Rights. Subject to this Section 1.30 and Article 12, Tenant shall be entitled to the following signage: (i) Tenant’s name on one (1) monument sign along Lakeview Canyon Road (on one of the top quadrants of each side of the existing monument sign), (ii) Tenant’s name on the lobby directory and Building standard suite identification signage, (iii) Tenant’s name on a wall behind the entrance to Tenant’s reception area within its Premises and (iv) Tenant’s name on a Building eyebrow sign, the location and rendering of which is depicted in Exhibit I attached hereto (collectively, “Tenant’s Signs”). The location of the monument sign and the Building eyebrow sign are depicted in Exhibit I attached hereto. Tenant shall be solely responsible for payment of all costs and expenses (subject to the Allowance) arising from Tenant’s Signs, including, without limitation, all design, fabrication and permitting costs, license fees, installation, maintenance, repair and removal costs. All signage, including Tenant’s Signs, shall be subject to Landlord’s approval, with respect to location, font, colors, size and design. Landlord’s approval shall not be unreasonably withheld or delayed. All signage shall be consistent with Landlord’s building signage program. Moreover, Landlord shall be responsible for any and all approvals and compliance with the applicable City and codes, subject to reimbursement from Tenant at Landlord’s actual cost, without any mark-up or administrative fees. If Tenant desires to have the tree trimmed which blocks visibility of any of Tenant’s eyebrow building sign, Tenant may do so at Tenant’s sole cost and expense (including costs of any arborist, permit fees and actual labor and equipment and disposal costs), subject to Landlord’s reasonable approval as to the scope of such tree trimming and subject to approval by the City of Thousand Oaks.

Landlord shall maintain and repair all of Tenant’s signs at Tenant’s expense. Upon the expiration or earlier termination of this Lease, Landlord shall, at Tenant’s sole cost and expense (except as otherwise set forth hereinabove), (i) cause all of Tenant’s signs to be removed from the exterior and interior of the Building and the Common Areas, (ii) repair any damage caused by the removal of Tenant’s signs, and (iii) restore the underlying surfaces to the substantially the same condition existing prior to the installation of Tenant’s signs.

The sign rights granted herein are personal to the original Tenant executing this Lease and may not be assigned, voluntarily or involuntarily, to any person or entity. The rights granted to the original Tenant hereunder are not assignable separate and apart from the Lease, nor may any right granted herein be separated from the Lease in any manner, either by reservation or otherwise. Notwithstanding the foregoing, subject to the provisions of Article 20, if Landlord consents to Tenant’s complete assignment of its rights under this Lease to particular assignee, or a subletting of the entire Premises to a particular sublessee, then the sign rights granted to Tenant hereunder shall be assignable by Tenant to that particular assignee or sublessee.

1.31 Rooftop Equipment. Tenant shall have the non-exclusive right, at Tenant’s sole cost and expense (subject to the Allowance), to install supplemental HVAC, necessary ducting, satellite, telecommunication and/or television equipment on the roof of the Building as required for Tenant’s business in a mutually acceptable area (collectively, the “Rooftop Equipment”) under the following conditions: (i) all plans and specifications for any and all such Rooftop Equipment, including but not limited to, weight, configuration, location, means of installation, cabling and screening of the Rooftop Equipment are subject to the prior reasonable approval of Landlord, which approval shall not be unreasonably withheld or delayed; (ii) Tenant shall provide evidence to Landlord that Tenant has obtained all governmental approvals and permits required for the installation and operation of the Rooftop Equipment; (iii) Tenant shall provide evidence to Landlord of insurance coverage for the installation, location, repair, removal, and operation of the Rooftop Equipment, with Landlord as an additional insured, all in form and substance reasonably approved by Landlord and such insurance shall be maintained during the Term of this Lease; (iv) Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any and all loss, liability, cost and expense incurred by Landlord as a result of the installation, location, repair, removal, and/or operation of the Rooftop Equipment on the Building, except to the extent caused by Landlord’s gross negligence or willful misconduct; (v) Tenant shall be responsible for the installation, engineering, maintenance, repair and removal of the Rooftop Equipment and appurtenant equipment in accordance with all Laws; (vi) any roof penetrations shall be made subject to the prior reasonable approval of Landlord, which approval shall not be unreasonably withheld or delayed; (vii) Tenant shall be responsible for any impairment of Landlord’s roof warranty as a result of installation of any such Rooftop Equipment; (viii) Tenant shall, at its own expense, promptly repair any damage or wear to the roof resulting from the installation and use of the Rooftop Equipment and appurtenant equipment; (x) the operation of the Rooftop Equipment shall be for Tenant’s internal use only; and (xi) Tenant shall provide reasonable screening of the Rooftop Equipment at Tenant’s sole cost and expense as may be reasonably required by Landlord. Landlord shall grant Tenant access to the roof for such installation, maintenance, repair, and removal of the Rooftop Equipment. Upon the expiration of this Lease, Tenant shall promptly remove the Rooftop Equipment and appurtenant equipment and repair any damage caused by such removal; provided, however, Tenant shall not be required to remove any HVAC units installed as part of the Rooftop Equipment. There shall be no additional charge to Tenant during the Term or any Option Term for said roof rights.

1.32 Emergency Power Generator. Subject to the terms and conditions set forth in this Section 1.32, and the terms of this Lease, including Article 13, and to Tenant obtaining all necessary governmental permits and approvals, and so long as Tenant shall not adversely impact any Building systems, Tenant shall have the right to install, operate and maintain, at Tenant’s sole cost and expense, a maximum 500 kilowatt back-up generator (“Tenant’s Generator”) on the Site near the Building within the area specified on Exhibit J hereto which shall not exceed 200 square feet in area. In addition to Tenant’s Generator, subject to the terms of this Section 1.32, and as more particularly described below, Tenant shall be permitted to install an above-ground diesel tank storage or propane gas, if gas line is not available, and an electrical conduit from Tenant’s Generator to an area in the Premises designated by Tenant. Tenant shall not be obligated to pay any rent or other charges with respect to the area designated for Tenant’s Generator. Landlord shall have the right to review and approve, such review and approval not to be unreasonably withheld or delayed, Tenant’s plans and specifications for the proposed equipment, including, without limitation, the size, method of installation and visibility of such equipment. The location of Tenant’s Generator shall be limited to the area specified on Exhibit J.

Notwithstanding the foregoing, in no event may the installation of Tenant’s Generator involve the installation of an underground storage tank. The above-ground storage tank associated with Tenant’s Generator (the “AST”) shall not exceed 750 gallons in capacity, shall be double walled in thickness, shall contain diesel fuel or liquid propane only (to power Tenant’s Generator only), and shall employ at a minimum for a diesel powered generator, a double containment system whereby if the first containment system fails, a second containment system shall be present to prevent releases of Hazardous Substances, all in accordance with applicable laws and environmental regulations. For these purposes, a sealed, uncracked concrete slab containment area without drains shall be sufficient (but shall not be the exclusive method) to constitute the second containment system, provided it is large enough to completely contain a release of the maximum volume of Hazardous Substances which could be present in the first containment system. All handling, use, storage and disposal of Hazardous Substances relating to the AST or Tenant’s Generator shall be accomplished by Tenant at its sole cost and expense in accordance with this Section 1.32, Article 10 and Article 16.

In conjunction with the installation of Tenant’s Generator, subject to Landlord’s prior approval of Tenant’s plans and specifications, Tenant shall have the right to install an emergency generator connection on the outside of the Building for the purpose of connecting Tenant’s Generator to the Premises and an appurtenant electrical grounding system. Furthermore, Tenant shall have the right to install conduits from Tenant’s Generator to the Premises, provided, however, that such conduits are installed below grade to Landlord’s reasonable satisfaction in accordance with the design and architectural standards for the Building.

Provided Tenant is not otherwise in default under this Lease beyond applicable notice and cure periods, Tenant shall not be required to remove Tenant’s Generator at the conclusion of the Term. Prior to or within sixty (60) days following the expiration or earlier termination of the Term of this Lease, Tenant agrees upon Landlord’s request to (i) promptly remove from the Property, at its sole cost and expense, all Hazardous Substances which are brought upon, stored, used, generated or released upon, in, under or about the Premises, the Property or any portion thereof by Tenant and/or any of Tenant’s Parties (as defined in the Standard Provisions) in connection with Tenant’s Generator or AST, and (ii) return the Premises and the balance of the Building and Property to substantially the condition existing prior to Tenant’s installation of Tenant’s Generator and AST. Tenant shall be solely responsible for complying with any and all Environmental Laws relating to the AST, Tenant’s Generator and all Hazardous Substances associated with either of the same, including, without limitation, all permitting and tank installations, monitoring and removal/closure obligations. For purposes of all Environmental Laws, Tenant shall be the owner and operator of the AST. Tenant shall be responsible for ensuring compliance by all Tenant Parties with all Environmental Laws relating to the AST and Tenant’s Generator. Any acknowledgment, consent or approval by Landlord of Tenant’s use or handling of Hazardous Substances shall not constitute an assumption of risk respecting the same nor a warranty or certification by Landlord that Tenant’s proposed use and handling of Hazardous Substances is safe or reasonable or in compliance with Environmental Laws.

From time to time during the Term and for up to one hundred eighty (180) days thereafter, if required by any government agency, or in the event Landlord has actual knowledge of a Hazardous Substances release at the Premises which resulted from a fuel leak relating to the AST, Landlord may, and upon Landlord’s request, Tenant shall, retain a registered environmental consultant (“Consultant”) reasonably acceptable to Landlord to conduct an environmental investigation of the Property (“Environmental Assessment”) (i) for Hazardous Substances contamination in, about or beneath the Property relative to the AST or Tenant’s Generator, and (ii) to assess the activities of Tenant and all Tenant Parties with respect to Tenant’s Generator and the AST for compliance with all Environmental Laws and to recommend the use of procedures intended to reasonably reduce the risk of a release of Hazardous Substances. If the Environmental Assessment discloses any material breach of Environmental Laws by Tenant or any Tenant Parties, then the cost thereof shall be the sole responsibility of Tenant, payable as Additional Rent under this Lease. Otherwise, the costs of the Environmental Assessment shall be the responsibility of Landlord. If Landlord so requires, Tenant shall comply, at its sole cost and expense, with all reasonable recommendations contained in the Environmental Assessment, including any reasonable recommendations with respect to precautions which should be taken with respect to Tenant’s or Tenant Parties’ activities at the Property relative to the AST or Tenant’s Generator or any recommendations for additional testing and studies to detect the presence of Hazardous Substances relative to the AST or Tenant’s Generator. Tenant covenants to reasonably cooperate with the Consultant and to allow entry and reasonable access to the AST and Tenant’s Generator for the purpose of the Consultant’s investigations.

If any cleanup or monitoring procedure is required by any applicable governmental authorities in or about the Property as a consequence of any Hazardous Substances contamination by Tenant or any of Tenant’s Parties arising out of Tenant’s Generator or AST use, and the procedure for cleanup is not completed (to the satisfaction of all applicable governmental authorities) prior to the expiration or earlier termination of the Term of this Lease (referred to herein as “Tenant’s Failure to Clean-Up”), then, without limiting any of Landlord’s other rights and remedies contained in this Lease (including, without limitation, any indemnity and restoration obligations of Tenant contained in this Lease), Tenant will additionally be liable for any revenue of Landlord lost to the extent Landlord is precluded from re-leasing the Premises or any other portion of the Property as a result of such contamination.

Subject to Tenant obtaining all necessary governmental permits and approvals, Tenant shall have the right, at Tenant’s sole cost and expense, to test Tenant’s Generator pursuant to the manufacturer’s recommendations, but in no event more than once a week during the Term or any Option Term at a time after normal business hours mutually agreed upon by Landlord and Tenant. Tenant’s intended use of Tenant’s Generator shall be to provide back-up power should there be for any reason, any interruption in electrical service to the Property, the Building and/or the Premises.

Tenant shall indemnify, protect, defend and hold Landlord harmless from any and all liability, losses, damages, actions or causes of action, judgments, costs and expenses arising in any way from Tenant’s installation, operation, maintenance and removal of Tenant’s Generator and the AST, or any breach of Tenant’s obligations under this Lease with respect to Tenant’s Generator and the AST, except to the extent arising out of Landlord’s gross negligence r willful misconduct. The representations, warranties and agreements of the Tenant set forth in this Section 1.32 shall survive the expiration of the Term or the earlier termination of the Lease for any reason.

Tenant’s Generator shall be installed in a weatherproof, walk-around type, sound attenuating enclosure which shall limit the sound to no more than 85 dba as measured at ten (10) feet from outside of any side, top or bottom of the enclosure, under all operating conditions. Tenant shall be responsible for all insulation for magnetic or electrical interference from operation of Tenant’s Generator as necessary to prevent interference of any kind with equipment or systems operated by other occupants of the Property.

If Tenant’s Generator is visible from outside of the Building (including from any areas adjacent to the Building (or from other buildings now or hereafter constructed within the Property), Tenant shall cause Tenant’s Generator to be screened from view in a manner reasonably acceptable to Landlord and comparable and compatible with the improvements and/or landscaping contiguous to such improvements (such as by way of example only with appropriate metal and/or fabric screening, concrete masonry unit block wall fencing or landscaping screening to match adjacent landscaping). All such screening and visible improvements shall be of first class quality and shall be consistent in quality and design with similar improvements and screening in comparable quality office/warehouse projects in the vicinity of the Property. If the use of any parking spaces is lost as a result of the placement of Tenant’s Generator in the Common Areas, Tenant’s allocation of parking spaces shall be deemed reduced by the number of parking spaces lost as a result of the location of Tenant’s Generator and Landlord shall have no liability to Tenant whatsoever for such reduction.

To the extent that the installation of Tenant’s Generator requires modifications to the shell, foundation, or other structural portions of the Building (including, without limitation, the installation of Tenant’s Generator upon the roof of the Building), such modifications shall be subject to Landlord’s reasonable approval (not to be unreasonably withheld or delayed) and Tenant shall pay to Landlord within thirty (30) days after demand therefor, all costs and expenses incurred by Landlord in conjunction with such structural modifications.

1.33 Additional Hazardous Materials Requirements. In addition to Tenant’s obligations under Article 10 of the Standard Provisions, Tenant shall comply with the following provisions with respect to Hazardous Materials (as that term is defined in Article 10):

a. Environmental Questionnaire; Disclosure. Prior to the execution of this Lease, Tenant shall complete, execute and deliver to Landlord an Environmental Questionnaire and Disclosure Statement (the “Environmental Questionnaire”) in the form of Exhibit G. and Tenant shall certify to Landlord all information contained in the Environmental Questionnaire as true and correct to the best of Tenant’s knowledge and belief. The completed Environmental Questionnaire shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. On each anniversary of the Commencement Date (each such date is hereinafter referred to as a “Disclosure Date”), until and including the first Disclosure Date occurring after the expiration or sooner termination of this Lease, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials, or any combination thereof, that were stored, generated, used or disposed of on, under or about the Premises for the twelve (12) month period prior to each Disclosure Date, and that Tenant intends to store, generate, use or dispose of on, under or about the Premises through the next Disclosure Date. At Landlord’s request, Tenant’s disclosure obligations under this Section 1.33 shall include a requirement that Tenant update, execute and deliver to Landlord the Environmental Questionnaire, as the same may be reasonably modified by Landlord from time to time; provided, however, Tenant shall not be required to update the Environmental Questionnaire more than once per year unless an environmental event of default has occurred. In addition to the foregoing, Tenant shall promptly notify Landlord of, and shall promptly provide Landlord with true, correct, complete and legible copies of, all of the following environmental items relating to the Premises: reports filed pursuant to any self reporting requirements; reports filed pursuant to any Environmental Laws or this Lease; all permit applications, permits, monitoring reports, workplace exposure and community exposure warnings or notices, and all other reports, disclosures, plans or documents (even those that may be characterized as confidential, provided that Landlord shall execute reasonable confidentiality agreements with respect to such information) relating to water discharges, air pollution, waste generation or disposal, underground storage tanks or Hazardous Materials; all orders, reports, notices, listings and correspondence (even those that may be considered confidential, provided that Landlord shall execute confidentiality agreements with respect to such information) of or concerning the release, investigation, compliance, clean up, remedial and corrective actions, and abatement of Hazardous Materials whether or not required by Environmental Laws; and all complaints, pleadings and other legal documents filed against Tenant related to Tenant’s use, handling, storage or disposal of Hazardous Materials at the Premises and/or within the Property.

b. Inspection; Compliance. Upon reasonable prior notice to Tenant, Landlord and Landlord Parties (as that term is defined in Article 10) shall have the right, but not the obligation, to inspect, investigate, sample and/or monitor the Premises, including any air, soil, water, groundwater or other sampling, and any other testing, digging, drilling or analyses, at any time to determine whether Tenant is complying with the terms of this Section 1.33 and Article 10, and in connection therewith, Tenant shall provide Landlord with access to all relevant facilities, records and personnel during Tenant’s normal business hours. If Tenant is not in compliance with any of the provisions of this Section 1.33 and Article 10, or in the event of a release of any Hazardous Materials on, under, from or about the Premises, Landlord and Landlord Parties shall have the right, but not the obligation, without limitation on any of Landlord’s other rights and remedies under this Lease, to immediately enter upon the Premises and to discharge Tenant’s obligations under this Section 1.33 and Article 10 at Tenant’s expense, including without limitation the taking of emergency or long term remedial action. Landlord and Landlord Parties shall use commercially reasonable efforts to minimize interference with Tenant’s business, but shall not be liable for any such interference. In addition, Landlord, at Tenant’s sole cost and expense, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims or causes of action arising out of the storage, generation, use or disposal by Tenant or Tenant’s Parties of Hazardous Materials on, under, from or about the Premises. All sums reasonably disbursed, deposited or incurred by Landlord in connection herewith, including, but not limited to, all costs, expenses and actual, reasonable attorneys’ fees, shall be due and payable by Tenant to Landlord, as an item of Additional Rent, on demand by Landlord, together with interest thereon at the Interest Rate from the date of such demand until paid by Tenant. Landlord agrees that if any testing proves that the Tenant or Tenant’s Parties have no responsibility for the presence of said Hazardous Materials, Tenant shall not be liable for any costs or expenses in connection with such inspection, testing and monitoring. Notwithstanding any provision to the contrary in this Lease, and except for Tenant’s obligations to notify Landlord of any Hazardous Materials known to and/or observed or discovered by Tenant, Landlord acknowledges and agrees that Tenant shall have no liability, including any indemnity liability, for any Hazardous Materials that have migrated onto the Premises or the Property from neighboring properties (and Tenant shall have no obligation to monitor, investigate, prevent or otherwise remedy any such migration) or for any Hazardous Materials in existence at the Property prior to the Delivery Date.

c. Tenant Obligations. If the presence of any Hazardous Materials on, under or about the Premises caused or permitted by Tenant or Tenant’s Parties during the Term results in (i) injury to any person, (ii) injury to or contamination of the Premises, or (iii) injury to or contamination of any real or personal property wherever situated, Tenant, at its sole cost and expense, shall promptly take all actions necessary to return the Premises to the condition existing prior to the introduction of such Hazardous Materials to the Premises and to remedy or repair any such injury or contamination. Without limiting any other rights or remedies of Landlord under this Lease, Tenant shall pay the cost of any cleanup work performed on, under or about the Premises as required by this Lease or any Environmental Laws in connection with the removal, disposal, neutralization or other treatment of such Hazardous Materials caused or permitted by Tenant or Tenant’s Parties. If Landlord has reason to believe that Tenant or Tenant’s Parties may have caused or permitted the release of any Hazardous Materials on, under, from or about the Premises, then Landlord may require Tenant, at Tenant’s sole cost and expense, to conduct monitoring activities on or about the Premises satisfactory to Landlord, in its sole and absolute judgment, concerning such release of Hazardous Materials on, under, from or about the Premises. Notwithstanding anything to the contrary contained in the foregoing, Tenant shall not, without Landlord’s prior written consent, take any remedial action in response to the presence of any Hazardous Materials on, under or about the Premises, or enter into any settlement agreement, consent decree or other compromise with any governmental agency with respect to any Hazardous Materials claims; provided, however, Landlord’s prior written consent shall not be necessary in the event that the presence of Hazardous Materials on, under or about the Premises (i) poses an immediate threat to the health, safety or welfare of any individual, or (ii) is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Landlord’s consent before taking such action.

d. Tenant’s Responsibility at Conclusion of Lease. Promptly upon the expiration or sooner termination of this Lease, Tenant shall represent to Landlord in writing that (i) Tenant has made a diligent effort to determine whether any Hazardous Materials are on, under or about the Premises, as a result of any acts or omissions of Tenant or Tenant’s Parties and (ii) no such Hazardous Materials exist on, under or about the Premises, other than as specifically identified to Landlord by Tenant in writing. If Tenant discloses the existence of Hazardous Materials on, under or about the Premises or if Landlord at any time discovers that Tenant or Tenant’s Parties caused or permitted the release of any Hazardous Materials on, under, from or about the Premises, Tenant shall, at Landlord’s request, immediately prepare and submit to Landlord within thirty (30) days after such request a comprehensive plan, subject to Landlord’s approval, specifying the actions to be taken by Tenant to return the Premises to the condition existing prior to the introduction of such Hazardous Materials. Upon Landlord’s approval of such clean up plan, Tenant shall, at Tenant’s sole cost and expense, without limitation on any rights and remedies of Landlord under this Lease or at law or in equity, immediately implement such plan and proceed to clean up such Hazardous Materials in accordance with all Environmental Laws and as required by such plan and this Lease. Tenant’s failure to timely comply with this Section 1.33 shall constitute an event of default under this Lease.

1.34 Storage. Subject to Tenant’s compliance with all terms and conditions set forth in this Lease, Tenant may identify a desire amount of storage space, preferred location and a description of the items and materials desired to be stored within the Building, and Landlord shall use commercially reasonable efforts to provide storage space (the “Storage Space”) for Tenant’s consideration. Tenant’s leasing of the Storage Space shall be governed by the terms of this Lease and upon such other terms mutually acceptable to Landlord and Tenant.

STANDARD LEASE PROVISIONS

ARTICLE 2 - LEASE

2.1 Lease Elements; Definitions; Exhibits. The Lease is comprised of the Lease Summary and Property Specific Provisions (the “Summary”), these Standard Lease Provisions (“Standard Provisions”) and all exhibits, and riders attached hereto (collectively, “Exhibits”), all of which are incorporated together as part of one and the same instrument. All references in any such documents and instruments to “Lease” means the Summary, these Standard Provisions and all Exhibits attached hereto. All terms used in this Lease shall have the meanings ascribed to such terms in the Summary, these Standard Provisions and any Exhibits. To the extent of any inconsistency between the terms and conditions of the Summary, these Standard Provisions, or any Exhibits attached hereto, the Summary and any Exhibits attached hereto shall control over these Standard Provisions.

ARTICLE 3 - PREMISES

3.1 Lease of Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, upon and subject to, the terms, covenants and conditions of this Lease. Each party covenants and agrees, as a material part of the consideration for this Lease, to keep and perform their respective obligations under this Lease.

3.2 Landlord’s Reserved Rights. Landlord reserves the right from time to time to do any of the following: (a) expand the Building and construct or alter other buildings or improvements on the Property as long as Tenant’s parking ratio is not reduced or adversely impacted; (b) make any changes, additions, improvements, maintenance, repairs or replacements in or to the Property, Common Areas and/or the Building (including the Premises if required to do so by any applicable Laws or to the extent necessary in conjunction with any improvements to the Property, Common Areas and/or the Building, provided that Tenant’s use of or access to the Premises is not adversely affected), and the fixtures and equipment thereof, including, without limitation: (i) maintenance, replacement and relocation of pipes, ducts, conduits, wires and meters and equipment above the ceiling surfaces, below the floor surfaces and within the walls of the Building and the Premises; and (ii) changes in the location, size, shape and number of driveways, entrances, stairways, elevators, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways, easements, parking spaces and parking areas as long as Tenant’s parking ratio is not substantially and adversely impacted; (c) close temporarily any of the Property while engaged in making repairs, improvements or alterations to the Property; and (d) perform such other acts and make such other changes with respect to the Property, as Landlord may, in the exercise of good faith business judgment, deem to be appropriate. All measurements of rentable area in this Lease shall be deemed to be correct; provided, however, Rent and other applicable terms of this Lease will be adjusted according to the rentable square feet then leased by Tenant.

ARTICLE 4 - TERM AND POSSESSION

4.1 Term; Notice of Lease Dates. The Term shall be for the period designated in the Summary commencing on the Commencement Date and ending on the Expiration Date, unless the Term is sooner terminated or extended as provided in this Lease. If the Commencement Date falls on any day other than the first day of a calendar month then the Term will be measured from the first day of the month following the month in which the Commencement Date occurs. Within ten (10) business days after Landlord’s written request, Tenant shall execute a written confirmation of the Commencement Date and Expiration Date of the Term in the form of the Notice of Lease Term Dates attached hereto as Exhibit D. The Notice of Lease Term Dates shall be binding upon Tenant unless Tenant reasonably objects thereto in writing within such ten (10) business day period, in which case Landlord and Tenant shall use commercially reasonable, good faith efforts to mutually agree upon such Notice of Lease Term Dates.

4.2 Possession. Landlord shall deliver possession of the Premises to Tenant as provided in the Work Letter, or if no Work Letter is attached hereto, Landlord shall deliver possession of the Premises to Tenant in its then as-is condition, subject to the provisions of Section 4.3 below and as otherwise expressly provided in this Lease. Tenant agrees that if Landlord is unable to deliver possession of the Premises to Tenant on or prior to the Commencement Date or the Estimated Commencement Date, the Lease will not be void or voidable, nor will Landlord be liable to Tenant for any loss or damage resulting therefrom. Notwithstanding the foregoing, Landlord will not be obligated to deliver possession of the Premises to Tenant until Landlord has received from Tenant all of the following: (i) a copy of this Lease fully executed by Tenant; (ii) the Security Deposit in the form of cash or a Letter of Credit, at Tenant’s option, and the first installment of Monthly Base Rent and Additional Rent, if any, due under this Lease; and (iii) copies of Tenant’s insurance certificates as required hereunder.

4.3 Condition of Premises. Except with respect to the Tenant Improvements to be performed by Tenant, Landlord shall deliver the Premises to Tenant (a) in compliance with all applicable building, safety and other applicable codes, including ADA, (b) in broom clean condition, and (c) with all the Building systems servicing the Premises in good working order as of the Delivery Date (defined below). The date on which Landlord delivers the Premises to Tenant shall be hereinafter referred to as the “Delivery Date.” Furthermore, Landlord, at its sole cost and expense, separate and apart from the Allowance, shall improve the Building to a shell and core configuration which complies with all applicable building codes, including, but not limited to, the ADA, as defined in Section 8.1, and as described in Exhibit C-l hereto (“Landlord’s Work”), promptly after the Delivery Date subject to coordination with Tenant’s contractor; provided, however. Landlord’s Work shall be substantially completed no later than forty-five (45) days following the Lease Execution Date. If Landlord’s Work has not been finally completed Landlord and Tenant shall not interfere with each other’s work and shall cooperate and coordinate throughout the construction process. Landlord shall require its contractors to provide 1-year warranties with respect to the work completed. Tenant acknowledges that, except as otherwise expressly set forth in this Lease and the Work Letter, if any, (i) neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building or the Property or their condition, or with respect to the suitability thereof for the conduct of Tenant’s business, and Tenant shall accept the Premises in its then as-is condition on delivery by Landlord, and (ii) the acceptance of possession of the Premises by Tenant shall establish that the Premises, the Building and the Property were at such time complete and in good, sanitary and satisfactory condition and repair with all work required to be performed by Landlord completed and without any obligation on Landlord’s part to make any further alterations, upgrades or improvements thereto. For purposes hereof, Landlord’s Work will be deemed to be “substantially completed” when Landlord’s contractor certifies in writing to Landlord and Tenant that Landlord has substantially performed all of Landlord’s Work required to be performed by Landlord, other than decoration and minor “punch-list” type items and adjustments which do not interfere with Tenant’s construction of the Tenant Improvements. Within two (2) business days after receipt of certification from

Landlord’s contractor, Tenant and Landlord will conduct a walk-through inspection of the Premises and Tenant shall provide to Landlord a written punch-list specifying those decoration and other punch-list items which require completion, which items Landlord will thereafter diligently complete at Landlord’s sole cost and expense and without interfering with Tenant’s construction of the Tenant Improvements, and which items shall be finally completed no later than July 15,2010, provided this Lease is mutually executed on or before May 30,2010.

4.4 Early Access. So long as Landlord has received from Tenant the first month’s Monthly Base Rent due pursuant to Section 5.1 of this Lease, certificates satisfactory to Landlord evidencing the insurance required to be carried by Tenant under this Lease, and, as applicable, the Security Deposit or the Letter of Credit, and so long as: (a) the Tenant coordinates with and obtains the prior written approval of Landlord (which approval shall not be unreasonably withheld or delayed), and (b) Tenant and its contractors and employees do not interfere with the completion of Landlord’s Work, Landlord shall give Tenant and Tenant’s designated contractors access to the Premises no later than twenty-one (21) days after the Lease Execution Date (the “Early Access Period”) for purposes of installing Tenant’s furniture, fixtures, and equipment (“FF&E Work”). Except for application of the Allowance, FF&E Work shall be performed by Tenant at Tenant’s sole cost and expense. Tenant’s access to the Premises during the Early Access Period shall be subject to all terms and conditions of this Lease, except that Tenant shall not be obligated to pay Rent during the Early Access Period until the Commencement Date. Should Landlord reasonably determine such early access interferes with Landlord’s Work, Landlord may deny Tenant access to the Premises until Landlord’s Work is substantially completed (as defined in Section 4.3 above).

4.5 Beneficial Occupancy. So long as Landlord has received from Tenant the first month’s Monthly Base Rent due pursuant to Section 5.1 of this Lease, certificates satisfactory to Landlord evidencing the insurance required to be carried by Tenant under this Lease, and, as applicable, the Security Deposit or the Letter of Credit, Landlord shall give Tenant access to and use of the Premises prior to the Commencement Date, commencing on or about August 1,2010 (the “Beneficial Occupancy Period”). Tenant’s access to and use of the Premises during the Beneficial Occupancy Period shall be subject to all terms and conditions of this Lease, except that Tenant shall not be obligated to pay Monthly Base Rent during the Beneficial Occupancy Period until the Commencement Date; provided, however, Tenant shall be responsible for the payment of Additional Rent during such Beneficial Occupancy Period at the rate of $0.25 per rentable square foot of the Premises then leased per month ($0.18 for Utilities Costs per month and $0.07 for janitorial costs for the Premises per month).

ARTICLE 5 - RENT

5.1 Monthly Base Rent. Tenant agrees to pay Landlord, the Monthly Base Rent as designated in the Summary. Monthly Base Rent and recurring monthly charges of Additional Rent (defined below) shall be paid by Tenant in advance on the first day of each and every calendar month (“Due Date”) during the Term, except that the first full month’s Monthly Base Rent for the month of January 2011 in the amount of $51,515.10 (based upon the Premises containing 27,846 rentable square feet), shall be paid upon Tenant’s execution and delivery of this Lease to Landlord. Monthly Base Rent for any partial month shall be prorated in the proportion that the number of days this Lease is in effect during such month bears to the actual number of days in such month.

5.2 Additional Rent. All amounts and charges payable by Tenant under this Lease in addition to Monthly Base Rent, if any, including, without limitation, payments for Operating Expenses, Taxes, Insurance Costs and Utilities Costs to the extent payable by Tenant under this Lease shall be considered “Additional Rent”, and the word “Rent” in this Lease shall include Monthly Base Rent and all such Additional Rent unless the context specifically states or clearly implies that only Monthly Base Rent is referenced. Rent shall be paid to Landlord, without any prior notice or demand therefor and without any notice, deduction or offset, in lawful money of the United States of America.

5.3 Late Charges & Interest Rate. If Landlord does not receive Rent or any other payment due from Tenant on the Due Date, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such past due Rent or other payment. Tenant agrees that this late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of Tenant’s late payment. Accepting any late charge shall not constitute a waiver by Landlord of Tenant’s default with respect to any overdue amount nor prevent Landlord from exercising any other rights or remedies available to Landlord. If any installment of Monthly Base Rent or Additional Rent, or any other amount payable by Tenant hereunder is not received by Landlord by the Due Date, it shall bear interest at the Interest Rate set forth in the Summary from the Due Date until paid. All interest, and any late charges imposed pursuant to this Section 5.3, shall be considered Additional Rent due from Tenant to Landlord under the terms of this Lease. Notwithstanding the foregoing provisions of this Section 5.3, on the first (1st) occasion in each calendar year during the Term, Landlord shall not assess a late charge or interest on any unpaid amount due until five (5) calendar days after the Due Date; provided, however, that Tenant shall pay to Landlord a late charge and interest on any and all other late payments commencing as of the Due Date and without any notice during the remainder of each such calendar year.

ARTICLE 6 - SECURITY DEPOSIT

Concurrently with Tenant’s execution and delivery of this Lease to Landlord, Tenant shall deposit with Landlord the Security Deposit, if any, designated in the Summary, in the form of cash or immediately available funds or, at Tenant’s option, an irrevocable letter of credit in form of Exhibit K attached hereto (“Letter of Credit”).The Security Deposit shall be held by Landlord as security for the full and faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be performed by Tenant during the Term. If Tenant defaults with respect to any of its obligations under this Lease, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Monthly Base Rent, Additional Rent or any other sum in default, or for the payment of any other amount, loss or damage which Landlord may spend, incur or suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant shall, within twenty-one (21) days after demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount (or replenish the Letter of Credit to the original amount, if applicable). Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant within thirty (30) days following the expiration of the Term, provided that Landlord may retain the Security Deposit until such time as any amount due from Tenant in accordance with this Lease has been determined and paid in full. If Landlord sells its interest in the Building during the Term and if Landlord deposits with or credits to the purchaser the Security Deposit (or balance thereof), then, upon such sale, Landlord shall be discharged from any further liability with respect to the Security Deposit. Notwithstanding anything to the contrary in this Article 6, upon such date as Tenant informs Landlord in writing that Tenant becomes a publicly traded company (i.e., a company that has permission to offer its registered securities for sale to the general public and whose stock is traded over the counter via market makers), and raises at least Forty Million Dollars ($40,000,000.00) through said public offering (the “Adjustment Date”), Landlord shall apply $151,268.00 of the Security Deposit towards Rent then due and payable by Tenant under this Lease for each consecutive month following the Adjustment Date until exhausted. Accordingly, as of the Adjustment Date, the Security Deposit shall be reduced to $63,998.00. However, there shall be no reduction in the Security Deposit if Tenant is in default beyond applicable notice and cure periods as of the Adjustment Date, or if Tenant has been in Default under this Lease at any time within the period of six (6) months prior to the Adjustment Date.

ARTICLE 7 - OPERATING EXPENSES/UTILITIES/SERVICES

7.1 Operating Expenses. Tenant shall pay for or contribute to the costs of operation, maintenance, repair and replacement of the Premises, Building and Property as provided in the Summary.

7.2 Utilities and Services. Utilities and services to the Premises and the Property are described in the Summary.

7.3 Taxes. As used in this Lease, the term “Taxes” means: All real property taxes and assessments, possessory interest taxes, sales taxes, personal property taxes, business or license taxes or fees, gross receipts taxes, license or use fees, excises, transit charges, and other impositions of any kind (including fees “in-lieu” or in substitution of any such tax or assessment) which are now or hereafter assessed, levied, charged or imposed by any public authority upon the Building, Site, Property and/or Premises or any portion thereof, its operations or the Rent derived therefrom (or any portion or component thereof, or the ownership, operation, or transfer thereof), and any and all costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in attempting to protest, reduce or minimize the same. Taxes shall not include inheritance or estate taxes imposed upon or assessed against the interest of Landlord, gift taxes, excess profit taxes, franchise taxes, or similar taxes on Landlord’s business or any other taxes computed upon the basis of the net income of Landlord. If it shall not be lawful for Tenant to reimburse Landlord for any such Taxes, the Monthly Base Rent payable to Landlord under this Lease shall be revised to net Landlord the same net rent after imposition of any such Taxes by Landlord as would have been payable to Landlord prior to the payment of any such Taxes. Tenant shall pay for or contribute to Taxes as provided in the Summary. Notwithstanding anything herein to the contrary, Tenant shall be liable for all taxes levied or assessed against personal property, furniture, fixtures, above-standard Tenant Improvements and alterations, additions or improvements placed by or for Tenant in the Premises. Furthermore, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services provided herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Property; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

7.4 Insurance Costs. As used in this Lease, “Insurance Costs” means the cost of insurance obtained by Landlord pursuant to Article 15 (including self-insured amounts and deductibles, if any). Tenant shall pay for or contribute to Insurance Costs as provided in the Summary.

7.5 Interruption of Utilities. Landlord shall have no liability to Tenant for any interruption in utilities or services to be provided to the Premises when such failure is caused by all or any of the following: (a) accident, breakage or repairs; (b) strikes, lockouts or other labor disturbances or labor disputes of any such character; (c) governmental regulation, moratorium or other governmental action; (d) inability, despite the exercise of reasonable diligence, to obtain electricity, water or fuel; (e) service interruptions or any other unavailability of utilities resulting from causes beyond Landlord’s control including without limitation, any electrical power “brown out” or “black-out”; or (f) any other cause beyond Landlord’s reasonable control. In addition, in the event of any such interruption in utilities or services, Tenant shall not be entitled to any abatement or reduction of Rent (except as expressly provided in Articles 17 and 18 if such failure is a result of any casualty damage or taking described therein), no eviction of Tenant shall result, and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease. In the event of any stoppage or interruption of services or utilities which are not obtained directly by Tenant, Landlord shall diligently attempt to resume such services or utilities as promptly as practicable. Tenant hereby waives the provisions of any applicable existing or future Law, ordinance or governmental regulation permitting the termination of this Lease due to an interruption, failure or inability to provide any services (including, without limitation, to the extent the Premises are located in California, the provisions of California Civil Code Section 1932(1)).

7.6 Abatement. Notwithstanding anything to the contrary contained in this Lease, if Tenant’s use of all or a material part of the Premises is materially impaired due to any of the causes identified in subparagraphs (i) through (v) below (“Eligible Causes”) and such disruption materially interferes with the conduct of Tenant’s business in the Premises for five (5) consecutive business days or twenty (20) days in any twelve (12) month period (such five (5) consecutive business day period or twenty (20) day period, as applicable, is referred to herein as the “Eligibility Period”), as any such Eligibility Period may be extended due to Force Majeure Delays (as defined in Section 32.17 of this Lease), then Tenant shall be entitled to an equitable abatement of Monthly Base Rent and Additional Rent under this Lease based upon the portion of the Premises affected thereby (provided that if the operation of Tenant’s business from the remainder of the Premises not affected thereby is not reasonably practicable under the circumstances and Tenant in fact does not operate for business from the remainder of the Premises, all Monthly Base Rent and Additional Rent under this Lease shall be subject to such abatement) from the commencement of the Eligibility Period until the applicable material impairment is cured; provided, however, that if Landlord is diligently pursuing the repair of such utilities or services and Landlord provides substitute services reasonably suitable for Tenant’s purposes, such as for example, bringing in portable air-conditioning equipment, then there shall not be any abatement of Rent. As used herein, “Eligible Causes” shall mean (i) an interruption of utility or mechanical services to the Premises, (ii) an inability to access the Premises or parking areas within the Project which Tenant is entitled to use pursuant to this Lease unless resulting from governmental mandate, (iii) entry upon the Premises by Landlord or Landlord’s employees, agents or contractors, (iv) repairs, maintenance or other work required to be made to the Premises or Building which are the responsibility of Landlord under this Lease or which otherwise are performed by or on behalf of Landlord, and/or (v) Landlord’s failure to conduct repairs, maintenance or other work required to be made to the Premises or Building which are the responsibility of Landlord under this Lease or which otherwise are performed by or on behalf of Landlord. Any impairment of Tenant’s use of the Premises resulting from acts or omissions of Tenant or any of Tenant’s Parties shall not constitute Eligible Causes. The provisions of this Section 7.6 shall not, however, apply in the event of a casualty or in the event of a taking or condemnation governed by the provisions of Sections 17 and 18 below.

ARTICLE 8 - MAINTENANCE AND REPAIR

8.1 Landlord’s Repair Obligations. Except as otherwise expressly provided in this Lease, Landlord shall have no obligation to alter, remodel, improve, repair, renovate, redecorate or paint all or any part of the Premises. All other repair and maintenance of the Premises, Building and Property to be performed by Landlord, if any, shall be as provided in the Summary. Notwithstanding the foregoing, as of the Commencement Date, Landlord, at Landlord’s sole cost and expense, shall be responsible for any required compliance work to the Building and all Common Areas of the Property in order to conform to the requirements of the Americans With Disabilities Act of 1990, as amended (“ADA”), and all applicable building codes and laws, including any such compliance work in the Building and Common Areas which is triggered by Landlord’s Work, and Landlord shall deliver the Premises and the Common Areas as of the Delivery Date in compliance with applicable Laws, including the ADA; provided, however, Tenant shall be responsible for compliance with ADA and all applicable Building codes as to Tenant’s construction of the initial Tenant Improvements, except for any non-compliance in connection with the raised floor (to the extent such raised floor is made a part of Landlord’s Work) and except for any non compliance that is existing in the Premises prior to the Delivery Date.

8.2 Tenant’s Repair Obligations. Except for Landlord’s obligations specifically set forth elsewhere in this Lease and in Section 8.1 above and in the Summary, Tenant shall at all times and at Tenant’s sole cost and expense, keep, maintain, clean, repair, preserve and replace, as necessary, the interior of the Premises and all parts thereof including, without limitation, all Tenant Improvements, Alterations, and all furniture, fixtures and equipment, including, without limitation, all computer, telephone and data cabling and equipment, Tenant’s signs, if any, door locks, closing devices, security devices, interior of windows, window sashes, casements and frames, floors and floor coverings, shelving, kitchen, restroom facilities and/or appliances of any kind located within the Premises, if any, custom lighting, and any additions and other property located within the Premises, so as to keep all of the foregoing elements of the Premises in good condition and repair, reasonable wear and tear and casualty damage excepted. Tenant shall replace, at its expense, any and all plate and other glass in and about the Premises which is damaged or broken by Tenant and/or any of Tenant’s Parties, except due to the negligence or willful misconduct of Landlord, its agents or employees. Such maintenance and repairs shall be performed with due diligence, lien-free and in a first-class and workmanlike manner, by licensed contractor(s) that are selected by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold or delay. All other repair and maintenance of the Premises, Building and Property to be performed by Tenant, if any, shall be as provided in the Summary. If Tenant refuses or neglects to repair and maintain the Premises properly as required hereunder to the reasonable satisfaction of Landlord, then at any time following ten (10) days from the date on which Landlord makes a written demand on Tenant to effect such repair and maintenance, Landlord may enter upon the Premises and make such repairs and/or maintenance, and upon completion thereof, Tenant agrees to pay to Landlord as Additional Rent, Landlord’s costs for making such repairs plus an amount not to exceed five percent (5%) of such costs for overhead, within thirty (30) days after receipt from Landlord of a written itemized bill therefor. Any amounts not reimbursed by Tenant within such thirty (30) day period will bear interest at the Interest Rate until paid by Tenant.

ARTICLE 9 - USE

Tenant shall procure, at its sole cost and expense, any and all permits required by applicable Law for Tenant’s use and occupancy of the Premises. Tenant shall use the Premises solely for the Permitted Use specified in the Summary, and shall not use or permit the Premises to be used for any other use or purpose whatsoever without Landlord’s prior written approval. Tenant shall observe and comply with the Rules and Regulations attached hereto as Exhibit E. as the same may be modified by Landlord from time to time, and all reasonable non-discriminatory modifications thereof and additions thereto from time to time put into effect and furnished to Tenant by Landlord. Landlord shall use commercially reasonable efforts to enforce the Rules and Regulations, but shall have no liability to Tenant for the violation or non-performance by any other tenant or occupant of any such Rules and Regulations. Tenant shall, at its sole cost and expense, observe and comply with all Laws and all requirements of any board of fire underwriters or similar body relating to the Premises now or hereafter in force relating to or affecting the condition, use, occupancy, alteration or improvement of the Premises (whether, except as otherwise provided herein, structural or nonstructural, including unforeseen and/or extraordinary alterations and/or improvements to the Premises and regardless of the period of time remaining in the Term). Tenant shall not use or allow the Premises to be used for any obscene, profane, unlawful or reasonably objectionable purpose that is inconsistent with the standards of first-class office buildings generally. Tenant shall not do or permit to be done anything that will obstruct or interfere with the rights of other tenants or occupants of the Building or the Property, if any, or injure or annoy them. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises, the Building or the Property, nor commit or suffer to be committed any waste in, on or about the Premises.

ARTICLE 10 - HAZARDOUS MATERIALS

As used in this Lease, the term “Environmental Law(s)” means any past, present or future federal, state or local Law relating to (a) the environment, human health or safety, including, without limitation, emissions, discharges, releases or threatened releases of Hazardous Materials (as defined below) into the environment (including, without limitation, air, surface water, groundwater or land), or (b) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport, or handling of Hazardous Materials. As used in this Lease, the term “Hazardous Materials” means and includes any hazardous or toxic materials, substances or wastes as now or hereafter designated or regulated under any Environmental Laws including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls (“PCBs”), and freon and other chlorofluorocarbons. Except for ordinary and general office supplies, such as copier toner, liquid paper, glue, ink and common household cleaning materials, and motor vehicle fuel stored in fuel tanks of motor vehicles used on site in compliance with all Environmental Laws (some or all of which may constitute Hazardous Materials), Tenant agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises, the Building, the Common Areas or any other portion of the Property by Tenant, its agents, officers, directors, shareholders, members, managers, partners, employees, subtenants, assignees, licensees, contractors or invitees (collectively, “Tenant’s Parties”), without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Notwithstanding anything herein to the contrary, subject to the terms of the Lease and this Article 10, and subject to prior written approval by Landlord as to the manner of disposal of same, Tenant shall be permitted to use the specific Hazardous Materials in such quantities per year, as provided in Exhibit G-l attached hereto. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, the Building and the Property, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Building and/or the Property or any portion thereof by Tenant or any of Tenant’s Parties, subject to Sections 1.33(c) and 1.33(d) above. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord’s members, shareholders, partners, officers, directors, managers, employees, agents, contractors, successors and assigns (collectively, “Landlord Parties”) from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Property and which are caused by Tenant or any of Tenant’s Parties, subject to Section 1.33(c) above. The provisions of this Article 10 will survive the expiration or earlier termination of this Lease. Tenant shall give Landlord written notice of any evidence of Mold, water leaks or water infiltration in the Premises promptly upon Tenant’s discovery of same. At its expense, Tenant shall investigate, clean up and remediate any Mold in the Premises; provided, however, except to the extent that Tenant and/or any of Tenant’s Parties caused and/or knowingly permitted the presence of any Mold, Tenant shall have no liability for any Mold that is (i) existing in, or caused by a condition existing in, the Premises or the Property prior to the Delivery Date, (ii) caused by conditions or events occurring outside of the Premises, including, without limitation, irrigation systems, water leaks in the Building systems or other tenants’ negligence, or (iii) results from Landlord’s activities in the Building or on the Property. Investigation, clean up and remediation may be performed only after Tenant has Landlord’s written approval of a plan for such remediation. All clean up and remediation shall be done in compliance with all applicable Laws. Landlord shall deliver the Premises and the Building to Tenant free of any Mold. As used in this Lease, “Mold” means mold, fungi, spores, microbial matter, mycotoxins and microbiological organic compounds. To the best of Landlord’s knowledge, after due inquiry, as of the Commencement Date, there are no Hazardous Materials present in the Building or Property in violation of any Environmental Law. As part of the Landlord’s Work and prior to delivering the Premises to the Tenant, Landlord shall perform, at Landlord’s sole cost, an update to the current Phase I report for the Premises in order to establish a baseline environmental assessment and shall deliver a copy of same to Tenant. Landlord shall remedy any contamination revealed by the baseline assessment at its sole cost and expense. Upon Tenant’s vacation of the Premises but prior to occupancy of or use of any portion of the Premises by any other tenant (including for tenant construction or fixturization purposes) or commencement by Landlord of any construction of alterations in the Premises, Landlord shall, at Tenant’s sole cost and expense, conduct an exit Phase I environmental assessment and deliver same to Tenant, whereupon Tenant shall be required to remedy the presence of any Hazardous Materials as further provided in this Article 10 and Section 1.33 of the Summary.

ARTICLE 11- PARKING

During the Term, Tenant shall be entitled to utilize and, except as otherwise provided herein, be obligated to pay for, the number and type of parking spaces specified in the Summary within the parking areas for the Property as designated by Landlord from time to time. Landlord shall at all times have the right to establish and modify the nature and extent of the parking areas for the Building and Property (including whether such areas shall be surface, underground and/or other structures). In addition, if Tenant is not the sole occupant of the Property, Landlord may, in its discretion, designate any unreserved parking spaces as reserved parking. The terms and conditions for parking at the Property shall be as specified in the Summary and in the Rules and Regulations regarding parking as contained in Exhibit E attached hereto, as the same may be modified by Landlord from time to time. In no event shall any modifications or designation of reserved parking spaces result in any decrease in Tenant’s parking ratio or otherwise materially and adversely interfere with Tenant’s parking rights at the Property. Tenant shall not use more parking spaces than its allotment and shall not use any parking spaces specifically assigned by Landlord to other tenants, if any, or for such other uses such as visitor, handicapped or other special purpose parking. Tenant’s visitors shall be entitled to access to the parking areas on the Property designated for visitor use, subject to availability of spaces and the terms of the Summary.

ARTICLE 12 - TENANT SIGNS

Tenant’s sign rights are described in Section 1.30 of the Summary. All aspects of any such signs shall be subject to the prior written consent of Landlord (which shall not be unreasonably withheld or delayed), and shall be per Landlord’s standard specifications and materials, as revised by Landlord from time to time. Tenant shall have no right to install or maintain any other signs, banners, advertising, notices, displays, stickers, decals or any other logo or identification of any person, product or service whatsoever, in any location on or in the Property except as (i) shall have been expressly approved by Landlord in writing prior to the installation thereof (which approval shall not be unreasonably withheld or delayed), (ii) shall not violate any signage restrictions or exclusive sign rights contained in any then existing leases with other tenants of the Property, if any, and (iii) are consistent and compatible with all applicable Laws, and the design, signage and graphics program from time to time implemented by Landlord with respect to the Property, if any. Landlord shall have the right to remove any signs or signage material installed without Landlord’s permission, without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as Additional Rent hereunder, payable within ten (10) days after written demand by Landlord. Any additional sign rights of Tenant, if any, shall be as provided in the Summary.

ARTICLE 13 - ALTERATIONS

13.1 Alterations. After installation of the initial Tenant Improvements for the Premises, Tenant may, at its sole cost and expense, make alterations, additions, improvements and decorations to the Premises (“Alteration(s)”) subject to and upon the following terms and conditions:

a. Tenant shall not make any Alterations which: (i) adversely affect any area outside the Premises including the outside appearance, character or use of any portions of the Building or other portions of the Property; (ii) adversely affect, weaken, and/or impair the Building’s structure, roof, roof membrane, any structural component or any base Building equipment, services or systems (including fire and life/safety systems), or the proper functioning thereof, or Landlord’s access thereto; (iii) will violate or require a change in any occupancy certificate applicable to the Premises; or (iv) would trigger a legal requirement which would require Landlord to make any alteration or improvement to the Premises, Building or other aspect of the Property, except to the extent that Tenant agrees to pay for all costs and expenses relating to such legal requirement as it pertains to the Building and/or the Property to the extent triggered by such alteration or improvement, in which case Landlord shall reasonably consider such Alteration.

b. Tenant shall not make any Alterations not prohibited by Section 13.1(a), unless Tenant first obtains Landlord’s prior written consent, which consent Landlord shall not unreasonably withhold, condition or delay, provided Landlord’s prior approval shall not be required for any Alterations that is not prohibited by Section 13.1(a) above and is of a cosmetic nature that satisfies all of the following conditions (hereinafter a “Pre-Approved Alteration”): (i) the costs of such Alterations do not exceed Fifty Thousand Dollars ($50,000.00) in the aggregate per calendar year; (ii) to the extent reasonably required by Landlord or by law due to the nature of the work being performed, Tenant delivers to Landlord final plans, specifications, working drawings, permits and approvals for such Alterations at least ten (10) days prior to commencement of the work thereof; (iii) Tenant and such Alterations otherwise satisfy all other conditions set forth in this Section 13.1; and (iv) the making of such Alterations will not otherwise cause a default by Tenant under any provision of this Lease. Tenant shall provide Landlord with ten (10) days’ prior written notice before commencing any Alterations. In addition, before proceeding with any Alteration, Tenant’s contractors shall obtain, on behalf of Tenant and at Tenant’s sole cost and expense, all necessary governmental permits and approvals for the commencement and completion of such Alterations. Landlord’s approval of any plans, contractor(s) and subcontractor(s) of Tenant shall not release Tenant or any such contractor(s) and/or subcontractor(s) from any liability with respect to such Alterations and will create no liability or responsibility on Landlord’s part concerning the completeness of such Alterations or their design sufficiency or compliance with Laws.

c. All Alterations shall be performed: (i) in accordance with the approved plans, specifications and working drawings, if any; (ii) lien-free and in a first-class workmanlike manner; (iii) in compliance with all Laws; (iv) in such a manner so as not to unreasonably interfere with the occupancy of any other tenant, nor impose any additional expense upon nor delay Landlord in the maintenance and operation of the Building; (v) by licensed and bondable contractors and subcontractors selected by Tenant and reasonably approved by Landlord, and (v) at such times, in such manner and subject to such reasonable, non-discriminatory rules and regulations as Landlord may from time to time reasonably designate. Tenant shall pay to Landlord, within thirty (30) days after written demand, the costs of any increased insurance premiums incurred by Landlord to include such Alterations in the causes of loss – special form property insurance obtained by Landlord pursuant to this Lease, if Landlord elects in writing to insure such Alterations; provided, however, Landlord shall not be required to include the Alterations and the Tenant Improvements under such insurance. If the Alterations and Tenant Improvements are not included in Landlord’s insurance, Tenant shall insure the Alterations under its causes of loss-special form property insurance pursuant to this Lease.

d. Tenant shall pay to Landlord, as Additional Rent, the reasonable costs of Landlord’s engineers and other consultants for review of all plans, specifications and working drawings for the Alterations, within thirty (30) days after Tenant’s receipt of invoices either from Landlord or such consultants. In addition to such costs, Tenant shall pay to Landlord, within thirty (30) days after completion of any Alterations, a construction supervision fee equal to four percent (4%) of the total cost of the Alterations and the actual, reasonable costs incurred by Landlord for any services rendered by Landlord’s management personnel and engineers to coordinate and/or supervise any of the Alterations to the extent such services are provided in excess of or after the normal on-site hours of such engineers and management personnel.

e. Throughout the performance of the Alterations, Tenant shall obtain, or cause its contractors to obtain, workers compensation insurance and commercial general liability insurance in compliance with the insurance provisions of this Lease.

13.2 Removal of Alterations. All Alterations and the initial Tenant Improvements in the Premises (whether installed or paid for by Landlord or Tenant), shall become the property of Landlord and shall remain upon and be surrendered with the Premises at the end of the Term, except that trade fixtures shall remain the property of Tenant at all times; provided, however, Landlord shall, by written notice delivered to Tenant concurrently with Landlord’s approval of plans for any Alterations identify those Alterations which Landlord shall require Tenant to remove at the end of the Term; provided, further, however, the initial Tenant Improvements shall not be required to be removed at the end of the Term, except that Tenant shall remove all Tenant’s equipment and machinery including but not limited to piping, fume hoods, and any other Tenant equipment and machinery added during the Lease Term that pertains to Tenant’s business including any and all equipment located outside of the Premises (except as set forth below) including the HVAC condenser farm set forth in Exhibit “H” herein, air compressor, and all conditions associated with that equipment including any piping and wiring and concrete pads. Tenant will be responsible to restore any holes and damage to the Building and outside areas caused by the use and/or removal of any of such Tenant’s equipment to Landlord’s commercially reasonable satisfaction. If Landlord fails to indicate whether removal shall be required at the time of its approval of the Alterations, Tenant shall not be required to remove such Alterations at the expiration or earlier termination of the Lease. If Landlord requires Tenant to remove any such Alterations concurrently with Landlord’s approval thereof, Tenant shall, at its sole cost, remove the identified items on or before the expiration or sooner termination of this Lease and repair any damage to the Premises caused by such removal to its original condition (or, at Landlord’s option, Tenant shall pay to Landlord all of Landlord’s costs of such removal and repair). Any removal by Tenant shall be completed within ten (10) business days following the end of the Term or any early termination as set forth in the Lease. Notwithstanding the foregoing, Tenant shall not be required to remove at the end of the Term or any early termination as set forth in the Lease (i) any generator or generator pad installed by Tenant pursuant to the terms set forth in this Lease, or (ii) any HVAC units installed on the roof pursuant to the terms set forth in this Lease.

13.3 Liens. Tenant shall not permit any mechanic’s, materialmen’s or other liens to be filed against all or any part of the Property or the Premises, nor against Tenant’s leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any of Tenant’s Parties. If any such liens are filed, Tenant shall, at its sole cost, immediately cause such liens to be released of record or bonded so that such lien(s) no longer affect(s) title to the Property, the Building or the Premises. If Tenant fails to cause any such lien to be released or bonded within ten (10) business days after filing thereof, Landlord may cause such lien to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien, and Tenant shall reimburse Landlord within five (5) business days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord.

ARTICLE 14 - TENANT’S INSURANCE

14.1 Tenant’s Insurance. On or before the earlier of any Early Access Period, the Commencement Date or the date Tenant commences or causes to be commenced any work of any type in the Premises, and continuing during the entire Term, Tenant shall obtain and keep in full force and effect, the following insurance with limits of coverage as set forth in Section 1.14 of the Summary:

a. Special Form (formerly known as “all risk”) insurance, including fire and extended coverage, sprinkler leakage (including earthquake sprinkler leakage), vandalism, malicious mischief plus earthquake and flood coverage upon property of every description and kind owned by Tenant and located in the Premises or the Building, or for which Tenant is legally liable or installed by or on behalf of Tenant including, without limitation, furniture, equipment and any other personal property, and any Alterations (but excluding the initial Tenant Improvements previously existing or installed in the Premises), in an amount not less than the full replacement cost thereof. In the event that there shall be a dispute as to the amount which comprises full replacement cost, the decision of Landlord or the Mortgagees of Landlord shall be presumptive.

b. Commercial general liability insurance coverage on an occurrence basis, including personal injury, bodily injury (including wrongful death), property damage, operations hazard, contractual liability (including Tenant’s indemnification obligations under this Lease), liquor liability (if Tenant serves alcohol on the Premises), products and completed operations liability. The limits of liability of such commercial general liability insurance may be increased every three (3) years during the Term upon reasonable prior notice by Landlord to an amount reasonably required by Landlord and appropriate for tenants of buildings comparable to the Building.

c. Commercial Automobile Liability covering all owned, hired and non-owned automobiles.

d. Worker’s compensation, in statutory amounts and employers liability, covering all persons employed in connection with any work done in, on or about the Premises for which claims for death, bodily injury or illness could be asserted against Landlord, Tenant or the Premises.

e. Umbrella liability insurance on an occurrence basis, in excess of and following the form of the underlying insurance described in Section 14.1.b. and 14. 1.c. and the employer’s liability coverage in Section 14.1.d. which is at least as broad as each and every area of the underlying policies. Such umbrella liability insurance shall include pay on behalf of wording, concurrency of effective dates with primary policies, blanket contractual liability, application of primary policy aggregates, and shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance, subject to customary commercially reasonable deductible amounts imposed on umbrella policies.

f. If Tenant’s business includes professional services, Tenant shall, at Tenant’s expense, maintain in full force and effect professional liability (also known as errors and omissions insurance), covering Tenant and Tenant’s employees from work related negligence and liability in trade.

g. Loss of income, extra expense and business interruption insurance in such amounts as will reimburse Tenant for 12 months of direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises, Tenant’s parking areas or to the Building as a result of such perils.

h. Any other form or forms of insurance as Tenant or Landlord or the Mortgagees of Landlord may reasonably require from time to time, in form, amounts and for insurance risks against which a prudent tenant of a building similar to the Building would protect itself, but only to the extent such risks and amounts are available in the insurance market at commercially reasonable costs.

14.2 Requirements. Each policy required to be obtained by Tenant hereunder shall: (a) be issued by insurers which are approved by Landlord and/or Landlord’s Mortgagees and are authorized to do business in the state in which the Building is located and rated not less than Financial Size X, and with a Financial Strength rating of A in the most recent version of Best’s Key Rating Guide (provided that, in any event, the same insurance company shall provide the coverages described in Sections 14.1.a. and 14.1.g. above); (b) be in form reasonably satisfactory from time to time to Landlord; (c) name Tenant as named insured thereunder and shall name Landlord and, at Landlord’s request, such other persons or entities of which Tenant has been informed in writing, as additional insureds thereunder, all as their respective interests may appear; (d) not have a deductible amount exceeding Twenty Five Thousand Dollars ($25,000.00, which deductible amount shall be deemed self-insured with full waiver of subrogation; (e) specifically provide that the insurance afforded by such policy for the benefit of Landlord and any other additional insureds shall be primary, and any insurance carried by Landlord or any other additional insureds shall be excess and non-contributing; (f) contain an endorsement that the insurer waives its right to subrogation; (g) require the insurer to notify Landlord and any other additional insureds in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation or other termination thereof; (h) contain a cross liability or severability of interest endorsement; and (i) be in amounts sufficient at all times to satisfy any coinsurance requirements thereof. Tenant agrees to deliver to Landlord, as soon as practicable after the placing of the required insurance, but in no event later than the date Tenant is required to obtain such insurance as set forth in Section 14.1 above, certificates from the insurance company evidencing the existence of such insurance and Tenant’s compliance with the foregoing provisions of this Article 14. Tenant shall cause replacement certificates to be delivered to Landlord not less than ten (10) days prior to the expiration of any such policy or policies. If any such initial or replacement certificates are not furnished within the time(s) specified herein, Landlord shall have the right, but not the obligation, to procure such policies and certificates at Tenant’s expense.

        14.3 Effect on Insurance. Tenant shall not do or permit to be done anything which will (a) violate or invalidate any insurance policy or coverage maintained by Landlord or Tenant hereunder, or (b) increase the costs of any insurance policy maintained by Landlord. If Tenant’s occupancy or conduct of its business in or on the Premises results in any increase in premiums for any insurance carried by Landlord with respect to the Building or the Property, Tenant shall either discontinue the activities affecting the insurance or pay such increase as Additional Rent within ten (10) days after being billed therefor by Landlord. If any insurance coverage carried by Landlord pursuant to this Lease or otherwise with respect to the Building or the Property shall be cancelled or reduced (or cancellation or reduction thereof shall be threatened) by reason of the use or occupancy of the Premises other than as allowed by the Permitted Use by Tenant or by anyone permitted by Tenant to be upon the Premises, and if Tenant fails to remedy such condition within five (5) business days after notice thereof, Tenant shall be deemed to be in default under this Lease and Landlord shall have all remedies provided in this Lease, at law or in equity, including, without limitation, the right (but not the obligation) to enter upon the Premises and attempt to remedy such condition at Tenant’s cost.

ARTICLE 15 - LANDLORD’S INSURANCE

During the Term, Landlord shall maintain property insurance written on a Special Form (formerly known as “all risk”) basis covering the full replacement cost of the Property and the Building, including the initial Tenant Improvements (excluding, however, Tenant’s furniture, equipment and other personal property, Tenant Improvements and Alterations, unless Landlord otherwise elects to insure the Alterations pursuant to Section 13.1 above) against damage by fire and standard extended coverage perils and with vandalism and malicious mischief endorsements, rental loss coverage, at Landlord’s option, earthquake damage coverage, and such additional coverage as Landlord deems appropriate. Landlord shall also carry commercial general liability in such reasonable amounts and with such reasonable deductibles as would be carried by a prudent owner of a Comparable Building. At Landlord’s option, all such insurance may be carried under any blanket or umbrella policies that Landlord has in force for other buildings and projects. In addition, at Landlord’s option, Landlord may elect to self-insure all or any part of such required insurance coverage, provided that the waiver of subrogation clause pursuant to Article 19 below shall apply to Landlord to the extent of any insurance coverage with respect to which Landlord elects to self-insure. Landlord may, but shall not be obligated to carry any other form or forms of insurance as Landlord or the Mortgagees or ground lessors of Landlord may reasonably determine is advisable. The cost of insurance obtained by Landlord pursuant to this Article 15 (including self-insured amounts and deductibles) shall be included in Insurance Costs, except that any increase in the premium for the property insurance attributable to the replacement cost of the Tenant Improvements in excess of Building standard shall not be included as Insurance Costs, but shall be paid by Tenant within thirty (30) days after invoice from Landlord.

ARTICLE 16 - INDEMNIFICATION AND EXCULPATION

16.1 Tenant’s Assumption of Risk and Waiver. Except to the extent such matter is not covered by the insurance required to be maintained by Tenant under this Lease and/or except to the extent such matter is attributable to the gross negligence or willful misconduct of Landlord or Landlord’s agents, contractors or employees, Landlord shall not be liable to Tenant, or any of Tenant’s Parties for: (i) any damage to property of Tenant, or of others, located in, on or about the Premises, (ii) the loss of or damage to any property of Tenant or of others by theft or otherwise, (iii) any injury or damage to persons or property resulting from fire, explosion, falling ceiling tiles masonry, steam, gas, electricity, water, rain or leaks from any part of the Premises or from the pipes, appliance of plumbing works or from the roof, street or subsurface or from any other places or by dampness or by any other cause of whatsoever nature, (iv) any such damage caused by other tenants or persons in the Premises, occupants of any other portions of the Property, or the public, or caused by operations in construction of any private, public or quasi-public work, or (v) any interruption of utilities and services. Landlord shall in no event be liable to Tenant or any other person for any consequential damages, special or punitive damages, or for loss of business, revenue, income or profits and Tenant hereby waives any and all claims for any such damages. Tenant shall in no event be liable to Landlord or any other person for any consequential damages, special or punitive damages, or for loss of business, revenue, income or profits and Landlord hereby waives any and all claims for any such damages, except to the extent of losses arising out of a holdover pursuant to Section 21.2 below. Notwithstanding anything to the contrary contained in this Section 16.1, all property of Tenant and Tenant’s Parties kept or stored on the Premises, whether leased or owned by any such parties, shall be so kept or stored at the sole risk of Tenant and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant’s insurance carriers. Landlord or its agents shall not be liable for interference with light or other intangible rights.

        16.2 Tenant’s Indemnification. Tenant shall be liable for, and shall indemnify, defend, protect and hold Landlord and the Landlord Parties harmless from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including, without limitation, attorneys’ fees and court costs (collectively, “Indemnified Claims”), arising or resulting from (a) any occurrence in the Premises following the date Landlord delivers possession of all or any portion of the Premises to Tenant, except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord’s agents, contractors or employees, (b) any act or omission of Tenant or any of Tenant’s Parties in connection with Tenant’s occupancy of the Premises during the Term, as the same may be extended; (c) the use of the Premises, the Building and the Property and conduct of Tenant’s business by Tenant or any of Tenant’s Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any of Tenant’s Parties, in or about the Premises, the Building or elsewhere on the Property; and/or (d) any default by Tenant as to any obligations on Tenant’s part to be performed under the terms of this Lease. The foregoing indemnification shall include, but not be limited to, any injury to, or death of, any person, or any loss of, or damage to, any property on the Premises, or on adjoining sidewalks, streets or ways, or connected with the use, condition or occupancy thereof, whether or not Landlord or any Landlord Parties has or should have knowledge or notice of the defect or conditions causing or contributing to such injury, death, loss or damage. In case any action or proceeding is brought against Landlord or any Landlord Parties by reason of any such Indemnified Claims, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. Tenant’s indemnification obligations under this Section 16.2 and elsewhere in this Lease shall survive the expiration or earlier termination of this Lease. Tenant’s covenants, agreements and indemnification in Section 16.1 and this Section 16.2 are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease.

16.3 Landlord’s Indemnification of Tenant. Notwithstanding anything to the contrary contained in Section 16.1 or 16.2, Tenant shall not be required to protect, defend, save harmless or indemnify Landlord from any liability for injury, loss, accident or damage to any person resulting from Landlord’s grossly negligent acts or omissions or willful misconduct or that of its agents, contractors, servants, employees or licensees, in connection with Landlord’s activities on or about the Premises, or any pre-existing condition, and subject to the terms of Article 22, Landlord hereby indemnifies and agrees to protect, defend and hold Tenant harmless from and against Indemnified Claims arising out of Landlord’s grossly negligent acts or omissions or willful misconduct or those of its agents, contractors, servants, employees or licensees in connection with Landlord’s activities on or about the Premises or any pre-existing condition. Such exclusion from Tenant’s indemnity and such agreement by Landlord to so indemnify and hold Tenant harmless are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease to the extent that such policies cover (or, if such policies would have been carried as required, would have covered) the result of grossly negligent acts or omissions or willful misconduct of Landlord or those of its agents, contractors, servants, employees or licensees; provided, however, the provisions of this sentence shall in no way be construed to imply the availability of any double or duplicate coverage. Landlord’s and Tenant’s indemnification obligations hereunder may or may not be coverable by insurance, but the failure of either Landlord or Tenant to carry insurance covering the indemnification obligation shall not limit their indemnity obligations hereunder.

ARTICLE 17 - CASUALTY DAMAGE/DESTRUCTION

17.1 Landlord’s Rights and Obligations. If the Premises or the Building is damaged by fire or other casualty (“Casualty”) to an extent not exceeding twenty-five percent (25%) of the full replacement cost thereof, and Landlord’s contractor estimates in writing delivered to the parties that the damage thereto is such that the Building and/or Premises may be repaired, reconstructed or restored to substantially its condition immediately prior to such damage within one hundred twenty (120) days from the date of such Casualty, and Landlord will receive insurance proceeds sufficient to cover the costs of such repairs, reconstruction and restoration (including proceeds from Tenant and/or Tenant’s insurance which Tenant is required to deliver to Landlord pursuant to this Lease), then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect. If, however, the Premises or the Building is damaged to an extent exceeding twenty-five percent (25%) of the full replacement cost thereof, or Landlord’s contractor estimates that such work of repair, reconstruction and restoration will require longer than one hundred twenty (120) days to complete from the date of Casualty (which estimate shall be delivered to Tenant immediately following Landlord’s receipt thereof), or Landlord will not receive insurance proceeds (and/or proceeds from Tenant, as applicable) sufficient to cover the costs of such repairs, reconstruction and restoration, then Landlord may elect to either: (a) repair, reconstruct and restore the portion of the Premises or Building damaged by such Casualty (including the Tenant Improvements, the Alterations that Landlord elects to insure pursuant to Section 13.1 and, to the extent of insurance proceeds received from Tenant, the Alterations that Tenant is required to insure pursuant to Section 13.1), in which case this Lease shall continue in full force and effect; or (b) terminate this Lease effective as of the date which is thirty (30) days after Tenant’s receipt of Landlord’s election to so terminate. In addition, if Landlord’s contractor estimates that such work of repair, reconstruction and restoration will require longer than one hundred twenty (120) days to complete from the date of Casualty (which estimate shall be delivered to Tenant immediately following Landlord’s receipt thereof), then Tenant may elect to terminate this Lease within thirty (30) days of Tenant’s receipt of such estimate, provided that such termination date shall not be earlier than thirty (30) days following the date of the notice of termination. Under any of the conditions of this Section 17.1, Landlord shall give written notice to Tenant of its intention to repair or terminate within the later of thirty (30) days after the occurrence of such Casualty, or fifteen (15) days after Landlord’s receipt of the estimate from Landlord’s contractor or, as applicable, thirty (30) days after Landlord receives approval from Landlord’s Mortgagee to rebuild,.

17.2 Tenant’s Costs and Insurance Proceeds. In the event of any damage or destruction of all or any part of the Premises, Tenant shall promptly: (a) notify Landlord thereof; and (b) deliver to Landlord all insurance proceeds received by Tenant with respect to the Tenant Improvements and Alterations (to the extent such items are not covered by Landlord’s casualty insurance obtained by Landlord pursuant to this Lease) and with respect to Alterations in the Premises that Tenant is required to insure pursuant to Section 13.1, excluding proceeds for Tenant’s furniture and other personal property, whether or not this Lease is terminated as permitted in Section 17.1, and Tenant hereby assigns to Landlord all rights to receive such insurance proceeds. If, for any reason (including Tenant’s failure to obtain insurance for the full replacement cost of any Alterations which Tenant is required to insure pursuant to Section 13.1 hereof), Tenant fails to receive insurance proceeds covering the full replacement cost of such Alterations which are damaged, Tenant shall be deemed to have self-insured the replacement cost of such Alterations, and upon any damage or destruction thereto, Tenant shall immediately pay to Landlord the full replacement cost of such items, less any insurance proceeds actually received by Landlord from Landlord’s or Tenant’s insurance with respect to such items.

        17.3 Abatement of Rent. If as a result of any such damage, repair, reconstruction and/or restoration of the Premises or the Building, Tenant is prevented from using, and does not use, the Premises or any portion thereof, then Rent shall be abated or reduced, as the case may be, during the period that Tenant continues to be so prevented from using and does not use the Premises or portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises, from the date of the damage until the Premises is restored. Notwithstanding the foregoing to the contrary, if the damage is due to the negligence or willful misconduct of Tenant or any of Tenant’s Parties, there shall be no abatement of Rent beyond Landlord’s rent abatement insurance period. Except for abatement of Rent as provided hereinabove, Tenant shall not be entitled to any compensation or damages for loss of, or interference with, Tenant’s business or use or access of all or any part of the Premises resulting from any such damage, repair, reconstruction or restoration.

17.4 Inability to Complete. Notwithstanding anything to the contrary contained in this Article 17, if Landlord is obligated or elects to repair, reconstruct and/or restore the damaged portion of the Building or Premises pursuant to Section 17.1 above, but is delayed from completing such repair, reconstruction and/or restoration beyond the date which is three (3) months after the date estimated by Landlord’s contractor for completion thereof pursuant to Section 17.1, by reason of any causes beyond the reasonable control of Landlord (including, without limitation, delays due to Force Majeure, and delays caused by Tenant or any of Tenant’s Parties), then either party may elect to terminate this Lease upon thirty (30) days’ prior written notice to the other party; provided, however, Tenant shall not have the right to terminate if, at the end of such thirty (30) day notice period, the repair, reconstruction and/or restoration is substantially completed.

17.5 Damage to the Property. If there is a total destruction of the improvements on the Property or partial destruction of such improvements, the cost of restoration of which would exceed one-third (1/3) of the then replacement value of all improvements on the Property, by any cause whatsoever, whether or not insured against and whether or not the Premises are partially or totally destroyed, Landlord may within a period of ninety (90) days after the occurrence of such destruction, notify Tenant in writing that it elects not to so reconstruct or restore such improvements, in which event this Lease shall cease and terminate as of the date of such destruction.

17.6 Damage Near End of Term. In addition to its termination rights in Sections 17.1, 17.4 and 17.5 above, either party shall have the right to terminate this Lease if any damage to the Building or Premises occurs during the last twelve (12) months of the Term.

17.7 Tenant’s Termination Right. In the event of any damage or destruction which affects Tenant’s use and enjoyment of the Premises, if Tenant’s possession and use of the Premises cannot reasonably be (as indicated in the estimate of Landlord’s contractor) or is not restored by Landlord within one hundred eighty (180) days following the Casualty, Tenant shall have the right to terminate this Lease upon written notice to Landlord.

17.8 Waiver of Termination Right. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, except as expressly provided herein, Tenant hereby waives any and all provisions of applicable Law that provide alternative rights for the parties in the event of damage or destruction (including, without limitation, to the extent the Premises are located in California, the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 and any successor statute or laws of a similar nature).

ARTICLE 18 - CONDEMNATION

18.1 Substantial or Partial Taking. Subject to the provisions of Section 18.3 below, either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under law, by eminent domain or private purchase in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or the Property which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building and/or the Property. The terminating party shall provide written notice of termination to the other party within thirty (30) days after it first receives notice of the Taking. The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority. If this Lease is not terminated, Base Rent and all other elements of this Lease which are dependent upon the area of the Premises, the Building or the Property shall be appropriately adjusted to account for any reduction in the square footage of the Premises, Building or Property, as applicable. All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation or proceeds are expressly waived by Tenant, however, Tenant may file a separate claim for Tenant’s furniture, fixtures, equipment and other personal property, loss of goodwill and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award.

18.2 Condemnation Award. Subject to the provisions of Section 18.3 below, in connection with any Taking of the Premises or the Building, Landlord shall be entitled to receive the entire amount of any award which may be made or given in such taking or condemnation, without deduction or apportionment for any estate or interest of Tenant, it being expressly understood and agreed by Tenant that no portion of any such award shall be allowed or paid to Tenant for any so-called bonus or excess value of this Lease, and such bonus or excess value shall be the sole property of Landlord. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking (including any claim for bonus or excess value of this Lease); provided, however, if any portion of the Premises is taken, Tenant shall be granted the right to recover from the condemning authority (but not from Landlord) any compensation as may be separately awarded or recoverable by Tenant for the taking of Tenant’s furniture, fixtures, equipment and other personal property within the Premises, for Tenant’s relocation expenses, and for any loss of goodwill or other damage to Tenant’s business by reason of such taking.

        18.3 Temporary Taking. In the event of a Taking of the Premises or any part thereof for temporary use, (a) this Lease shall be and remain unaffected thereby and Rent shall not abate, and (b) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall perform its obligations with respect to surrender of the Premises and shall pay to Landlord the portion of any award which is attributable to any period of time beyond the Term expiration date. For purpose of this Section 18.3, a temporary taking shall be defined as a taking for a period of ninety (90) days or less.

        18.4 Waiver. Tenant hereby waives any rights it may have pursuant to any applicable Laws (including, without limitation, to the extent the Premises are located in California, any rights Tenant might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure) and agrees that the provisions hereof shall govern the parties’ rights in the event of any Taking.

ARTICLE 19 - WAIVER OF CLAIMS; WAIVER OF SUBROGATION

19.1 Parties’ Waiver. Each of Tenant and Landlord hereby waives its rights against the other for any claims or damages or losses, including any deductibles and self-insured amounts, which are caused by or result from (a) any occurrence insured under any property insurance policy carried by Tenant and Landlord, respectively, or (b) any occurrence which would have been covered under any property insurance required to be obtained and maintained by Tenant and Landlord, respectively, under this Lease had such insurance been obtained and maintained as required. The foregoing waiver shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.

19.2 Waiver of Insurers. Each party shall cause each property insurance policy carried by such party to provide that the insurer waives all rights of recovery by way of subrogation against Landlord, in connection with any claims, losses and damages covered by such policy. If either party fails to maintain insurance for an insurable loss, such loss shall be deemed to be self-insured with a deemed full waiver of subrogation as set forth in the immediately preceding sentence.

ARTICLE 20 - ASSIGNMENT AND SUBLETTING

20.1 Restriction on Transfer. Except with respect to a Permitted Transfer pursuant to Section 20.6 below, Tenant shall not, without the prior written consent of Landlord, which consent Landlord will not unreasonably withhold, condition or delay, assign this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant (any such assignment, encumbrance, sublease, license or the like being sometimes referred to as a “Transfer”). In no event may Tenant encumber or hypothecate this Lease or the Premises. This prohibition against Transfers shall be construed to include a prohibition against any assignment or subletting by operation of law. Any Transfer without Landlord’s consent (except for a Permitted Transfer pursuant to Section 20.6 below) shall constitute a default by Tenant under this Lease, and in addition to all of Landlord’s other remedies at law, in equity or under this Lease, such Transfer shall be voidable at Landlord’s election. For purposes of this Article 20, other than with respect to a Permitted Transfer under Section 20.6 and transfers of stock of Tenant if Tenant is a publicly-held corporation and such stock is transferred publicly over a recognized security exchange or over-the-counter market, if Tenant is a corporation, partnership or other entity, any transfer, assignment, encumbrance or hypothecation of fifty-one percent (51%) or more (individually or in the aggregate) of any stock or other ownership interest in such entity, and/or any transfer, assignment, hypothecation or encumbrance of any controlling ownership or voting interest in such entity, shall be deemed an assignment of this Lease and shall be subject to all of the restrictions and provisions contained in this Article 20.

20.2 Landlord’s Options. If Tenant desires to effect a Transfer, then at least twenty-one (21) days prior to the date when Tenant desires the Transfer to be effective (the “Transfer Date”), Tenant shall deliver to Landlord written notice (“Transfer Notice”) setting forth the terms and conditions of the proposed Transfer and the identity of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as a “Transferee”). Tenant shall also deliver to Landlord with the Transfer Notice, a current financial statement and such evidence of financial responsibility and standing as Landlord may reasonably require of the Transferee which have been certified or audited by a reputable independent accounting firm acceptable to Landlord, and such other information concerning the business background and financial condition of the proposed Transferee as Landlord may reasonably request. Except with respect to a Permitted Transfer, within ten (10) business days after Landlord’s receipt of any Transfer Notice, Landlord will notify Tenant of its election to do one of the following: (a) consent to the proposed Transfer subject to such reasonable conditions as Landlord may impose in providing such consent; (b) refuse such consent, which refusal shall be on reasonable grounds; or (c) terminate this Lease as to all or such portion of the Premises which is proposed to be sublet or assigned and recapture all or such portion of the Premises for reletting by Landlord, which termination shall be effective as of the proposed Transfer Date; provided, however, Tenant shall have the right to withdraw its request for a Transfer by written notice to Landlord given within five (5) business days following notice of Landlord’s election to terminate this Lease. If Landlord exercises its option to terminate this Lease with respect to only a portion of the Premises following Tenant’s request for Landlord’s approval of the proposed sublease of such space (and Tenant fails to timely withdraw its request), Landlord shall be responsible for the construction of any demising wall which Landlord reasonably deems necessary to separate such space from the remainder of the Premises.

        20.3 Additional Conditions; Excess Rent. A condition to Landlord’s consent to any Transfer will be the delivery to Landlord of a true copy of the fully executed instrument of assignment, sublease, transfer or hypothecation, in form and substance reasonably satisfactory to Landlord, an original of Landlord’s standard consent form executed by both Tenant and the proposed Transferee (with such changes as Tenant or the Transferee shall request and Landlord shall agree to), and an affirmation of guaranty in form satisfactory to Landlord executed by each guarantor of this Lease, if any. In addition, Tenant shall pay to Landlord as Additional Rent within thirty (30) days after receipt thereof, without affecting or reducing any other obligations of Tenant hereunder, fifty percent (50%) of any rent or other economic consideration received by Tenant as a result of any Transfer which exceeds, in the aggregate, (i) the total Rent which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased) for the applicable period, plus (ii) any tenant improvement costs or similar concessions, brokerage commissions, marketing fees, and attorneys’ fees and costs actually paid by Tenant in connection with such Transfer, which commissions and fees shall, for purposes of the aforesaid calculation, be amortized on a straight-line basis over the term of such assignment or sublease. If Tenant effects a Transfer or requests the consent of Landlord to any Transfer (whether or not such Transfer is consummated), then, upon demand, and as a condition precedent to Landlord’s consideration of the proposed assignment or sublease, Tenant agrees to pay Landlord a non-refundable administrative fee of Five Hundred

Dollars ($500.00), plus Landlord’s reasonable attorneys’ and paralegal fees and other costs incurred by Landlord (not to exceed $2,500.00) in reviewing each such proposed assignment or sublease (excluding Landlord’s in-house attorneys or paralegals). Acceptance of the Five Hundred Dollar ($500.00) administrative fee and/or reimbursement of Landlord’s attorneys’ and/or paralegal fees shall in no event obligate Landlord to consent to any proposed Transfer.

20.4 Reasonable Disapproval. Without limiting in any way Landlord’s right to withhold its consent on any reasonable grounds, it is agreed that Landlord will not be acting unreasonably in refusing to consent to a Transfer if, in Landlord’s reasonable opinion: (a) the net worth or financial capabilities of a proposed assignee is less than that of Tenant and each guarantor of this Lease, if any, or the proposed assignee does not have the financial capability to fulfill the obligations imposed by the Transfer, and Tenant has been released from the Lease obligations; (b) the proposed Transferee is a governmental entity; (c) the portion of the Premises to be sublet or assigned is irregular in shape with inadequate means of ingress and egress; (d) the proposed Transfer involves a change of use of the Premises or would violate any exclusive use covenant to which Landlord is bound; (e) the Transferee is not in Landlord’s reasonable opinion of reputable or good character or consistent with tenants of Comparable Buildings, or (f) the proposed Transferee is an existing tenant of the Building or Property or is negotiating with Landlord (or has negotiated with Landlord in the last six (6) months as evidenced by a written proposal submitted to such party by Landlord) for space in the Building or the Property.

20.5 No Release. No Transfer, occupancy or collection of rent from any proposed Transferee shall be deemed a waiver on the part of Landlord, or the acceptance of the Transferee as Tenant and no Transfer shall release Tenant of Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay Rent and to perform all other obligations to be performed by Tenant hereunder. Landlord may require that any Transferee remit directly to Landlord on a monthly basis, all monies due Tenant by said Transferee, and each sublease shall provide that if Landlord gives said sublessee written notice that Tenant is in default under this Lease, said sublessee will thereafter make all payments due under the sublease directly to or as directed by Landlord, which payments will be credited against any payments due under this Lease. Tenant hereby irrevocably and unconditionally assigns to Landlord all rents and other sums payable under any sublease of the Premises; provided, however, that Landlord hereby grants Tenant a license to collect all such rents and other sums so long as Tenant is not in default under this Lease beyond applicable notice and cure periods. Consent by Landlord to one Transfer shall not be deemed consent to any subsequent Transfer. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. Landlord may consent to subsequent assignments of this Lease or sublettings or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease. To the extent the Premises are located in California, Tenant hereby waives (for itself and all persons claiming under Tenant) the provisions of Civil Code Section 1995.310.

20.6 Permitted Transfers. Notwithstanding the provisions of Section 20.1 above to the contrary, provided that Tenant is not then in default, Tenant may assign this Lease or sublet the Premises or any portion thereof (herein, a “Permitted Transfer”), without Landlord’s consent to any entity that controls, is controlled by or is under common control with Tenant, or to any entity resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant’s business as a going concern (each, a “Permitted Transferee”), provided that: (a) at least ten (10) business days prior to such assignment or sublease, Tenant delivers to Landlord a reasonably detailed description of the proposed Transfer and the financial statements and other financial and background information of the assignee or sublessee described in Section 20.2 above; (b) in the case of an assignment, the assignee assumes, in full, the obligations of Tenant under this Lease (or in the case of a sublease, the sublessee of a portion of the Premises or Term assumes, in full, the obligations of Tenant with respect to such portion) pursuant to an assignment and assumption agreement (or a sublease, as applicable) reasonably acceptable to Landlord, a fully executed copy of which is delivered to Landlord within thirty (30) days following the effective date of such assignment or subletting; (c) each guarantor of this Lease executes a reaffirmation of its guaranty in form satisfactory to Landlord; (d) Tenant (or in the case of a merger, the surviving entity) remains fully liable under this Lease unless otherwise released in writing by Landlord; (e) Intentionally Omitted; (f) the use of the Premises is pursuant to Section 1.10 of this Lease; (g) such transaction is not entered into as a subterfuge to avoid the restrictions and provisions of this Article 20 and will not violate any exclusive use covenant to which Landlord is bound; (h) with respect to a subletting only, Tenant and such Permitted Transferee execute Landlord’s standard consent to sublease form (with such changes as Tenant and Permitted Transferee shall reasonably request and Landlord shall agree to); and (i) Tenant is not in default under this Lease beyond applicable notice and cure periods. A public offering of shares of stock on a national exchange shall constitute a Permitted Transfer.

ARTICLE 21 - SURRENDER AND HOLDING OVER

        21.1 Surrender of Premises. Upon the expiration or sooner termination of this Lease, Tenant shall surrender all keys for the Premises and exclusive possession of the Premises to Landlord broom clean and in good condition and repair, reasonable wear and tear excepted (and casualty damage excepted), with all of Tenant’s personal property, electronic, fiber, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (to be removed in accordance with the National Electric Code and other applicable Laws) and those items, if any, of Alterations identified by Landlord pursuant to Section 13.2, removed therefrom and all damage caused by such removal repaired. If Tenant fails to remove by the expiration or sooner termination of this Lease all of its personal property and Alterations identified by Landlord for removal pursuant to Section 13.2, Landlord may (without liability to Tenant for loss thereof), at Tenant’s sole cost and in addition to Landlord’s other rights and remedies under this Lease, at law or in equity: (a) remove and store such items in accordance with applicable Law; and/or (b) upon ten (10) days’ prior notice to Tenant, sell all or any such items at private or public sale for such price as Landlord may obtain as permitted under applicable Law. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord’s attorneys’ fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

21.2 Holding Over. Tenant will not be permitted to hold over possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. If Tenant holds over after the expiration or earlier termination of the Term with or without the express written consent of Landlord, then, in addition to all other remedies available to Landlord, Tenant shall become a tenant at sufferance only, upon the terms and conditions set forth in this Lease so far as applicable (including Tenant’s obligation to pay all Additional Rent under this Lease), but at a Monthly Base Rent equal to one hundred twenty-five percent (125%) of the Monthly Base Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination, plus Tenant’s Percentage. Any such holdover Rent shall be paid on a per diem basis. Acceptance by Landlord of Rent after such expiration or earlier termination shall not constitute consent to a hold over hereunder or result in an extension of this Lease. This Section 21.2 shall not be construed to create any express or implied right to holdover beyond the expiration of the Term or any extension thereof. Tenant shall be liable, and shall pay to Landlord within thirty (30) days after demand, for all losses incurred by Landlord as a result of such holdover, and shall indemnify, defend and hold Landlord and the Landlord Parties harmless from and against all liabilities, damages, losses, claims, suits, costs and expenses (including reasonable attorneys’ fees and costs) arising from or relating to any such holdover tenancy, including without limitation, any claim for damages made by a succeeding tenant. Tenant’s indemnification obligation hereunder shall survive the expiration or earlier termination of this Lease. The foregoing provisions of this Section 21.2 are in addition to, and do not affect, Landlord’s right of re-entry or any other rights of Landlord hereunder or otherwise at law or in equity.

ARTICLE 22 - DEFAULTS

22.1 Tenant’s Default. The occurrence of any one or more of the following events shall constitute a “Default” under this Lease by Tenant:

a. the failure by Tenant to make any payment of Rent, Additional Rent or any other payment required to be made by Tenant hereunder, where such failure continues for three (3) business days after written notice thereof from Landlord that such payment was not received when due;

b. the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Sections 22.1(a) or (b) above, where such failure shall continue for a period of ten (10) business days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that it may be cured but more than ten (10) business days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said ten (10) business day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than sixty (60) days from the date of such notice from Landlord, subject to Force Majeure Delays; or

c. A general assignment by Tenant or any guarantor or surety of Tenant’s obligations hereunder (“Guarantor”) for the benefit of creditors;

d. The filing of a voluntary petition in bankruptcy by Tenant or any Guarantor, the filing by Tenant or any Guarantor of a voluntary petition for an arrangement, the filing by or against Tenant or any Guarantor of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by the creditors of Tenant or any Guarantor, said involuntary petition remaining undischarged for a period of one hundred twenty (120) days;

e. Receivership, attachment, or other judicial seizure of substantially all of Tenant’s assets on the Premises, such attachment or other seizure remaining undismissed or undischarged for a period of thirty (30) days after the levy thereof;

f. Death or disability of Tenant or any Guarantor, if Tenant or such Guarantor is a natural person, or the failure by Tenant or any Guarantor to maintain its legal existence, if Tenant or such Guarantor is a corporation, partnership, limited liability company, trust or other legal entity.

Any notice sent by Landlord to Tenant pursuant to this Section 22.1 shall be in lieu of, and not in addition to, any notice required under any applicable Law.

ARTICLE 23 - REMEDIES OF LANDLORD

        23.1 Landlord’s Remedies; Termination. In the event of any such Default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity (including, without limitation, to the extent the Premises are located in California, the remedies of Civil Code Section 1951.4 and any successor statute or similar Law, which provides that Landlord may continue this Lease in effect following Tenant’s breach and abandonment and collect rent as it falls due, if Tenant has the right to sublet or assign, subject to reasonable limitations), Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder and to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of as permitted by applicable Law. If Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant: (a) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus (b) the worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to: the total unamortized sum of any Abated Amount and Applied Allowance (amortized on a straight line basis over the initial Term of this Lease), tenant improvement costs; attorneys’ fees; brokers’ commissions; any costs required to return the Premises to the conditioned required at the end of the Term; the costs of refurbishment, alterations, renovation and repair of the Premises; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant’s personal property, equipment, fixtures, Alterations, Tenant Improvements and any other items which Tenant is required under this Lease to remove but does not remove; plus (e) all other monetary damages allowed under applicable Law.

As used in Sections 23.1 (a) and 23.1(b) above, the “worth at the time of award” is computed by allowing interest at the Interest Rate set forth in the Summary. As used in Section 23.1(c) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). To the extent the Premises are located in California, Tenant hereby waives for Tenant and all those claiming under Tenant all right now or hereafter existing including, without limitation, any rights under California Code of Civil Procedure Sections 1174 and 1179 and Civil Code Section 1950.7 to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

23.2 Landlord’s Remedies; Continuation of Lease; Re-Entry Rights. In the event of any such Default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall also have the right to (a) continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, and (b) with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of as permitted by applicable Law. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 23.2, and no acceptance of surrender of the Premises or other action on Landlord’s part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. No notice from Landlord or notice given under a forcible entry and detainer statute or similar Laws will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Notwithstanding any reletting without termination by Landlord because of any Default, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

23.3 Landlord’s Right to Perform. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement or offset of Rent. In the event of any Default by Tenant, Landlord may, without waiving or releasing Tenant from any of Tenant’s obligations, make such payment or perform such other act as required to cure such Default on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within five (5) days after demand therefor as Additional Rent.

23.4 Rights and Remedies Cumulative. All rights, options and remedies of Landlord contained in this Article 23 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Article 23 shall be deemed to limit or otherwise affect Tenant’s indemnification of Landlord pursuant to any provision of this Lease.

ARTICLE 24 - ENTRY BY LANDLORD

        Landlord and its employees and agents shall at all reasonable times have the right to enter the Premises to inspect the same, to supply any service required to be provided by Landlord to Tenant under this Lease, to exhibit the Premises to prospective lenders or purchasers (or during the last six (6) months of the Term or during any uncured material monetary default by Tenant, to prospective tenants), to post notices of non-responsibility, and/or to alter, improve or repair the Premises or any other portion of the Building or Property, all without being deemed guilty of or liable for any breach of Landlord’s covenant of quiet enjoyment or any eviction of Tenant, and without abatement of Rent. In exercising such entry rights, Landlord shall minimize, to the extent reasonably practicable, the interference with Tenant’s business, and shall provide Tenant with at least one (1) business day’s advance notice (oral or written) of such entry (except in emergency situations and for scheduled services, in which case no notice shall be required). For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes, and Landlord shall have the means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, or grounds for any abatement or reduction of Rent and Landlord shall not have any liability to Tenant for any damages or losses on account of any such entry by Landlord.

ARTICLE 25 - LIMITATION ON LANDLORD’S LIABILITY

Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including as to any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual members, managers, investors, partners, directors, officers, or shareholders of Landlord or Landlord’s members or partners, and Tenant shall not seek recourse against the individual members, managers, investors, partners, directors, officers, or shareholders of Landlord or Landlord’s members or partners or any other persons or entities having any interest in Landlord, or any of their personal assets for satisfaction of any liability with respect to this Lease. In addition, in consideration of the benefits accruing hereunder to Tenant and notwithstanding anything contained in this Lease to the contrary, Tenant hereby covenants and agrees for itself and all of its successors and assigns that the liability of Landlord for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Landlord), shall be limited solely to, and Tenant’s and its successors’ and assigns’ sole and exclusive remedy shall be against, Landlord’s interest in the Property, and sales and insurance proceeds, and no other assets of Landlord. The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee’s interest in a ground lease of, the Property. In the event of any transfer or conveyance of any such title or interest (other than a transfer for security purposes only), the transferor shall be automatically relieved of all covenants and obligations on the part of Landlord contained in this Lease. Landlord and Landlord’s transferees and assignees shall have the absolute right to transfer all or any portion of their respective title and interest in the Premises, the Building, the Property and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease.

ARTICLE 26 - SUBORDINATION

Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). This clause shall be self-operative, but no later than ten (10) business days after written request from Landlord or any holder of a Mortgage (each, a “Mortgagee” and collectively, “Mortgagees”), Tenant shall execute a commercially reasonable subordination agreement. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. No later than ten (10) business days after written request by Landlord or any Mortgagee, Tenant shall, without charge, attorn to any successor to Landlord’s interest in this Lease. Tenant hereby waives its rights under any current or future Law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale. Should Tenant fail to sign and return any such documents within said ten (10) business day period, Tenant shall be in default hereunder. Concurrently with its execution and delivery of this Lease, Landlord shall deliver to Tenant a non-disturbance, subordination and attornment agreement from Landlord’s existing lenders, if any, with respect to the Building, using Landlord’s or such lenders’ commercially reasonable form(s), and in form and substance reasonably acceptable to Tenant, which provides that so long as Tenant is not in Default under the terms of this Lease, Tenant’s quiet possession and occupancy will not be disturbed. Notwithstanding the foregoing or any provision in this Lease to the contrary, Tenant’s obligation to subordinate its leasehold interest and attorn to any Mortgagee shall be expressly conditioned upon Tenant’s receipt of a commercially reasonable non-disturbance agreement from such Mortgagee.

ARTICLE 27 - ESTOPPEL CERTIFICATE

Within ten (10) business days following Landlord’s written request, Tenant shall execute and deliver to Landlord an estoppel certificate, in a form substantially similar to the form of Exhibit F attached hereto. Any such estoppel certificate delivered pursuant to this Article 27 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of any portion of the Property, as well as their assignees. Tenant’s failure to deliver such estoppel certificate following an additional two (2) business day cure period after notice shall constitute a default hereunder. Tenant’s failure to deliver such certificate within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord’s performance, and that not more than one (1) month’s Rent has been paid in advance.

ARTICLE 28 - RELOCATION OF PREMISES

Intentionally Deleted.

ARTICLE 29 - MORTGAGEE PROTECTION

        If, in connection with Landlord’s obtaining or entering into any financing or ground lease for any portion of the Building or Property, the lender or ground lessor shall request modifications to this Lease, Tenant shall, within thirty (30) days after request therefor, execute an amendment to this Lease including such modifications, provided such modifications are reasonable, do not increase the obligations of Tenant hereunder, do not increase the Rent, or adversely affect the leasehold estate created hereby or Tenant’s rights hereunder. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee covering the Premises or ground lessor of Landlord whose address shall have been furnished to Tenant, and shall offer such beneficiary, mortgagee or ground lessor a reasonable opportunity to cure the default (including with respect to any such beneficiary or mortgagee, time to obtain possession of the Premises, subject to this Lease and Tenant’s rights hereunder, by power of sale or judicial foreclosure, if such should prove necessary to effect a cure).

ARTICLE 30 - QUIET ENJOYMENT

Landlord covenants and agrees with Tenant that, upon Tenant performing all of the covenants and provisions on Tenant’s part to be observed and performed under this Lease (including payment of Rent hereunder), subject to applicable notice and cure periods, Tenant shall have the right to use and occupy the Premises in accordance with and subject to the terms and conditions of this Lease as against all persons claiming by, through or under Landlord. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.

ARTICLE 31 - MISCELLANEOUS PROVISIONS

31.1 Broker. Each of Landlord and Tenant represents that it has not had any dealings with any real estate broker, finder or intermediary with respect to this Lease, other than the Brokers specified in the Summary. Tenant shall indemnify, protect, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) resulting from any breach by Tenant of the foregoing representation, including, without limitation, any claims that may be asserted against Landlord by any broker, agent or finder undisclosed by Tenant herein. Landlord shall indemnify, protect, and hold Tenant harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) resulting from any other brokers claiming to have represented Landlord in connection with this Lease or from a breach by Landlord of the foregoing representation. The foregoing indemnities shall survive the expiration or earlier termination of this Lease. Landlord shall pay to the Brokers the brokerage fee, if any, pursuant to a separate written agreement between Landlord and Brokers.

31.2 Governing Law. This Lease shall be governed by, and construed pursuant to, the laws of the state in which the Building is located. Venue for any litigation between the parties hereto concerning this Lease or the occupancy of the Premises shall be initiated in the county in which the Premises are located. Tenant shall comply with all governmental and quasi-governmental laws, ordinances and regulations applicable to the Building, Property and/or the Premises, and all rules and regulations adopted pursuant thereto and all covenants, conditions and restrictions applicable to and/or of record against the Building, Property and/or the Site (individually, a “Law” and collectively, the “Laws”).

31.3 Successors and Assigns. Subject to the provisions of Article 25 above, and except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives and permitted successors and assigns; provided, however, no rights shall inure to the benefit of any Transferee of Tenant unless the Transfer to such Transferee is made in compliance with the provisions of Article 20, and no options or other rights which are expressly made personal to the original Tenant hereunder or in any rider attached hereto shall be assignable to or exercisable by anyone other than the original Tenant under this Lease.

31.4 No Merger. The voluntary or other surrender of this Lease by Tenant or a mutual termination thereof shall not work as a merger and shall, at the option of Landlord, either (a) terminate all or any existing subleases, or (b) operate as an assignment to Landlord of Tenant’s interest under any or all such subleases.

31.5 Professional Fees. If either Landlord or Tenant should bring suit (or alternate dispute resolution proceedings) against the other with respect to this Lease, including for unlawful detainer, forcible entry and detainer, or any other relief against the other hereunder, then all costs and expenses incurred by the prevailing party therein (including, without limitation, its actual appraisers’, accountants’, attorneys’ and other professional fees, expenses and court costs), shall be paid by the other party, including any and all costs incurred in enforcing, perfecting and executing such judgment and all reasonable costs and attorneys’ fees associated with any appeal.

31.6 Waiver. The waiver by either party of any breach by the other party of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant and condition herein contained, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of any party to insist upon the performance by the other in strict accordance with said terms. No waiver of any default of either party hereunder shall be implied from any acceptance by Landlord or delivery by Tenant (as the case may be) of any Rent or other payments due hereunder or any omission by the non-defaulting party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.

        31.7 Terms and Headings. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The Article and Section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. Any deletion of language from this Lease prior to its execution by Landlord and Tenant shall not be construed to raise any presumption, canon of construction or implication, including, without limitation, any implication that the parties intended thereby to state the converse of the deleted language. The parties hereto acknowledge and agree that each has participated in the negotiation and drafting of this Lease; therefore, in the event of an ambiguity in, or dispute regarding the interpretation of, this Lease, the interpretation of this Lease shall not be resolved by any rule of interpretation providing for interpretation against the party who caused the uncertainty to exist or against the draftsman.

31.8 Time. Time is of the essence with respect to performance of every provision of this Lease in which time or performance is a factor.

31.9 Business Day. A “business day” is Monday through Friday, excluding holidays observed by the United States Postal Service and reference to 5:00 p.m. is to the time zone of the recipient. Whenever action must be taken (including the giving of notice or the delivery of documents) under this Lease during a certain period of time (or by a particular date) that ends (or occurs) on a non-business day, then such period (or date) shall be extended until the immediately following business day.

31.10 Payments and Notices. All Rent and other sums payable by Tenant to Landlord hereunder shall be paid to Landlord at the address designated in the Summary, or to such other persons and/or at such other places as Landlord may hereafter designate in writing. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by nationally recognized overnight courier or express mailing service), or by registered or certified mail, postage prepaid, return receipt requested, addressed to Tenant at the address(es) designated in the Summary, or to Landlord at the address(es) designated in the Summary. Either party may, by written notice to the other, specify a different address for notice purposes. Notice given in the foregoing manner shall be deemed given (i) upon confirmed transmission if sent by facsimile transmission, provided such transmission is prior to 5:00 p.m. on a business day (if such transmission is after 5:00 p.m. on a business day or is on a non-business day, such notice will be deemed given on the following business day), (ii) when actually received or refused by the party to whom sent if delivered by a carrier or personally served or (iii) if mailed, on the day of actual delivery or refusal as shown by the certified mail return receipt or the expiration of three (3) business days after the day of mailing, whichever first occurs.

31.11 Prior Agreements; Amendments. This Lease, including the Summary and all Exhibits attached hereto, contains all of the covenants, provisions, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and any other matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to the Premises or any such other matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Lease to the extent they are not expressly incorporated herein.

31.12 Separability. The invalidity or unenforceability of any provision of this Lease shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain valid and in full force and effect to the fullest extent permitted by law.

31.13 Recording. Neither Landlord nor Tenant shall record this Lease or a short form memorandum of this Lease.

31.14 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by any statute or at common law.

31.15 Financial Statements. Upon ten (10) business days prior written request from Landlord (which Landlord may make at any time during the Term including in connection with Tenant’s exercise of any Option in this Lease, but no more often that two (2) times in any calendar year), Tenant shall deliver to Landlord (a) a current financial statement of Tenant and any guarantor of this Lease, and (b) financial statements of Tenant and such guarantor for the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally acceptable accounting principles and certified as true in all material respects by Tenant (if Tenant is an individual) or by an authorized officer, member/manager or general partner of Tenant (if Tenant is a corporation, limited liability company or partnership, respectively). Notwithstanding the foregoing, Tenant shall have no obligation to provide financial statements if such information is publicly available following a public offering of shares of stock on a national stock exchange.

31.16 No Partnership. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant by reason of this Lease.

        31.17 Force Majeure. If either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials (provided that if substitute materials are available, such inability shall not constitute a Force Majeure Event), failure of power, governmental moratorium or other governmental action or inaction (including, without limitation, failure, refusal or delay in issuing permits, approvals and/or authorizations, provided that any governmental inaction coupled with a party’s failure to diligently pursue a required governmental approval shall not constitute a Force Majeure Event), injunction or court order, riots, insurrection, war, terrorism, bioterrorism, fire, earthquake, or other reason of a like nature not within the reasonable control of the party delaying in performing work or doing acts required under the terms of this Lease (but excluding delays due to financial inability) (such events are herein collectively referred to as “Force Majeure Events” and any delays caused by such events are herein collectively referred to as Force Majeure Delay(s)”), then performance of such act shall be excused for the period of such Force Majeure Delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section 31.17 shall not apply to nor operate to excuse Tenant from the payment of Monthly Base Rent, or any Additional Rent or any other payments strictly in accordance with the terms of this Lease.

31.18 Counterparts. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

31.19 Nondisclosure of Terms. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord’s relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, shareholders, members, managers, employees, agents and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication or any other tenant or apparent prospective tenant of the Building or other portion of the Property, or real estate agent, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease.

31.20 Tenant’s Authority. If Tenant executes this Lease as a partnership, corporation or limited liability company, then Tenant and the persons and/or entities executing this Lease on behalf of Tenant represent and warrant that: (a) Tenant is a duly organized and existing partnership, corporation or limited liability company, as the case may be, and is qualified to do business in the state in which the Building is located; (b) such persons and/or entities executing this Lease are duly authorized to execute and deliver this Lease on Tenant’s behalf; and (c) this Lease is binding upon Tenant in accordance with its terms. Tenant shall provide to Landlord a copy of any documents reasonably requested by Landlord evidencing such qualification, organization, existence and authorization within ten (10) days after Landlord’s request. Tenant represents and warrants to Landlord that Tenant is not, and the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not, (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

31.21 Joint and Several Liability. If more than one person or entity executes this Lease as Tenant: (a) each of them is and shall be jointly and severally liable for the covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and (b) the act or signature of, or notice from or to, any one or more of them with respect to this Lease shall be binding upon each and all of the persons and entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or signed, or given or received such notice.

31.22 No Option. The submission of this Lease for examination or execution by Tenant does not constitute a reservation of or option for the Premises and this Lease shall not become effective as a Lease until it has been executed by Landlord and delivered to Tenant.

31.23 Options and Rights in General. Any option (each an “Option” and collectively, the “Options”), including without limitation, any option to extend, option to terminate, option to expand, right to lease, right of first offer, and/or right of first refusal, granted to Tenant is personal to the original Tenant executing this Lease or a Permitted Transferee and may be exercised only by the original Tenant executing this Lease while occupying the entire Premises and without the intent of thereafter assigning this Lease or subletting the Premises or a Permitted Transferee and may not be exercised or be assigned, voluntarily or involuntarily, by any person or entity other than the original Tenant executing this Lease or a Permitted Transferee. The Options, if any, granted to Tenant under this Lease are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise. Tenant will have no right to exercise any Option, notwithstanding any provision of the grant of option to the contrary, and Tenant’s exercise of any Option may be nullified by Landlord and deemed of no further force or effect, if (i) Tenant is in default under the terms of this Lease beyond applicable notice and cure periods as of Tenant’s exercise of the Option in question or as of the commencement of the Option event, (ii) Tenant has sublet all or more than fifty percent (50%) of the Premises except pursuant to a Permitted Transfer.

[NO FURTHER TEXT ON THIS PAGE; SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the date first above written.

Tenant:

INPHI CORPORATION, a Delaware corporation

By:	/s/ John S. Edmunds
Name:	John S. Edmunds
Title:	CFO and CAO

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Landlord:

LBA REALTY FUND III-COMPANY VII, LLC, a Delaware limited liability company

By:	LBA Realty Fund III, L.P., a Delaware limited partnership, its sole Member and Manager

By:	LBA Management Company III, LLC, a Delaware limited liability company, its General Partner

By:	LBA Realty LLC, a Delaware limited liability company, its Manager

By:	LBA Inc., a California corporation, its Managing Member

By:	/s/ Perry Schonfeld
Name:	Perry Schonfeld
Title:	Authorized Signatory

For LBA Office Use Only: Prepared & Reviewed by: [INITIALS]

EXHIBIT A

PREMISES FLOOR

PLAN

EXHIBIT A

EXHIBIT A-1

DEPICTION OF RESERVED PARKING SPACES

EXHIBIT A-1

EXHIBIT B

SITE PLAN

EXHIBIT B

EXHIBIT B-1

LOADING AND UNLOADING AREAS

EXHIBIT B-1

EXHIBIT C-1

DESCRIPTION OF LANDLORD’S WORK

For purposes of Section 4.3 of the Lease, Landlord’s Work shall consist of:

1. Finished Men’s and Women’s toilet rooms on the first (1st) floor of the Building which meet all fire life safety, handicap requirements and LEED water-consumption requirements in effect as of the Delivery Date. Complete.

2. Finished main Building lobby with new Building standard finishes. Complete.

3. Finished exit corridors (if required by the City of Thousand Oaks’ (the “City”) applicable building codes, in effect as of the Delivery Date [the “Building Code”]) and elevator lobbies on the leased floor with new Building standard finishes or equal finishes mutually agreed by Landlord and Tenant. Complete.

4. The interior surface of any corridor walls, perimeter walls (below and above the window line up to a 10’-0” height) and columns shall be fired taped smooth ready for finished painting. Complete.

5. Code compliant electrical and telephone closet(s) on the subject floor. Complete.

6. Finished elevator cabs with new Building standard finishes. Complete.

7. Mechanical equipment room (if required by HVAC system). Complete.

8. Existing primary HVAC duct loop and existing hot water pipe loop (depending on system) from the mechanical equipment room around the Building core for variable air volume (VAV) boxes and controls to support Tenant’s plan and layout. All existing VAV boxes shall be delivered in good working order. Furthermore, per Tenant’s HVAC contractor inspection of the HVAC system, including the following items which will need to be repaired by Landlord as part of Landlord’s Work:

a. Rear bearing on fan No. 9 should be replaced and a new shaft installed.

b. Apparent Leaks on Chiller Nos. 2 and 3 should be inspected and repaired.

c. 4 VAV controllers and 2 Thermostats need to be replaced.

9. Building HVAC system to (i) provide a minimum of One (1) ton of tempered air per every 300 usable square feet, and (ii) have the capacity to maintain a temperature of 72 degrees (+/- 2 degrees) in the Premises. Building HVAC system shall deliver required minimum air per the applicable Building Code.

10. Janitor’s closet on the subject floor with adequate plumbing. Complete.

11. Existing fire sprinklers protection consisting of main loop, laterals and uprights, to be delivered in good working order and in compliance with Building Code.

12. Fire protection alarm and communication systems installed according to Building Code, including annunciation panels.

13. Any other life safety or life support systems for the Premises (main panel on floor and/or master panel) as may be required by Building Code and to accommodate Tenant’s plan/layout.

14. New Building standard window treatments.

15. In the event that the existing raised floor is not in compliance with the applicable Building Code or Law, then Landlord shall pay for the cost, which shall be at Landlord’s sole cost and separate from the Allowance set forth below. In addition, to the extent required by the Building Code and/or the City inspector, Landlord shall demolish and remove all existing cabling, sprinkler piping, duct detectors, conduits and boxes that are currently below the raised floor. Notwithstanding the foregoing, to the extent that during subsequent inspections by the City inspector prior to the construction of the Tenant improvements, or during the approval process of Tenant’s construction documents, it is determined that the raised floor is not in compliance with the applicable Building Code or Law, and either Landlord agrees, or it can be demonstrated that, such non-compliance existed at the Delivery Date, Landlord, at Landlord’s sole cost and separate from the Allowance, shall be responsible for the costs associated with ensuring the floor is in compliance, with respect to the deficiency at the Delivery Date. Landlord’s obligations shall be limited to those physical items required to deliver the Premises in compliance with code and ready for Tenant’s work (i.e. Landlord is not responsible for carpet, baseboard, or any additional items that should be paid for out of the Allowance or by Tenant.)

16. Finished Building stairways per Building Code. Complete.

17. Electrical transformers and panels to meet a connected load for power at 1.2 watts per rentable s.f. at 277/480 volt for lighting, and 6 watts per rentable s.f. at 120/208 volts for power throughout the Premises, and 100 watts per rentable s.f. for Tenant’s data center room. In addition, sufficient capacity in the Building service (bus-duct) for 80 KVA of electrical loads for Tenant’s lab areas.

EXHIBIT C-1

18. Conduit for fiber utilization by Tenant from the street to minimum point of entry (“MPOE”) in the Building. Complete.

19. As a charge against the Allowance, conduit shall be installed from designated location of Tenant’s generator to Building electrical room.

20. As a charge against the Allowance, six (6) four inch (4”) conduits shall be installed from the MPOE to a designated room on the Premises floor.

21. Landlord to provide Tenant’s architect with all information regarding the Building’s mechanical systems, electrical systems, plans, construction type and other building/facilities reasonable related information as requested by Tenant, and up-to-date CADD as-builts, including “path of travel” drawings.

22. Landlord shall provide information on Building’s systems to support 24/7 HVAC for certain portions of the Premises and/or supplemental HVAC unit(s). If Building does not have 24/7 HVAC and/or supplemental HVAC unit(s) available for Tenant, Landlord shall provide a potential outdoor space (see attached plan showing proposed area) or roof-top space for Tenant’s equipment (see Roof Rights section). Said area shall be provided to Tenant at no additional charge.

23. Landlord shall be responsible for all required existing shell and core MEP system upgrades for all code compliance triggered by Tenant’s improvements and construction.

24. Tenant shall have the ability to install a drop ceiling throughout the Premises which is at least 9’ feet high.

25. Landlord’s Work and all common areas and Building shell and core shall be in compliance with LEED requirements per the City. Landlord shall reasonably cooperate with Tenant in obtaining any required LEED certification by the City. Landlord is in the process of obtaining a minimum LEED Silver Certification.

26. Landlord warrants that chilled water piping stubs are located within the Premises for Tenant’s use through the existing infrastructure.

27. Landlord shall deliver the existing ceiling system in its existing “as-is” condition and Landlord shall not be responsible for any compliance work required for said ceiling. However, Landlord, in addition to and separate from the Allowance, shall provide Tenant with an additional allowance in connection with said existing ceiling compliance work in the amount of ten thousand dollars ($10,000.00).

EXHIBIT C-2

WORK LETTER

[TENANT BUILD W/ALLOWANCE]

1. TENANT IMPROVEMENTS. Defined terms which are used in this Work Letter without definition have the meanings given to them in the Lease. As used in this Work Letter, the term “Tenant Improvements” or “Tenant Improvement Work” or “Tenant’s Work” means those items of general tenant improvement construction shown on the Final Plans (described in Section 4 below), more particularly described in Section 5 below. Tenant shall use commercially reasonable efforts to substantially complete the Tenant Improvements on or before August 27, 2010, subject to Landlord Delay (as defined below) and Force Majeure.

2. WORK SCHEDULE. Prior to commencing construction, Tenant will deliver to Landlord, for Landlord’s review and approval, a schedule (“Work Schedule”), which will set forth the timetable for the planning and completion of the installation of the Tenant Improvements.

3. CONSTRUCTION REPRESENTATIVES. Landlord hereby appoints the following person(s) as Landlord’s representative (“Landlord’s Representative”) to act for Landlord in all matters covered by this Work Letter: Mike DeArmey.

Tenant hereby appoints the following person(s) as Tenant’s representatives (collectively “Tenant’s Representative”) to act for Tenant in all matters covered by this Work Letter: Tony Kantarjian (Enter Environments, Inc.), John Edmunds and Marilyn Passanante of Inphi Corporation.

All communications with respect to the matters covered by this Work Letter are to be made to Landlord’s Representative or Tenant’s Representative, as the case may be, in writing in compliance with the notice provisions of the Lease. Either party may change its representative under this Work Letter at any time by written notice to the other party in compliance with the notice provisions of the Lease.

4. TENANT IMPROVEMENT PLANS

(a) Preparation of Space Plans. Landlord has reviewed and hereby approves the preliminary space plans for the layout of the Premises and the Tenant Improvements prepared by Tenant and attached hereto as Exhibit C-2-1 (“Space Plans”).

(b) Preparation of Final Plans. Based on the approved Space Plans, and in accordance with the Work Schedule, Tenant’s architect and engineer, as necessary, will prepare complete architectural plans, drawings and specifications and complete engineered mechanical, structural and electrical working drawings for all of the Tenant Improvements for the Premises (collectively, the “Final Plans”). The Final Plans will show (a) the subdivision (including partitions and walls), layout, lighting, finish and decoration work (including carpeting and other floor coverings) for the Premises; (b) all internal and external communications and utility facilities which will require conduiting or other improvements from the base Building shell work and/or within common areas; and (c) all other specifications for the Tenant Improvements. The Final Plans will be submitted to Landlord for approval to confirm that they are consistent with the Space Plans. Landlord shall approve or reasonably disapprove the Final Plans (or revisions thereto, if Landlord has previously requested revisions) within five (5) business days following Landlord’s receipt of the Final Plans. If Landlord reasonably disapproves any aspect of the Final Plans based on any inconsistency with the Space Plans, Landlord agrees to advise Tenant in writing of such disapproval and the reasons therefor. In accordance with the Work Schedule, Tenant will then cause Tenant’s architect and/or engineer to redesign the Final Plans incorporating the revisions reasonably requested by Landlord so as to make the Final Plans consistent with the Space Plans.

(c) Requirements of Tenant’s Final Plans. Tenant’s Final Plans will include locations and complete dimensions, and the Tenant Improvements, as shown on the Final Plans, will: (i) be compatible with the Building shell and with the design, construction and equipment of the Building; (ii) if not comprised of the Building standards set forth in the written description thereof (the “Standards”), a copy of which Standards shall be delivered to Tenant, then compatible with and of at least equal quality as the Standards and reasonably approved by Landlord; (iii) comply with all applicable laws, ordinances, rules and regulations of all governmental authorities having jurisdiction, and all applicable insurance regulations; (iv) not require Building service beyond the level specified in the Lease and will not overload the Building floors (unless properly reinforced by Tenant as part of the Tenant Improvements); and (v) be of a nature and quality consistent with the overall objectives of Landlord for the Building, as reasonably determined by Landlord.

(d) Submittal of Final Plans. Once approved by Landlord and Tenant, Tenant’s architect or contractor will submit the Final Plans to the appropriate governmental agencies for plan checking and the issuance of a building permit. Tenant’s architect, with Landlord’s cooperation, will make any changes to the Final Plans which are requested by the applicable governmental authorities to obtain the building permit. After approval of the Final Plans no further changes may be made without the prior written approval of both Landlord and Tenant, and then only after agreement by Tenant to pay any excess costs resulting from the design and/or construction of such changes, if any.

(e) Changes to Shell of Building. If the Final Plans or any amendment thereof or supplement thereto shall require changes in the Building shell (to the extent such changes are not part of Landlord’s Work, or otherwise required as a result of any existing violation of law or any existing latent or patent defect), the increased cost of the Building shell work caused by such changes will be paid for by Tenant or charged against the “Allowance” with Tenant’s review and written authorization, as described in Section 5 below.

EXHIBIT C-2

(f) Work Cost Estimate and Statement. Prior to the commencement of construction of any of the Tenant Improvements shown on the Final Plans, Tenant will submit to Landlord a written estimate of the cost to complete the Tenant Improvement Work, which written estimate will be based on the Final Plans taking into account any modifications which may be required to reflect changes in the Final Plans required by the City or County in which the Premises are located (the “Work Cost Estimate”). If the total costs reflected in the Work Cost Estimate or the total actual costs of Tenant’s Work exceed the Allowance described in Section 5 below, Tenant agrees to pay such excess.

5. PAYMENT FOR THE TENANT IMPROVEMENTS

(a) Allowance. Landlord hereby grants to Tenant an Allowance as referenced in the Summary. The Allowance is to be used only for:

(i) Payment of the cost of preparing the Space Plans and the Final Plans, including mechanical, electrical, plumbing and structural drawings and of all other aspects necessary to complete the Final Plans, project management fees and fees and charges for other consultants or engineers.

(ii) The payment of plan check, permit and license fees relating to construction of the Tenant Improvements.

(iii) Construction of the Tenant Improvements, including, without limitation, the following:

(aa) Installation within the Premises of all partitioning, doors, floor coverings, ceilings, wall coverings and painting, millwork and similar items;

(bb) All electrical wiring, lighting fixtures, outlets and switches, and other electrical work necessary for the Premises;

(cc) The furnishing and installation of all duct work, terminal boxes, diffusers and accessories necessary for the heating, ventilation and air conditioning systems within the Premises, including the cost of meter and key control for after-hour air conditioning;

(dd) Any additional improvements to the Premises required for Tenant’s use of the Premises including, but not limited to, odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems or improvements;

(ee) All fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories, necessary for the Premises;

(ff) All plumbing, fixtures, pipes and accessories necessary for the Premises;

(gg) Testing and inspection costs;

(hh) Fees and costs attributable to general conditions associated with the construction of the Tenant Improvements;

(ii) The cost of any changes in the base Building when such changes are required by the Final Plans (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

(jj) The cost of any changes to the Final Plans or Tenant Improvements required by all applicable building codes;

(kk) Payment of the fees of the architect and engineer and fees of Tenant’s consultants for project management, plan check expeditor and other engineers and/or consultants; and

(ll) Voice, data communication, audio visual, and security cabling costs.

(iv) All costs incurred by Landlord for construction of elements of the Tenant Improvements in the Premises, which construction was performed by Landlord prior to the execution of this Lease by Landlord and Tenant and which construction is for the benefit of tenants and is customarily performed by Landlord prior the execution of leases for space in the Building for reasons of economics (examples of such construction would include, but not be limited to, the extension of mechanical [including heating, ventilating and air conditioning systems] and electrical distribution systems outside of the core of the Building, wall construction, column enclosures and painting outside of the core of the Building, ceiling hanger wires and window treatment).

In addition, Tenant, as part of the Allowance, and subject to Landlord’s approval, which shall not be unreasonably withheld or delayed (which shall include but not limited to location, structural design, design control, etc.) and approval by the City of Thousand Oaks and any other governmental authorities having jurisdiction thereon, shall have right to (a) expand the single door located in the Shipping and Receiving serving the Building into a double door, (b) construct a concrete patio area near the rear entrance to the Premises for the installation of benches,

EXHIBIT C-2

chairs and tables, umbrellas and lighting and for the use by Tenant’s and other building employees, and (c) install condenser farm, air compressor equipment and/or an exhaust duct and exhaust fan system with a capacity of 4,000 CFM, from the exterior side of the Building adjacent to the Premises in the area shown on Exhibit H attached to the Lease, including the necessary connections/conduits and/or exhaust duct from Tenant’s lab areas in the Premises to such equipment, or alternatively, Landlord shall provide an existing dedicated shaft for such exhaust duct extending to the roof level of the Building, which shall all be subject to Landlord’s approval. The installation, screening, repair and removal of the air compressor and/or exhaust fan system during and at the expiration of the Lease term shall be at Tenant’s sole cost and expense. Subject to Tenant’s obligations to pay all costs associated with installation, screening, repair and removal, there shall be no additional charge to Tenant during the Lease Term or any Option Term for the right to install and operate said air compressor exhaust fan system. Tenant shall be obligated, at its sole cost and expense, to screen its condenser farm and any air compressor and/or exhaust fan system for both sight and noise to the path adjacent to the Premises to accommodate Landlord’s future plans for such path through the use of a block wall, wrought iron fence or other fence of commercially reasonable height, style and materials (including sound deadening materials reasonably acceptable to Landlord and the City, with landscaping vines to be planted appurtenant to the wall to soften the visibility of the wall. Tenant shall be required to confirm sound levels through an acoustic engineer at Landlord’s request. Tenant shall also frost or screen the glass at their shipping and receiving area along the interior corridor facing adjacent space.

Notwithstanding the foregoing, if the Building’s HVAC system can provide chilled/condenser water, Tenant shall have the right to connect and use such water for 24 hour per day 7 days per week air conditioning for Tenant’s lab/data center room at Landlord’s actual costs (to include: electricity, maintenance, labor and depreciation). Landlord and Tenant shall cooperate and coordinate through MEP design on the load required, capacity available, feasibility and affordability of such an HVAC system.

Landlord and Tenant acknowledge that prior to the execution of this Lease, Landlord has provided Tenant with a Space Planning Allowance of $0.12 per rentable square foot of the Premises then leased for preparation of a test fit space plan for the Premises.

(b) Changes. Any material changes to the Final Plans shall be subject to Landlord’s prior approval, and shall be approved by Landlord and Tenant in the manner set forth in Section 4 above. Tenant shall be solely responsible for any additional costs associated with such Tenant-initiated changes to the extent the cost of the Tenant Improvements exceed the Allowance.

(c) Governmental Cost Increases. If increases in the cost of the Tenant Improvements are due to requirements of any governmental agency triggered solely by the Tenant Improvements (as opposed to any failure of the Premises, the Common Areas of the Project or any of Landlord’s Work to comply with applicable Laws including applicable building codes and ADA), Tenant shall be solely responsible for such additional costs; provided, however, that Landlord will first apply toward any such increase any remaining balance of the Allowance.

(d) Unused Allowance Amounts. Provided Tenant is not in default under the Lease beyond applicable notice and cure periods, any unused portion of the Allowance upon completing of the Tenant Improvements (the “Excess Allowance”) may be applied against Rent next due from Tenant to Landlord, and/or payment of Tenant’s telecommunications cabling, supplemental security system, furniture, fixtures and equipment, signage and moving costs, until exhausted (the “Applied Allowance”); provided, however, Tenant shall deliver documentation of such costs and Tenant’s payment therefor prior to Landlord’s disbursement of any Excess Allowance.

(e) Disbursement of the Allowance. Provided Tenant is not in default following the giving of notice and passage of any applicable cure period under the Lease or this Work Letter, Landlord shall disburse the Allowance to Tenant to reimburse Tenant for the actual construction costs which Tenant incurs in connection with the construction of the Tenant Improvements on a monthly basis as to the portion of the Tenant’s Work completed and for which Evidence of Completion and Payment has been received by Landlord. The appropriate portion of the Allowance shall be disbursed to Tenant only within fifteen (15) days after the satisfaction of the following conditions to disbursement (the “Evidence of Completion and Payment”):

(A) Tenant has delivered to Landlord a draw request (“Draw Request”) in the form attached hereto as Exhibit C-2-2 with respect to the Improvements specifying that the requisite portion of Tenant’s Work has been completed, together with invoices, receipts and bills evidencing the costs and expenses set forth in such Draw Request and evidence of payment by Tenant for all costs which are payable in connection with such Tenant’s Work covered by the Draw Request The Draw Request shall constitute a representation by Tenant that the Tenant’s Work identified therein has been completed in a good and workmanlike manner and in accordance with the Final Plans and the Work Schedule and has been paid for;

(B) Tenant’s Representative or the project manager has certified to Landlord that the Tenant Improvements have been completed to the level indicated in the Draw Request in accordance with the Final Plans and in a good and workmanlike manner;

(C) Tenant has delivered to Landlord such other evidence of Tenant’s payment of the general contractor and subcontractors for the portions of Tenant’s Work covered by the Draw Request and the absence of any liens generated by such portions of the Tenant’s Work as may be required by Landlord (i.e., either unconditional lien releases in accordance with California Civil Code Section 3262 or release bond(s) in accordance with California Civil Code Sections 3143 and 3171); provided, however, for the initial Draw Request for Tenant’s Work covered by such Draw Request, only conditional releases from Tenant’s contractor and subcontractors shall be request, and all subsequent Draw Requests will include conditional releases for that Draw Request and unconditional releases for the portion of Tenant’s Work for which disbursement was made pursuant to the previous Draw Request;

EXHIBIT C-2

(D) Landlord or Landlord’s architect or construction representative has inspected the Tenant Improvements and reasonably determined that the portion of Tenant’s Work covered by the Draw Request has been completed in a good and workmanlike manner;

(iv) The final disbursement of the balance of the Allowance shall be disbursed to Tenant within fifteen (15) days after Landlord has received Evidence of Completion and Payment as to all of Tenant’s Work as provided hereinabove and the following conditions have been satisfied:

(A) Thirty (30) days shall have elapsed following filing of a valid notice of completion by Tenant for the Tenant Improvements;

(B) Building permit card with final building inspections and sign-offs and a temporary certificate of occupancy for the Tenant Improvements and the Premises has been issued by the appropriate governmental body; and

(C) Tenant has delivered to Landlord: (i) properly executed mechanics lien releases from all of Tenant’s contractors, agents and suppliers in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4), which lien releases shall be conditional with respect to the then-requested payment amounts and unconditional with respect to payment amounts previously disbursed by Landlord; (ii) an application and certificate for payment (AIA form G702-1992 or equivalent) signed by Tenant’s architect/space planner; (iii) original stamped building permit plans; (iv) copy of the building permit; (v) original stamped building permit inspection card with all final sign-offs; (vi) a reproducible copy (in a form approved by Landlord) of the “as-built” drawings of the Tenant Improvements; (vii) air balance reports; (viii) excess energy use calculations; (ix) one year warranty letters from Tenant’s contractors; (x) manufacturer’s warranties and operating instructions; and (xi) final punchlist completed and signed off by Tenant’s architect/space planner;

(D) Landlord has determined that no work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building;

(E) The satisfaction of any other reasonable requirements or conditions, if any, which are required or imposed by Landlord’s lender with respect to the construction of the Tenant Improvements and for which Landlord has provided Tenant notice upon receipt of Tenant’s first draw request; and

(F) Tenant has delivered to Landlord evidence satisfactory to Landlord that all construction costs in excess of the Allowance have been paid for by Tenant.

Tenant agrees to pursue diligently receipt of a final certificate of occupancy following completion of the Tenant Improvements.

(g) Books and Records. At its option, Landlord, at any time within six (6) months after final disbursement of the Allowance to Tenant, and upon at least ten (10) days prior written notice to Tenant, may cause an audit to be made of Tenant’s books and records relating to Tenant’s expenditures in connection with the construction of the Tenant Improvements. Tenant shall maintain complete and accurate books and records in accordance with generally accepted accounting principles of these expenditures for at least three (3) years. Tenant shall make available to Landlord’s auditor at the Premises within ten (10) business days following Landlord’s notice requiring the audit, all books and records maintained by Tenant pertaining to the construction and completion of the Tenant Improvements.

6. CONSTRUCTION OF TENANT IMPROVEMENTS. Following Landlord’s approval of the Final Plans, Tenant’s contractor (selected as provided in Section 8(n)) will commence and diligently proceed with the construction of the Tenant Improvements. Tenant shall use diligent efforts to cause its contractor to complete the Tenant Improvements in a good and workmanlike manner in accordance with the Final Plans and the Work Schedule. Tenant agrees to use diligent efforts to cause construction of the Tenant Improvements to commence promptly following the issuance of a building permit for the Tenant Improvements. Landlord shall have the right to enter upon the Premises to inspect Tenant’s construction activities following reasonable advance notice Tenant.

7. DELIVERY OF POSSESSION; TERM AND RENT COMMENCEMENT DATE

(a) Term Commencement Date. The Term of the Lease and Tenant’s obligation to pay Rent will commence upon the latest of: (i) substantial completion (as defined below in Section 7(b) below) of the Tenant Improvements, (ii) the date Tenant has began conducting business in the Premises, or (iii) January 1, 2011 (the “Commencement Date” and “Rent Commencement Date”), subject to Landlord Delay and Force Majeure.

(c) Substantial Completion; Punch-List. For purposes of Section 7(a) above, the Tenant Improvements will be deemed to be “substantially completed” when Tenant’s contractor certifies in writing to Landlord and Tenant that Tenant has substantially performed all of the Tenant Improvement Work required to be performed by Tenant under this Work Letter, other than decoration and minor “punch-list” type items and adjustments which do not materially interfere with Tenant’s use of the Premises; and Tenant has obtained final building inspections to allow Tenant to

EXHIBIT C-2

occupy the Premises and a temporary certificate of occupancy or other required equivalent approval from the local governmental authority permitting occupancy of the Premises. Within ten (10) days after receipt of such certificates, Tenant and Landlord will conduct a walk-through inspection of the Premises and Landlord shall provide to Tenant a written punch-list specifying those decoration and other punch-list items which require completion, which items Tenant will thereafter diligently complete.

8. MISCELLANEOUS CONSTRUCTION COVENANTS

(a) No Liens. Tenant shall not allow the Tenant Improvements or the Building or any portion thereof to be subjected to any mechanic’s, materialmen’s or other liens or encumbrances arising out of the construction of the Tenant Improvements.

(b) Diligent Construction. Tenant will promptly, diligently and continuously pursue construction of the Tenant Improvements to successful completion in full compliance with the Final Plans, the Work Schedule and this Work Letter. Landlord and Tenant shall cooperate with one another during the performance of Tenant’s Work to effectuate such work in a timely and compatible manner.

(c) Compliance with Laws. Tenant will construct the Tenant Improvements in a safe and lawful manner. Tenant shall, at its sole cost and expense, comply with all applicable laws and all regulations and requirements of, and all licenses and permits issued by, all municipal or other governmental bodies with jurisdiction which pertain to the installation of the Tenant Improvements. Copies of all filed documents and all permits and licenses shall be provided to Landlord. Any portion of the Tenant Improvements which is not acceptable to any applicable governmental body, agency or department, or not reasonably satisfactory to Landlord, shall be promptly repaired or replaced by Tenant at Tenant’s expense. Notwithstanding any failure by Landlord to object to any such Tenant Improvements, Landlord shall have no responsibility therefor.

(d) Indemnification. Subject to the terms of the Lease regarding insurance and waiver of subrogation by the parties, Tenant hereby indemnifies and agrees to defend and hold Landlord, the Premises and the Building harmless from and against any and all suits, claims, actions, losses, costs or expenses of any nature whatsoever, together with reasonable attorneys’ fees for counsel of Landlord’s choice, arising out of or in connection with the Tenant Improvements or the performance of Tenant’s Work (including, but not limited to, claims for breach of warranty, worker’s compensation, personal injury or property damage, and any materialmen’s and mechanic’s liens), except to the extent arising out of Landlord’s gross negligence or willful misconduct.

(e) Insurance. Construction of the Tenant Improvements shall not proceed without Tenant first acquiring workers’ compensation and commercial general liability insurance and property damage insurance as well as “All Risks” builders’ risk insurance, with minimum coverage of $2,000,000 or such other amount as may be approved by Landlord in writing and issued by an insurance company reasonably satisfactory to Landlord. In addition to the foregoing, at Landlord’s request, Tenant shall furnish to Landlord a completion and lien indemnity bond or other surety satisfactory to Landlord with respect to the performance of the Tenant Improvements. Not less than thirty (30) days before commencing the construction of the Tenant Improvements, certificates of such insurance shall be furnished to Landlord or, if requested, the original policies thereof shall be submitted for Landlord’s approval. All such policies shall provide that thirty (30) days prior notice must be given to Landlord before modification, termination or cancellation. All insurance policies maintained by Tenant pursuant to this Work Letter shall name Landlord and any lender with an interest in the Premises as additional insureds and comply with all of the applicable terms and provisions of the Lease relating to insurance. Tenant’s contractor shall be required to maintain the same insurance policies as Tenant, and such policies shall name Tenant, Landlord and any lender with an interest in the Premises as additional insureds.

(f) Construction Defects. Landlord shall have no responsibility for the Tenant Improvements and Tenant will remedy, at Tenant’s own expense, and be responsible for any and all defects in the Tenant Improvements that may appear during or after the completion thereof whether the same shall affect the Tenant Improvements in particular or any parts of the Premises in general. Tenant shall indemnify, hold harmless and reimburse Landlord for any costs or expenses incurred by Landlord by reason of any defect in any portion of the Tenant Improvements constructed by Tenant or Tenant’s contractor or subcontractors, or by reason of inadequate cleanup following completion of the Tenant Improvements. Notwithstanding the foregoing, Landlord shall be solely responsible for the correction of, and Tenant shall have no indemnity or other obligation with respect to, any latent or patent defects in the Premises or the Building apart from the Tenant Improvements, unless caused and/or aggravated by, or as a result of, the Tenant Improvements.

(g) Additional Services. If the construction of the Tenant Improvements shall require that additional services or facilities (including, but not limited to, hoisting, cleanup or other cleaning services, trash removal, field supervision, or ordering of materials) be provided by Landlord, then Tenant shall pay Landlord for such items at Landlord’s cost or at a reasonable charge if the item involves time of Landlord’s personnel only. Electrical power and heating, ventilation and air conditioning shall be available to Tenant during normal business hours for construction purposes at no charge to tenant. Tenant’s agents, contractors, subcontractors and furniture delivery agents shall be permitted to park at the Property at no charge to Tenant or such parties during construction of Tenant Improvements and Tenant’s relocation to the Premises. Landlord shall provide Building HVAC during the move weekend at no charge to Tenant, and shall allow Tenant’s general contractor to place a debris container in the parking lot adjacent to the Premises (in a location designated by Landlord, in its sole discretion) for progressive debris removal during the construction of the Tenant Improvements, free of charge.

(h) Coordination of Labor. All of Tenant’s contractors, subcontractors, employees, servants and agents must work in harmony with and shall not interfere with any labor employed by Landlord, or Landlord’s contractors or by any other tenant or its contractors with respect to the any portion of the Property. Nothing in this Work Letter shall, however, require Tenant to use union labor.

EXHIBIT C-2

(i) Work in Adjacent Areas. Any work to be performed in areas adjacent to the Premises shall be performed only after obtaining Landlord’s express written permission, which shall not be unreasonably withheld or delayed, and Landlord is given an opportunity to have an agent or employee of Landlord present.

(j) HVAC Systems. Tenant agrees to be entirely responsible for the maintenance or the balancing of any heating, ventilating or air conditioning system installed by Tenant and/or maintenance of the electrical or plumbing work installed by Tenant and/or for maintenance of lighting fixtures, partitions, doors, hardware or any other installations made by Tenant.

(k) Coordination with Lease. Nothing herein contained shall be construed as (i) constituting Tenant as Landlord’s agent for any purpose whatsoever, or (ii) a waiver by Landlord or Tenant of any of the terms or provisions of the Lease. Any default by Tenant following the giving of notice and the passage of any applicable cure period with respect to any portion of this Work Letter shall be deemed a breach of the Lease for which Landlord shall have all the rights and remedies as in the case of a breach of said Lease.

(l) Approval of Plans. Landlord will not check Tenant drawings for building code compliance. Approval of the Final Plans by Landlord is not a representation that the drawings are in compliance with the requirements of governing authorities, and it shall be Tenant’s responsibility to meet and comply with all federal, state, and local code requirements. Approval of the Final Plans does not constitute assumption of responsibility by Landlord or its architect for their accuracy, sufficiency or efficiency, and Tenant shall be solely responsible for such matters.

(m) Tenant’s Deliveries. Tenant shall deliver to Landlord, at least five (5) days prior to the commencement of construction of Tenant’s Work, the following information:

(i) The names, addresses, telephone numbers, and primary contacts for the general, mechanical and electrical contractors Tenant intends to engage in the performance of Tenant’s Work; and

(ii) The date on which Tenant’s Work will commence, together with the estimated dates of completion of Tenant’s construction and fixturing work.

(n) Qualification of Contractors. Tenant has selected, and Landlord hereby approves, Wolcott Architecture Interiors as Tenant’s space planning firm, ARC engineering as the MEP engineering firm and Sierra Pacific Constructors as the general contractor for the construction of Tenant’s Work. All contractors engaged by Tenant shall be bondable, licensed contractors, capable of performing quality workmanship and working in harmony with Landlord’s general contractor and other contractors on the job, if any, all as determined by Landlord and so as not to interfere with Landlord’s completion of Landlord’s Work. All work shall be coordinated with general construction work on the Site, if any.

(o) Warranties. Tenant shall cause its contractor to provide warranties for not less than one (1) year (or such shorter time as may be customary and available without additional expense to Tenant) against defects in workmanship, materials and equipment, which warranties shall run to the benefit of Landlord or shall be assignable to Landlord to the extent that Landlord is obligated to maintain any of the improvements covered by such warranties.

(p) Landlord’s Performance of Work. Within ten (10) working days after receipt of Landlord’s notice of Tenant’s failure to perform its obligations under this Work Letter, if Tenant shall fail to commence to cure such failure, Landlord shall have the right, but not the obligation, to perform, on behalf of and for the account of Tenant, subject to reimbursement of the cost thereof by Tenant, any and all of Tenant’s Work which Landlord determines, in its reasonable discretion, should be performed immediately and on an emergency basis for the best interest of the Premises including, without limitation, work which pertains to structural components, mechanical, sprinkler and general utility systems, roofing and removal of unduly accumulated construction material and debris; provided, however, Landlord shall use reasonable efforts to give Tenant at least ten (10) days prior notice to the performance of any of Tenant’s Work.

(q) As-Built Drawings. Tenant shall cause “As-Built Drawings” (excluding furniture, fixtures and equipment) to be delivered to Landlord and/or Landlord’s representative no later than sixty (60) days after the completion of Tenant’s Work. In the event these drawings are not received by such date, Landlord may, at its election, cause said drawings to be obtained and Tenant shall pay to Landlord, as additional rent, the cost of producing these drawings.

(r) Landlord Delay. The term “Landlord Delay” as used in the Lease and/or this Work Letter shall mean (a) any failure of Landlord to provide the access or utilization of Building entries, loading docks, elevator service, utilities or other services as required by this Work Letter, after written notice of such failure and the passage of three (3) business days thereafter without cure, (b) any failure to Landlord to approve or reasonably disapprove any items within the timeframe required under this Work Letter, (c) any delay by Landlord in delivering the Premises or portions thereof by the date required under the Lease, including delivery of the Verizon Space and GD Space, and (d) any other delay caused by Landlord, or its respective agents, contractors, employees, or servants, including Landlord’s inference with the construction of the Tenant Improvements in connection with completing Landlord’s Work, or Landlord’s failure to deliver the Premises within the time periods required under the Lease. Notwithstanding the foregoing, Landlord Delays shall not include any delays directly resulting from a Tenant Delay, or any delays which do not actually and directly result in a delay in the substantial completion of Tenant’s Work from the date that Tenant’s Work would otherwise be substantially completed absent such delay. Each day of

EXHIBIT C-2

Landlord Delay shall delay by one day the Commencement Date. Should any such Landlord Delay occur, Landlord and Tenant shall execute and enter into an amendment to the Lease, promptly following the substantial completion of Tenant’s Work in the Premises, adjusting the Term of the Lease based upon a final reconciliation of the Commencement Date in accordance with the foregoing.

9. BUILDING SERVICES. Landlord shall not impose any direct charge to Tenant for any kind for profit, utilities, and use of parking or elevator, overhead or any construction or supervisory fee, in connection with the construction of the Tenant Improvements. Landlord shall provide at no charge to Tenant reasonable quantities of HVAC and electricity usage during the construction of the Tenant Improvements. During construction of the Tenant Improvements, and subject to the terms of the Lease, Tenant shall provide and maintain to Landlord’s satisfaction, temporary restroom facilities (i.e., portable restrooms) for use by its contractors and subcontractors, in a location designated by Landlord. Tenant shall immediately cause the temporary restroom facilities to be removed upon substantial completion of the Tenant Improvements.

EXHIBIT C-2

EXHIBIT C-2-1

FLOOR PLAN

SPACE PLAN

EXIT PLAN KEY NOTES

EXIT PLAN LEGEND

W O L C O T T

ARCHITECTURE | INTERIORS

INPHI CO.

112 S. LAKEVIEW CANYON ROAD
WESTLAKE VILLAGE, CA 91362

1ST FLOOR

10-1201

SPACE PLAN

A2.5

EXHIBIT C-2

EXHIBIT C-2-2

FORM OF DRAW REQUEST

[Tenant Letterhead]

DATE

Mr. Michael DeArmey

LBA Realty

17901 Von Karman Avenue, Suite 950

Irvine, CA 92614

RE:	Tenant Allowance Draw Request [123 Main Street]

Dear Michael:

Please consider this letter as a request for [reimbursement] in the amount of [$000.00] as stipulated in the Lease dated [            , 2010] for the tenant improvements at the above referenced location from the allowance of [000.00] which LBA made available to [Tenant] as part of the lease agreement between both companies.

The following documents are enclosed:

1.	Construction Company Inc. invoice

2.	Unconditional Waiver and Release on Progress Payment from Construction Company Inc. certifying receipt of funds paid by TENANT

Please remit the funds to our address:	LBA REALTY FUND III – COMPANY VII, LLC
ATTN: Mr. Michael DeArmey
17901 Von Karma Avenue, Suite 950
Irvine, CA 92614

Sincerely,

TENANT

Tenant Rep

EXHIBIT C-2-2

EXHIBIT C-3

DATA ROOM

DATA ROOM
INPHI CO.
1ST FLOOR
SPACE PLAN
A2.5

EXHIBIT C-3

DATA ROOM

INPHI CO.

EXHIBIT C-3

EXHIBIT C-4

LAB AREA

LAB AREA
1ST FLOOR
INPHI CO.
SPACE PLAN
A2.5

EXHIBIT C-4

LAB AREA

INPHI CO.

EXHIBIT C-4

EXHIBIT C-5

JANITORIAL & CLEANING SPECIFICATIONS

SPECIFIC SCOPE OF SERVICES:

A.	LOBBY AND CORRIDORS - Daily Service

1.	Sweep and clean building entrances.

2.	Public building telephones will be cleaned and sanitized.

3.	Clean and remove smudges from entry door glass.

4.	Polish all entry handles, door plates and metal trim.

5.	Wipe clean all glass, wood, or metal doors and door jambs.

6.	Empty all ashtrays, wipe clean, and polish.

7.	Screen all sand urns of cigarette butts and debris. Clean container and add sand as needed. (Contractor supplies sand.)

8.	Empty all trash receptacles, clean container with clean, damp cloth, and replace plastic liner. (Manager supplies liners.)

9.	Remove all debris from landscaped pots and planters. (Report any thefts, broken pots or missing plants)

10.	Dust and clean all horizontal surfaces under seven (7) feet.

11.	Vacuum all carpet areas completely and remove spots.

12.	Dust mop and damp mop entry floors.

13.	Clean and remove smudges and marks on walls, wall coverings, and enclosed artwork.

14.	Clean, polish and straighten all furniture as needed.

15.	Wipe clean all directory boards (exterior) with clean, soft cloth using glass cleaner that is considered safe and not labeled as Hazardous Waste.

16.	Wipe clean all fire extinguisher cabinets and glass. (Report broken glass or missing extinguishers)

17.	Clean and sanitize all public telephones and enclosures. (Neatly arrange and replace as needed all phone books)

18.	Clean and polish all elevator doors, jambs, call plates, and hall lanterns.

19.	Clean, polish and straighten all furniture as needed.

20.	Dust and clean all lobby and corridor signage.

21.	Report any lights burned out.

22.	Secure all doors and turn off appropriate lights upon completion of work assignments.

EXHIBIT C-5

B.	LOBBY & CORRIDORS - Weekly Service

1.	Clean and polish all entry metal and sills.

2.	Dust and clean or polish all baseboards.

3.	Spot clean all carpeted areas.

4.	Dust all ledges and exit signs.

5.	Dust all walls above seven (7) feet.

6.	Clean inside of directory board with clean soft cloth.

C.	LOBBY & CORRIDORS - Monthly Service

1.	Clean all ceiling vents and grills.

2.	Dust high ceiling corners and entry ways.

3.	Dust and clean light fixtures and covers (interior and exterior).

4.	Clean and treat all wood paneling and furniture as requested.

5.	Strip, reseal or re-wax common area floors as necessary.

6.	Shampoo carpet areas as necessary.

7.	Clean, detail and sanitize public phones and enclosures.

8.	Dust and clean all fire lobby doors inside and out.

9.	Polish door floor plates.

D.	OFFICES - Daily Service:

1.	Remove hand spots or smudges from entry doors.

2.	Using a dustless mop, damp mop all non-carpeted areas.

3.	Vacuum and spot clean carpets in all traffic areas, remove staples and other debris.

4.	Properly position furniture, books and magazines in reception areas.

5.	Properly position furniture in offices and conference rooms.

6.	Blackboards will be erased/chalk boards cleaned upon request only.

7.	Remove fingerprints and smudges from all walls.

8.	Spot clean all partition glass and mirrors.

9.	Remove all fingerprints and smudges from light switch covers, electrical outlet cover plates and doorknob handles.

10.	Dust window sills and ledges.

11.	Dust all horizontal surfaces under seven (7) feet, furniture, and equipment. DO NOT dust desks, conference tables or counters which are cluttered with paperwork.

EXHIBIT C-5

12.	Dust and replace all desk ornaments, phones and machines to their original position.

13.	Clean furniture fabric with a whisk broom to sweep off any dust, paper bits, and erasures as needed. (Remove all staples)

14.	Empty all ashtrays and wipe clean.

15.	Empty all wastebaskets and carry trash to designated areas for removal. Replace plastic liners as needed.

16.	Clean and wash all lunchroom tabletops, counters, sinks, cabinets, refrigerator, and stove (exterior only) surfaces. (Report any insect problems)

17.	Report all burned-out lights.

18.	Perform additional services requested by tenant and bill tenant directly.

19.	Before leaving any suite, shut off lights, electrical appliances, close drapes and blinds, lock only interior doors as requested and lock all entrance doors.

E.	OFFICES - Weekly Service

1.	Damp wipe with a treated cloth all interior doors.

2.	Detail vacuum entire carpet areas. Remove staples and other debris.

3.	Damp mop all tile and hardwood floor areas.

4.	Polish all desktops that are cleared of paperwork.

5.	Dust all ledges, files, baseboards, and sills under seven (7) feet.

6.	Vacuum all furniture or wipe vinyl furniture clean.

7.	Dust all lower parts of furniture.

8.	Detail and clean all kitchen or wet bar areas.

F.	OFFICES - Monthly Service

1.	Completely clean all partitions and doors, door jambs, door floor plates, glass and mirrors from floor to ceiling.

2.	Dust all ledgers, wall moldings, pictures, shelves, etc., over seven (7) feet.

3.	Dust clean or vacuum all drapes and blinds.

4.	Brush down and clean all vents and grills.

5.	Strip, clean and apply floor dressing to all composition, hardwood and parquet floors.

6.	Scrub and wax all tile floors.

7.	Detail all desks and office furniture.

8.	Dust and clean all light fixtures and covers.

9.	Detail and clean all kitchen, wet bars or lunch room areas.

EXHIBIT C-5

10.	Clean all baseboards.

11.	Detail vacuum chairs and upholstered furniture.

G.	RESTROOMS - Daily Service

1.	Dust and clean restroom signage and doors.

2.	Vacuum all restrooms vestibules and remove spots.

3.	Wet mop and disinfect tile floors, paying particular attention to areas under urinals and toilet bowls.

4.	Clean alkaline deposits and soap spills from floor tile grout.

5.	Wash and disinfect all basins, urinals, and toilet bowls.

6.	Clean underside rims of urinals and toilet bowls.

7.	Wash both sides of toilet seats with soap and water and disinfect.

8.	Empty, clean, sanitize, and polish all paper dispensers, replacing liners as necessary.

9.	Clean and polish all mirrors.

10.	Dust ledges and baseboards.

11.	Damp wipe, polish and shine all chrome, metal fixtures, hand plates, kick plates, utility covers, plumbing, and clean out covers and door knobs.

12.	Spot clean with disinfectant all partitions and tile walls. (Report any graffiti and remove if possible)

13.	Fill all toilet latrines, soap, towel, and sanitary napkin dispensers as necessary.

14.	Report all burned out lights, leaking faucets, running plumbing or other maintenance needs.

15.	Janitor carts will not be brought into restroom areas or used to prop open doors.

16.	Restroom doors will be propped open with a rubber stop an sign indicating restroom closed for cleaning, placed outside.

H.	RESTROOMS - Semi Weekly (2 times per week)

1.	Pour clean water down floor drains to prevent sewer gases from escaping.

I.	RESTROOMS - Weekly Service

1.	Wash down ceramic tile floors and partitions inside and out and disinfect. (Report any graffiti and clean if possible)

2.	Wash down all enamel walls.

3.	Wash all waste containers and disinfect.

4.	Clean and polish all doors, door plates, and hardware.

EXHIBIT C-5

J.	RESTROOMS - Monthly Service

1.	Wipe clean all ceilings, lights, and fixtures.

2.	Strip wax and apply new wax to tile floors.

3.	Shampoo, as needed, and clean vestibule carpet.

4.	Detail all toilet compartments and fixtures.

5.	Brush and clean all grills and vents.

K.	ELEVATORS - Daily Service

1.	Vacuum and clean all spots and stains from carpet.

2.	Dust and clean granite baseboards.

3.	Dust and polish all metal with approved polish (no abrasives).

4.	Damp wipe and remove all spots and fingerprints from doors and walls (interior and exterior).

5.	Dust and clean elevator ceilings and lights.

6.	Remove gum, stains or debris from ceilings, handrails or elevator tracks.

7.	Dust and clean emergency phone and security compartments.

8.	Clean all call buttons, call plates, and signage.

9.	Report any burned-out lights or malfunctions of elevator.

10.	Clean and polish elevator tracks.

L.	ELEVATOR - Weekly Service

1.	Detail all call buttons and call plates.

2.	Disinfect emergency phones.

M.	STAIRWELLS - Daily Service

1.	Police entire stairwell, removing all trash, cigarette butts, etc.

2.	Report any exit signs that are burned out.

3.	Report any lights burned-out.

N.	STAIRWELLS - Weekly Service

1.	Sweep down all stairs and landings.

2.	Dust all handrails, banisters, and ledges.

3.	Clean all walls of fingerprints and smudge marks, etc.

EXHIBIT C-5

4.	Dust and clean all stairwell signage.

5.	Dust and clean all emergency phones.

O.	STAIRWELLS - Monthly Service

1.	Wipe clean all stairwell doors and door jambs.

2.	Wet mop all stairs and staff landing. (Clean base boards if necessary)

3.	Dust and clean all lights and fixtures.

4.	Dust and clean all emergency fire equipment and plumbing.

EXHIBIT C-5

EXHIBIT D

NOTICE OF LEASE TERM DATES

Date:

To:

Re:	dated (“Lease”) by and between , a (“Landlord”), and , a (“Tenant”) for the premises commonly known as, (“Premises”).

Dear:

In accordance with the above-referenced Lease, we wish to advise and/or confirm as follows:

•	That Tenant has accepted and is in possession of the Premises and acknowledges the following:

•	Term of the Lease:

•	Commencement Date:

•	Expiration Date:

•	Rentable Square Feet:

•	Tenant’s Percentage of Building: %

•	That in accordance with the Lease, rental payments will/has commence(d) on and rent is payable in accordance with the following schedule:

Months	Monthly Base Rent
00/00/0000 – 00/00/0000	$00,000.00
00/00/0000 – 00/00/0000	$00,000.00
00/00/0000 – 00/00/0000	$00,000.00

•	Rent is due and payable in advance on the first day of each and every month during the Term of the Lease.

• Your rent checks should be made payable to:

ACCEPTED AND AGREED

TENANT:	LANDLORD:

a,	a,

By:	By:
Print Name:
Its:

EXHIBIT D

EXHIBIT E

RULES AND REGULATIONS

In the event of any conflict between the terms of this Exhibit E and the Lease, the terms of the Lease shall prevail.

1. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, other than Building standard materials, without the prior written consent of Landlord.

2. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Building. The halls, passages, exits, entrances, elevators, escalators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the reasonable judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building; provided, that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Tenant and no employee, invitee, agent, licensee or contractor of Tenant shall go upon or be entitled to use any portion of the roof of the Building without the prior written consent of Landlord.

3. Tenant shall not cause any unnecessary janitorial labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to Tenant for loss of property on the Premises, however occurring, or for any damage to Tenant’s property by any janitors or any other employee or any other person.

4. In addition to the card keys to be provided pursuant to the Lease, Landlord will furnish Tenant, free of charge, with two keys to the main entrance door lock in the Premises. Tenant may make or have made additional keys as needed by Tenant, and Tenant shall have the right to alter any lock or install a new additional lock or bolt on any door or window of its Premises provided that Tenant provides Landlord with a copy of same. Tenant, upon termination of its tenancy, shall deliver to Landlord the keys of all doors which are in Tenant’s possession.

5. No machines or equipment other than as required by Tenant in its lab areas and server room, and standard office machines, such as typewriters and calculators, photo copiers, personal computers and word processors, and vending machines permitted by the Lease, shall be used in the Premises without the approval of Landlord.

6. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by Law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects, if such objects are considered necessary by Tenant, as determined by Landlord, shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

7. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office and Tenant’s lab and server room equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

8. Tenant shall not use any method of heating or air-conditioning other than that supplied to the Premises by Landlord as set forth in Tenant’s construction plans.

9. Landlord reserves the right from time to time, in Landlord’s sole and absolute discretion, exercisable without prior notice and without liability to Tenant, to: (a) name or change the name of the Building or Property; (b) change the address of the Building, and/or (c) install, replace or change any signs in, on or about the Property (except for Tenant’s signs, if any, which are expressly permitted by the Lease).

10. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 7:00 a.m., or such other hours as may be reasonably established from time to time by Landlord, and on legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

EXHIBIT E

11. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substances of any kind whatsoever shall be thrown therein.

12. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building without the prior written consent of Landlord. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

13. Except as expressly permitted in the Lease, Tenant shall not mark, drive nails, screw or drill into the partitions, window mullions, woodwork or drywall, or in any way deface the Premises or any part thereof, except to install normal wall hangings or to secure Tenant’s equipment, furniture and fixtures. Tenant shall repair any damage resulting from noncompliance under this rule.

14. Tenant shall store all its trash and garbage within the trash receptacles for the Building or Property. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions reasonably issued from time to time by Landlord.

15. Other than as permitted elsewhere in the Lease, the Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging of any kind. No cooking shall be done or permitted by Tenant on the Premises, except that use by Tenant of Underwriters’ Laboratory-approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted and the use of a microwave shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

16. Tenant shall not use in any space, elevators or stairwells of the Building, any hand trucks except those equipped with rubber tires and side guards, or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

17. Tenant shall not use the name of the Building in connection with, or in promoting or advertising, the business of Tenant, except for Tenant’s address and for Building photographs on Tenant’s website.

18. Tenant agrees that it shall comply with all reasonable fire and security regulations that may be issued from time to time by Landlord, and Tenant also shall provide Landlord with the name of a designated responsible employee to represent Tenant in all matters pertaining to such fire or security regulations. Tenant shall cooperate fully with Landlord in all matters concerning fire and other emergency procedures.

19. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage. Such responsibility shall include keeping doors locked and other means of entry to the Premises closed.

20. Landlord reserves the right to make such other and reasonable non-discriminatory Rules and Regulations as, in its judgment, may from time to time be needed for safety, security, care and cleanliness of the Building or Property and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

21. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s Parties.

22. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except by a paste, or other material which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of affixing any such linoleum, tile, carpet or other similar floor covering shall be subject to the approval of Landlord. The expense of repairing any damage resulting from a violation of this rule shall be borne by Tenant.

23. Tenant shall not without Landlord’s consent, which may be given or withheld in Landlord’s sole and absolute discretion, receive, store, discharge, or transport firearms, ammunition, or weapons or explosives of any kind or nature at, on or from the Premises.

PARKING RULES AND REGULATIONS

In addition to any parking provisions contained in the Lease, the following rules and regulations shall apply with respect to the use of the Property’s parking facilities.

1. Every parker is required to park and lock his/her own vehicle. All responsibility for damage to or loss of vehicles is assumed by the parker and Landlord shall not be responsible for any such damage or loss by water, fire, defective brakes, the act or omissions of others, theft, or for any other cause.

2. Tenant shall not park or permit its employees to park in any parking areas designated by Landlord as areas for parking by visitors to the Property. Tenant shall not leave vehicles in the parking areas overnight (except for up to three (3) company cars, which may be parked overnight, subject to the indemnity and hold harmless provisions in the Lease by Tenant on behalf of Landlord) nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four wheeled trucks.

EXHIBIT E

3. Parking stickers or any other device or form of identification supplied by Landlord as a condition of use of the parking facilities shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void.

4. No extended term storage of vehicles shall be permitted.

5. Vehicles must be parked entirely within painted stall lines of a single parking stall.

6. All directional signs and arrows must be observed.

7. The speed limit within all parking areas shall be five (5) miles per hour.

8. Parking is prohibited: (a) in areas not striped for parking; (b) in aisles; (c) where “no parking” signs are posted; (d) on ramps; (e) in cross-hatched areas; and (f) in reserved spaces and in such other areas as may be designated by Landlord or Landlord’s parking operator.

9. Loss or theft of parking identification devices, if any, must be reported to Landlord’s property manager immediately, and a lost or stolen report must be filed by the Tenant or user of such parking identification device at the time. Landlord has the right to exclude any vehicle from the parking facilities that does not have an identification device.

10. Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

11. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

12. The parking operators, managers or attendants, if any, are not authorized to make or allow any exceptions to these rules and regulations.

13. If the Lease terminates for any reason whatsoever or if Tenant’s right of possession of the Premises is terminated after a Default, Tenant’s right to park in the parking facilities shall terminate concurrently therewith.

14. Landlord reserves the right to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems necessary for the operation of the parking facilities. Landlord may refuse to permit any person who violates these rules to park in the parking facilities, and any violation of the rules shall subject the vehicle to removal, at such vehicle owner’s expense.

15. Tenant shall not permit any parking by its employees, agents, subtenants, customers, invitees, concessionaires or visitors on the streets surrounding the Premises in violation of any ordinances or postings by any public authorities having jurisdiction.

16. Tenant’s parking spaces shall be used only for parking by vehicles no larger than normally sized passenger automobiles, vans and sport utility vehicles. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described herein, then Landlord shall have the right, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost thereof to Tenant, which cost shall be payable by Tenant upon demand by Landlord.

EXHIBIT E

EXHIBIT F

ESTOPPEL CERTIFICATE

The undersigned (“Tenant”) hereby certifies to                                  (“Landlord”), and                                 , as follows:

1. Attached hereto is a true, correct and complete copy of that certain Lease dated                     , between Landlord and Tenant (the “Lease”), for the premises commonly known as                                  (the “Premises”). The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Section 6 below.

2. The term of the Lease commenced on                     ,         .

3. The term of the Lease is currently scheduled to expire on                     ,         .

4. Tenant has no option to renew or extend the Term of the Lease except:                                 .

5. Tenant has no preferential right to purchase the Premises or any portion of the Building/Premises except:                                 .

6. The Lease has: (Initial One)

☐	not been amended, modified, supplemented, extended, renewed or assigned.

☐	been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto: .

7. Tenant has accepted and is now in possession of the Premises and has not sublet, assigned or encumbered the Lease, the Premises or any portion thereof except as follows:                                 .

8. The current Base Rent is $        ; and current monthly parking charges are $        .

9. The amount of security deposit (if any) is $        . No other security deposits have been made.

10. All rental payments payable by Tenant have been paid in full as of the date hereof. No rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

11. All work required to be performed by Landlord under the Lease has been completed and has been accepted by Tenant, and all tenant improvement allowances have been paid in full except                                 .

12. As of the date hereof, Tenant is not aware of any defaults on the part of Landlord under the Lease except                                 .

13. As of the date hereof, Tenant has not received any notices from Landlord of any defaults on the part of Tenant under the Lease.

14. Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord except                                 .

15. Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies, except as expressly provided in the Lease.

16. All insurance required of Tenant under the Lease has been obtained by Tenant and all premiums have been paid.

17. There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or any state thereof, or any other action brought pursuant to such bankruptcy laws with respect to Tenant.

The foregoing certification is made with the knowledge that                                  is about to [fund a loan to Landlord or purchase the Building from Landlord], and that                                  is relying upon the representations herein made in [funding such loan or purchasing the Building].

Dated:                     ,         .

“TENANT”

By:
Print Name:
Its:

EXHIBIT F

EXHIBIT G

ENVIRONMENTAL QUESTIONNAIRE AND DISCLOSURE STATEMENT

The purpose of this form is to obtain information regarding the use or proposed use of hazardous materials at the premises. Prospective tenants should answer the questions in light of their proposed operations at the premises. Existing tenants should answer the questions as they relate to ongoing operations at the premises and should update any information previously submitted. If additional space is needed to answer the questions, you may attach separate sheets of paper to this form.

Your cooperation in this matter is appreciated.

1.	GENERAL INFORMATION

Name of Responding Company: Inphi Corporation

Check the Applicable Status: Prospective Tenant X Existing Tenant

Mailing Address: Thru 10/1/10 : 2393 Townsgate Road, Westlake Village, CA 91361

Contact Person and Title: Daniel Boone

Telephone Number: (805) 446-5114

Address of Leased Premises: 112 S. Lakeview Canyon Rd, Westlake Village, CA 91362

Length of Term: 6 years

Describe the proposed operations to take place on the premises, including principal products manufactured or services to be conducted. Existing tenants should describe any proposed changes to ongoing operations.

Design Semiconductor Components

2.	STORAGE OF HAZARDOUS MATERIALS

	2.1	Will any hazardous materials be used or stored on-site?

Wastes Yes X No

Chemical Products Yes X No

	2.2	Attach a list of any hazardous materials to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage (e.g., 55-gallon drums on concrete pad).

3.	STORAGE TANKS AND SUMPS

	3.1	Is any above or below ground storage of gasoline, diesel or other hazardous substances in tanks or sumps proposed or currently conducted at the premises?

Yes No X

If yes, describe the materials to be stored, and the type, size and construction of the sump or tank. Attach copies of any permits obtained for the storage of such substances.

	3.2	Have any of the tanks or sumps been inspected or tested for leakage?

Yes No X

If so, attach the results.

	3.3	Have any spills or leaks occurred from such tanks or sumps?

Yes No X

If so, describe.

EXHIBIT G

	3.4	Were any regulatory agencies notified of the spill or leak?

Yes No X

If so, attach copies of any spill reports filed, any clearance letters or other correspondence from regulatory agencies relating to the spill or leak.

	3.5	Have any underground storage tanks or sumps been taken out of service or removed?

Yes No X

If yes, attach copies of any closure permits and clearance obtained from regulatory agencies relating to closure and removal of such tanks.

4.	SPILLS

	4.1	During the past year, have any spills occurred at the premises?

Yes No X

If yes, please describe the location of the spill.

	4.2	Were any agencies notified in connection with such spills?

Yes No X

If yes, attach copies of any spill reports or other correspondence with regulatory agencies.

	4.3	Were any clean-up actions undertaken in connection with the spills?

Yes No X

Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work.

5.	WASTE MANAGEMENT

	5.1	Has your company been issued an EPA Hazardous Waste Generator I.D. Number?

Yes X No

	5.2	Has your company filed a biennial report as a hazardous waste generator?

Yes No X

If so, attach a copy of the most recent report filed.

	5.3	Attach a list of the hazardous wastes, if any, generated or to be generated at the premises, its hazard class and the quantity generated on a monthly basis.

	5.4	Describe the method(s) of disposal for each waste. Indicate where and how often disposal will take place.

On-site treatment or recovery

Discharged to sewer

X Transported and disposed of off-site	1-2 times a year

Incinerator

5.5	Indicate the name of the person(s) responsible for maintaining copies of hazardous waste manifests completed for off-site shipments of hazardous waste.

Daniel Boone

5.6	Is any treatment of processing of hazardous wastes currently conducted or proposed to be conducted at the premises:

Yes No X

EXHIBIT G

2

If yes, please describe any existing or proposed treatment methods.

5.7	Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations at the premises.

6.	WASTEWATER TREATMENT/DISCHARGE

6.1	Do you discharge wastewater to:

         storm drain?                 sewer?

         surface water?    X no industrial discharge

6.2	Is your wastewater treated before discharge?

Yes                 No

If yes, describe the type of treatment conducted.

6.3	Attach copies of any wastewater discharge permits issued to your company with respect to its operations at the premises.

7.	AIR DISCHARGES

7.1	Do you have any filtration systems or stacks that discharge into the air?

Yes                 No X

7.2	Do you operate any of the following types of equipment or any other equipment requiring an air emissions permit?

           Spray booth

           Dip tank

           Drying oven

           Incinerator

           Other (please describe)

X   No equipment requiring air permits

7.3	Are air emissions from your operations monitored?

Yes                 No X

If so, indicate the frequency of monitoring and a description of the monitoring results.

7.4	Attach copies of any air emissions permits pertaining to your operations at the premises.

8.	HAZARDOUS MATERIALS DISCLOSURES

8.1	Does your company handle hazardous materials in a quantity equal to or exceeding an aggregate of 500 pounds, 55 gallons, or 200 cubic feet per month?

Yes                 No X

8.2	Has your company prepared a hazardous materials management plan pursuant to any applicable requirements of a local fire department or governmental agency?

Yes                 No X

If so, attach a copy of the business plan.

8.3	Has your company adopted any voluntary environmental, health or safety program?

Yes                 No X

EXHIBIT G

3

If so, attach a copy of the program.

9.	ENFORCEMENT ACTIONS, COMPLAINTS

9.1	Has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees?

Yes                 No X

If so, describe the actions and any continuing compliance obligations imposed as a result of these actions.

9.2	Has your company ever received requests for information, notice or demand letters, or any other inquiries regarding its operations?

Yes                 No X

9.3	Have there ever been, or are there now pending, any lawsuits against the company regarding any environmental or health and safety concerns?

Yes                 No X

9.4	Has an environmental audit ever been conducted at your company’s current facility?

Yes                 No X

If so, identify who conducted the audit and when it was conducted.

Tenant:	Inphi Corporation
By:	/s/ John Edmunds	, John Edmunds
Its:	CFO

EXHIBIT G

4

EXHIBIT G-l

LIST OF HAZARDOUS MATERIALS TO BE USED BY TENANT AND QUANTITIES

MSDS Document Log

Product Name	Product Usage	Total per year	Units of Measure	Manufacturer	Date	Emergency Contact	Emergency Phone
Acetone	Assembly Cleaning	11	gallon	Sunnyside Corporation	09/19/02	Chemtrec	800-424-9300
Anti Freeze Coolant	R&D	1	gallon	Texaco	04/15/09	Chemtrec	800-424-9300
CHIPCOAT U8437-48	R&D	1	10cc syringe	Namics Corporation	08/20/08
Dusting Gas	Assembly Cleaning	264	10 oz. cans	Techspray	01/10/06	Chemtrec	800-424-9300
EPO-TEK 302	Assembly	16	oz	Epoxy Technology	02/13/07	Epoxy Technology	800-255-3924
EPO-TEK H20E	R&D	1	3cc syringe	Epoxy Technology	12/08/08	Epoxy Technology	800-255-3924
EPO-TEK H20F	R&D	1	3cc syringe	Epoxy Technology	07/13/09	Epoxy Technology	800-255-3924
EPO-TEK H70E	R&D	1	3cc syringe	Epoxy Technology	10/27/08	Epoxy Technology	800-255-3924
EPO-TEK H77	R&D	1	3cc syringe	Epoxy Technology	05/15/09	Epoxy Technology	800-255-3924
EPO-TEK U300	R&D	1	3cc syringe	Epoxy Technology	06/26/06	Epoxy Technology	800-255-3924
F-711	R&D	1	3cc syringe	Zymet, Inc	07/15/99	Chemtrec	800-424-9300
Gold Containing Alloys	R&D	1	3cc syringe	Indium Corporation	08/05/09	Chemtrec	800-424-9300
Indalloy w/ Indium8.9HF	Assembly	1	kg	Indium Corporation	04/02/09	Chemtrec	800-424-9300
Indalloy w/ RMA-SMQ 51	Assembly	1	kg	Indium Corporation	12/02/08	Chemtrec	800-424-9300
Isopropanol	Assembly Cleaning	4	gallon	PTI Processing Chemicals	01/12/06	Infotrac	800-535-5053
Kester 186-18	Assembly	1	gallon	Kester	09/17/09	Chemtrec	800-424-9300
Kester 2220-VF	Assembly	1	gallon	Kester	09/17/09	Chemtrec	800-424-9300
Kester 959T	Assembly	1	gallon	Kester	09/17/09	Chemtrec	800-424-9300
Liquid Flux 4-OA	R&D	1	3cc syringe	Indium Corporation	11/10/06	Chemtrec	800-424-9300
Liquid Flux 5R	Assembly	1	3cc syringe	Indium Corporation	03/03/08	Chemtrec	800-424-9300
Liquid Flux 5RMA	R&D	1	3cc syringe	Indium Corporation	02/07/07	Chemtrec	800-424-9300
Menthanol - Methyl Alcohol	Assembly	1	gallon	PTI Processing Chemicals	12/14/06	Infotrac	800-535-5053
Rosin Flux	R&D	1	100ml bottle	MGChemicals	12/01/09	Canutech	(613) 996-6666 Collect 24 hrs
Rosin Flux Pen	R&D	2	10ml pen	MGChemicals	12/01/09	Canutech	(613) 996-6666 Collect 24 hrs
SUF 1570	R&D	1	10cc syringe	Namics Corporation	08/20/08
Superior No. 99	R&D	1	3cc syringe	Superior Flux & Mfg. Co.	01/01/09	Chemtrec	800-424-9300
TACFLUX 007	Assembly	200	gram	Indium Corporation	01/20/09	Chemtrec	800-424-9300
TACFLUX 010/010A	R&D	1	5cc syringe	Indium Corporation	09/29/08	Chemtrec	800-424-9300

/s/ John A. Edmonds
6/4/10

EXHIBIT G-1

EXHIBIT H

LOCATION OF SUPPLEMENTAL HVAC

EXHIBIT H

EXHIBIT I

TENANT’S SIGNS

EXHIBIT I

EXHIBIT I

2

EXHIBIT I

3

EXHIBIT I

4

EXHIBIT I

5

EXHIBIT J

LOCATION OF TENANT’S GENERATOR

EXHIBIT J

EXHIBIT K

FORM OF LETTER OF CREDIT

[BANK LETTERHEAD]

            , 2010

IRREVOCABLE, UNCONDITIONAL LETTER OF CREDIT NO.

Gentlemen:

                             , a                              (“Bank”) [PLEASE PROVIDE NAME OF BANK] , of                     ,                      hereby issues its Irrevocable, Unconditional Letter of Credit in favor of LBA REALTY FUND III - COMPANY VII, LLC, a Delaware limited liability company, and/or its successors and assigns (“Landlord”), for the account of, INPHI CORPORATION, a Delaware corporation (“Tenant”) up to the aggregate amount of                      and No/100ths Dollars ($        ) (US Dollars), available at sight by the drafts of Landlord on the Bank. Drafts drawn on this Letter of Credit will be honored when presented, accompanied only by a letter or certificate purportedly signed by a representative of Landlord stating that Landlord is entitled to draw on this Letter of Credit under the terms of the Standard Lease dated as of             , 2010, between Landlord and Tenant. Multiple and partial draws shall be permitted hereunder. This Letter of Credit is transferable in whole or in part. The Bank shall look solely to Tenant for payment of any fee for such transfer. Such payment is not a condition to transfer.

The Bank shall be entitled (and required) to rely upon the statements contained in the above-described letter or certificate and will have no obligation to verify the truth of any statements set forth therein.

The Bank hereby agrees with drawers, endorsers, and bona fide holders of this Letter of Credit that all drafts drawn by reason of this Letter of Credit and in accordance with the above conditions, will meet with due honor when presented at the office of the Bank in                      County, California.

The obligations of the Bank shall not be subject to any claim or defense by reason of the invalidity, illegality, or inability to enforce any of the agreements set forth in the Lease.

This Letter of Credit is subject to the International Standby Practices-ISP98, International Chamber of Commerce Publication 590 when not in conflict with the express terms of this Letter of Credit.

This Letter of Credit shall terminate at 3:00 p.m. Pacific Standard [or Daylight Savings] Time on                      [Insert date 120 days following scheduled expiration of the Term / OR, if Letter of Credit will be automatically renewed annually, insert date one year after date of Letter of Credit and add: This Letter of Credit shall be deemed automatically extended without amendment(s) for successive period(s) of one year each from its current or any future expiration date(s) but in any event not beyond                      [Insert date 120 days following scheduled expiration of Term] which shall be the final expiration date of this Letter of Credit, unless, at least 60 days prior to the then current expiration date, we notify you in writing by certified mail, return receipt requested, at the following address (or at such other address as you may specify by written notice to us), that this Letter of Credit will not be extended beyond the current expiration

EXHIBIT

date; provided, that our obligation to make any payment hereunder in respect of a drawing request made prior to the expiry hereof shall continue until payment is made:

Amounts drawn upon this Letter of Credit are to be endorsed on the reverse side of this Letter of Credit by the negotiating bank.

By:
Name:
Title:

EXHIBIT K

EXTENSION OPTION

RIDER NO. 1 TO LEASE

This Rider No. 1 is made and entered into by and between LBA REALTY FUND III - COMPANY VII, LLC, a Delaware limited liability company (“Landlord”), and INPHI CORPORATION, a Delaware corporation (“Tenant”), as of the day and year of the Lease between Landlord and Tenant to which this Rider is attached. Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease. All references in the Lease and in this Rider to the “Lease” shall be construed to mean the Lease (and all Exhibits and Riders attached thereto), as amended and supplemented by this Rider. All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

1. Landlord hereby grants to Tenant an option (the “Extension Option”) to extend the Term of the Lease for an additional period of five (5) years (the “Option Term”), on the same terms, covenants and conditions as provided for in the Lease during the initial Term, except for the Monthly Base Rent, which shall initially be equal to the “fair market rental rate” for the Premises for the Option Term as defined and determined in accordance with the provisions of the Fair Market Rental Rate Rider attached to the Lease as Rider No. 2, subject to fair market annual rent adjustments during the Option Term.

2. The Extension Option must be exercised, if at all, by written notice (“Extension Notice”) delivered by Tenant to Landlord no sooner than that date which is twelve (12) months and no later than that date which is eight (8) months prior to the expiration of the then current Term of the Lease. Provided Tenant has properly and timely exercised the Extension Option, the then current Term of the Lease shall be extended by the Option Term, and all terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect, except that the Monthly Base Rent shall be as set forth above, and except that Tenant shall have no further Extension Option remaining.

RIDER NO. 1

FAIR MARKET RENTAL RATE

RIDER NO. 2 TO LEASE

This Rider No. 2 is made and entered into by and between LBA REALTY FUND III - COMPANY VII, LLC, a Delaware limited liability company (“Landlord”), and INPHI CORPORATION, a Delaware corporation (“Tenant”), as of the day and year of the Lease between Landlord and Tenant to which this Rider is attached. Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease. All references in the Lease and in this Rider to the “Lease” shall be construed to mean the Lease (and all Exhibits and Riders attached thereto), as amended and supplemented by this Rider. All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

1. The term “fair market rental rate” as used in this Rider and any Rider attached to the Lease means the annual amount per square foot, projected for each year of the Option Term (including annual adjustments), that a willing, non-equity tenant (excluding sublease and assignment transactions) would pay, and a willing landlord of a comparable quality building located in the Thousand Oaks and Westlake Village, California area would accept, in an arm’s length transaction for space of comparable size, quality and floor height as the Premises, taking into account the age, quality and layout of the existing improvements in the Premises, the length of the lease term and the creditworthiness of the tenant, and taking into account items that professional real estate brokers or professional real estate appraisers customarily consider, including, but not limited to, rental rates, space availability, tenant size, tenant improvement allowances, parking charges and any other lease considerations, if any, then being charged or granted by Landlord or the lessors of such similar buildings. All economic terms other than Monthly Base Rent, such as tenant improvement allowance amounts, if any, operating expense allowances, parking charges, etc., will be established by Landlord and will be factored into the determination of the fair market rental rate for the Option Term. Accordingly, the fair market rental rate will be an effective rate, not specifically including, but accounting for, the appropriate economic considerations described above.

2. If Landlord determines that the Option Term’s initial Monthly Base Rent is to be based on the fair market rental rate for the Premises, the Landlord shall provide written notice of Landlord’s determination of the fair market rental rate not later than sixty (60) days after the last day upon which Tenant may timely exercise the right giving rise to the necessity for such fair market rental rate determination. Tenant shall have thirty (30) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the fair market rental rate within which to accept such fair market rental rate or to reasonably object thereto in writing. Failure of Tenant to so object to the fair market rental rate submitted by Landlord in writing within Tenant’s Review Period shall conclusively be deemed Tenant’s rejection thereof, in which case Tenant’s exercise of its Extension Option shall null and void and of no further force or effect. If within Tenant’s Review Period Tenant reasonably objects to or is deemed to have disapproved the fair market rental rate submitted by Landlord, Landlord and Tenant will meet together with their respective legal counsel to present and discuss their individual determinations of the fair market rental rate for the Premises under the parameters set forth in Paragraph 1 above and shall diligently and in good faith attempt to negotiate a rental rate on the basis of such individual determinations. Such meeting shall occur no later than ten (10) days after the expiration of Tenant’s Review Period. The parties shall each provide the other with such supporting information and documentation as they deem appropriate. At such meeting if Landlord and Tenant are unable to agree upon the fair market rental rate, they shall each submit to the other their respective best and final offer as to the fair market rental rate. If Landlord and Tenant fail to reach agreement on such fair market rental rate within five (5) business days following such a meeting (the “Outside Agreement Date”), Tenant’s Extension Option will be deemed null and void unless Tenant demands appraisal, in which event each party’s determination shall be submitted to appraisal in accordance with the provisions of Section 3 below.

3. (a) Landlord and Tenant shall each appoint one (1) independent appraiser who shall by profession be an M.A.I. certified real estate appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial (including office) properties in the Thousand Oaks and Westlake Village, California area. The determination of the appraisers shall be limited solely to the issue of whether Landlord’s or Tenant’s last proposed (as of the Outside Agreement Date) best and final fair market rental rate for the Premises is the closest to the actual fair market rental rate for the Premises as determined by the appraisers, taking into account the requirements specified in Section 1 above. Each such appraiser shall be appointed within ten (10) business days after the Outside Agreement Date.

(b) The two (2) appraisers so appointed shall within ten (10) business days after the date of the appointment of the last appointed appraiser agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) appraisers.

(c) The three (3) appraisers shall within ten (10) business days after the appointment of the third appraiser reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted best and final fair market rental rate, and shall notify Landlord and Tenant thereof. During such ten (10) business day period, Landlord and Tenant may submit to the appraisers such information and documentation to support their respective positions as they shall deem reasonably relevant and Landlord and Tenant may each appear before the appraisers jointly to question and respond to questions from the appraisers.

(d) The decision of the majority of the three (3) appraisers shall be binding upon Landlord and Tenant and neither party shall have the right to reject the decision or to undo the exercise of the applicable Option. If either Landlord or Tenant fails to appoint an appraiser within the time period specified in Section 3(a) hereinabove, the

RIDER NO. 2

1

appraiser appointed by one of them shall within ten (10) business days following the date on which the party failing to appoint an appraiser could have last appointed such appraiser reach a decision based upon the same procedures as set forth above (i.e., by selecting either Landlord’s or Tenant’s submitted best and final fair market rental rate), and shall notify Landlord and Tenant thereof, and such appraiser’s decision shall be binding upon Landlord and Tenant and neither party shall have the right to reject the decision or to undo the exercise of the applicable Option.

(e) If the two (2) appraisers fail to agree upon and appoint a third appraiser, either party, upon ten (10) days written notice to the other party, can apply to the Presiding Judge of the Superior Court of V County to appoint a third appraiser meeting the qualifications set forth herein. The third appraiser, however, selected shall be a person who has not previously acted in any capacity for either party.

(f) The cost of each party’s appraiser shall be the responsibility of the party selecting such appraiser, and the cost of the third appraiser (or arbitration, if necessary) shall be shared equally by Landlord and Tenant.

(g) If the process described hereinabove has not resulted in a selection of either Landlord’s or Tenant’s submitted best and final fair market rental rate by the commencement of the applicable Option Term, then the fair market rental rate estimated by Landlord will be used until the appraisers) reach a decision, with an appropriate rental credit and other adjustments for any overpayments of Monthly Base Rent or other amounts if the appraisers select Tenant’s submitted best and final estimate of the fair market rental rate. The parties shall enter into an amendment to this Lease confirming the terms of the decision.

RIDER NO. 2

RECORDING REQUESTED BY	)
AND WHEN RECORDED MAIL TO:	)
)
Bank of America, N.A.	)
Commercial Real Estate Banking	)
5 Park Plaza, Suite 500)
Irvine, California 92614)
Attn.: Marilyn Smith	)

Space above for Recorder’s Use

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

NOTICE: THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

This Subordination, Nondisturbance and Attornment Agreement (this “Agreement”) dated June 4, 2010, is made among INPHI CORPORATION, a Delaware corporation (“Tenant”), LBA REALTY FUND III-COMPANY VII, LLC, a Delaware limited liability company (“Landlord”), and BANK OF AMERICA, N.A., a national banking association in its capacity as administrative agent (“Administrative Agent”) for the lenders (each, a “Lender” and collectively, “Lenders”) from time to time party to the Credit Agreement (defined below).

WHEREAS, Lenders have made a revolving credit facility available to Landlord in the maximum amount of One Hundred Fifty Million Dollars ($150,000,000) (the “Loan”), pursuant to the terms of that certain Revolving Credit Agreement, dated as of October 30, 2007, as amended (as amended, restated or otherwise modified from time to time, the “Credit Agreement”). The Loan is evidenced by certain promissory notes made by Landlord payable to the order of a Lender collectively, in the aggregate face principal amount of the Loan (each, a “Note” and collectively, the “Notes”). The Notes are secured by, among other things, a Construction Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing dated as of October 30, 2007 executed by Landlord in favor of PRLAP, Inc., as Trustee, for the benefit of Administrative Agent for itself and the Lenders (herein, as it may have been or may be from time to time renewed, extended, amended or supplemented, called the “Deed of Trust”), recorded on November 2, 2007 in the real property records of Ventura County, California as Instrument No. 2007-00204629, covering, among other property, the land (the “Land”) described in Exhibit “A” which is attached hereto and incorporated herein by reference and commonly known as Lakeview Corporate Center, and the improvements (“Improvements”) thereon, including the building located as 112 S. Lakeview Canyon Road, Thousand Oaks, California (such Land and Improvements being herein together called the “Property”);

WHEREAS, Tenant is the tenant under a Multi-Tenant Office Lease (FSG) from Landlord dated June 4, 2010 (herein, as it may from time to time be renewed, extended, amended or supplemented, called the “Lease”), covering a portion of the Property (said portion being herein referred to as the “Premises”); and

WHEREAS, the term “Landlord” as used herein means the present landlord under the Lease or, if the landlord’s interest is transferred in any manner, the successor(s) or assign(s) occupying the position of landlord under the Lease at the time in question.

NOW, THEREFORE, in consideration of the mutual agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Subordination. Tenant agrees and covenants that the Lease and the rights of Tenant thereunder, all of Tenant’s right, title and interest in and to the property covered by the Lease, and any lease thereafter executed by Tenant covering any part of the Property, are and shall be subject, subordinate and inferior to (a) the Deed of Trust and the rights of Administrative Agent and Lenders thereunder, and all right, title and interest of Administrative Agent and Lenders in the Property, and (b) all other security documents now or hereafter securing payment of any indebtedness of Landlord (or any prior landlord) to Administrative Agent and/or Lenders which cover or affect the Property (the “Security Documents”). This Agreement is not intended and shall not be construed to subordinate the Lease to any mortgage, deed of trust or other security document other than those referred to in the preceding sentence, securing the indebtedness to Administrative Agent and/or Lenders. Notwithstanding the foregoing or any provision of this Agreement to the contrary, the Security Documents shall not cover or encumber, and the rights of Administrative Agent and Lenders thereunder shall not extend to, any trade fixtures, furniture, equipment or other personal property, in each case, owned by Tenant and at any time placed or installed at the Property.

2. Nondisturbance. Administrative Agent agrees that so long as the Lease is in full force and effect and Tenant is not in default in the payment of rent, additional rent or other payments or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant’s part to be performed (beyond the period, if any, specified in the Lease within which Tenant may cure such default), and subject to any notice requirements specified in the Lease,

(a) Tenant’s possession, occupancy use and quiet enjoyment of the Premises under the Lease shall not be disturbed or interfered with by Administrative Agent in the exercise of any of its foreclosure rights under the Deed of Trust or in connection with any conveyance in lieu of foreclosure;

(b) The Lease shall remain in full force and effect for the full term thereof (subject to the terms and conditions thereof), as the same may be extended in accordance with its terms; and

(c) Administrative Agent will not join Tenant as a party defendant for the purpose of terminating Tenant’s interest and estate under the Lease in any proceeding for foreclosure of the Deed of Trust.

3. Attornment.

(a) Tenant covenants and agrees that in the event of foreclosure of the Deed of Trust, whether by power of sale or by court action, or upon a transfer of the Property by conveyance in lieu of foreclosure (the purchaser at foreclosure or the transferee in lieu of foreclosure, including Administrative Agent or any Lender if it is such purchaser or transferee, being herein called “New Owner”), Tenant shall attorn to New Owner as Tenant’s new landlord, and agrees that the Lease shall continue in full force and effect as a direct lease between Tenant and New Owner upon all of the terms, covenants, conditions and agreements set forth in the Lease and this Agreement, except for provisions which are impossible for New Owner to perform; provided, however, that in no event shall New Owner be:

(i) liable for any act, omission, default, misrepresentation or breach of warranty of any previous landlord (including Landlord) or obligations accruing prior to New Owner’s actual ownership of the Property;

(ii) subject to any offset, defense, claim or counterclaim which Tenant might be entitled to assert against any previous landlord (including Landlord);

(iii) bound by any payment of rent, additional rent or other payments made by Tenant to any previous landlord (including Landlord) for more than one (1) month in advance;

(iv) bound by any amendment or modification of the Lease hereafter made, or consent or acquiescence by any previous landlord (including Landlord) under the Lease to any assignment or sublease hereafter granted, without the written consent of Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed; or

(v) liable for any deposit that Tenant may have given to any previous landlord (including Landlord) which has not, as such, been transferred to New Owner.

(b) The provisions of this Agreement regarding attornment by Tenant shall be self-operative and effective without the necessity of execution of any new lease or other document on the part of any party hereto or the respective heirs, legal representatives, successors or assigns of any such party. Tenant agrees, however, to execute and deliver upon the request of New Owner, any instrument or certificate which in the reasonable judgment of New Owner may be necessary or appropriate to evidence such attornment, including a new lease of the Premises that is substantially identical to the Lease for the unexpired term of the Lease (including any extension options provided for therein, to the extent such extension options are exercised in accordance with the terms of the Lease).

(c) Notwithstanding anything to the contrary set forth in this Agreement, including, without limitation, Section 3(a)(i) above, New Owner shall be liable to Tenant from and after the date of attornment for the cure of non-monetary defaults or breaches under the Lease (which Landlord is obligated to cure under the terms of the Lease) to the extent such defaults or breaches continue after the date of attornment. Notwithstanding anything to the contrary set forth in this Agreement, including, without limitation, Section 3(a)(ii) above, New Owner shall be subject to the abatement of Monthly Base Rent (as defined in the Lease) for the periods of February through May, 2011 and June through October, 2012, on the terms and conditions set forth in Section 1.8 of the Lease.

4. Estoppel Certificate. Tenant agrees to execute and deliver from time to time, upon the request of Landlord or of any holder(s) of any of the indebtedness or obligations secured by the Deed of Trust, a certificate regarding the status of the Lease, certifying (a) that the Lease is in full force and effect, (b) the date through which rentals have been paid, (c) the date of the commencement of the term of the Lease, (d) the nature of any amendments or modifications of the Lease, (e) that to Tenant’s actual knowledge no default, or state of facts which with the passage of time or notice (or both) would constitute a default, exists under the Lease, (f) that to Tenant’s actual knowledge, no setoffs, recoupments, estoppels, claims or counterclaims exist against Landlord, and (g) such other matters as may be reasonably requested. If any of the foregoing statements are untrue, Tenant’s certificate shall state the reasons therefor.

5. Acknowledgment and Agreement by Tenant. Tenant acknowledges and agrees as follows:

(a) Tenant acknowledges that in connection with the financing of the Property, Landlord is executing and delivering to Administrative Agent the Deed of Trust which contains an assignment of leases and rents. Tenant hereby expressly consents to such assignment and agrees that such assignment shall, in all respects, be superior to any interest Tenant has in the Lease or the Property, subject to the provisions of this Agreement. Landlord and Tenant will not amend, alter or waive any provision of, or consent to the amendment, alteration or waiver of, any provision of the Lease without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall not prepay any rents or other sums due under the Lease for more than one (1) month in advance of the due date therefor. Tenant acknowledges that Administrative Agent and each Lender will rely upon this instrument in connection with such financing.

(b) Neither Administrative Agent, nor any Lender, in making any disbursements to Landlord, is under no obligation or duty to oversee or direct the application of the proceeds of such disbursements, and such proceeds may be used by Landlord for purposes other than improvement of the Property.

(c) From and after the date hereof, in the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate the Lease or to claim a partial or total eviction, Tenant will not exercise any such right (i) until it has given written notice of such act or omission to Administrative Agent, and (ii) until the same period of time as is given to Landlord under the Lease to cure such act or omission shall have elapsed following such giving of notice to Administrative Agent (which period of time shall run concurrently with the time period afforded Landlord) and following the time when Administrative Agent shall have become entitled under the Deed of Trust to remedy the same. In no event will Tenant exercise any such right less than 30 days after receipt of such notice or prior to the passage of such longer period of time as may be necessary to cure or remedy such default, act or omission including such period of time necessary to obtain possession of the Property and thereafter cure such default, act or omission, during which period of time Administrative Agent shall be permitted to cure or remedy such default, act or omission. Notwithstanding the foregoing, neither Administrative Agent, nor any Lender, shall have any duty or obligation to cure or remedy any breach or default. It is specifically agreed that Tenant shall not, as to Administrative Agent or any Lender, require cure of any such default which is personal to Landlord and therefore not susceptible to cure by Administrative Agent or such Lender.

(d) In the event that Administrative Agent notifies Tenant of a default under the Deed of Trust, Note or Security Documents and demands that Tenant pay its rent and all other sums due under the Lease directly to Administrative Agent, Tenant shall honor such demand and pay the full amount of its rent and all other sums due under the Lease directly to Administrative Agent, without offset, or as otherwise required pursuant to such notice beginning with the payment next due after such notice of default, without inquiry as to whether a default actually exists under the Deed of Trust, Security Documents or otherwise in connection with the Note, and notwithstanding any contrary instructions of or demands from Landlord. Landlord hereby authorizes Tenant to make such payments to Administrative Agent upon reliance on Administrative Agent’s written notice (without any inquiry into the factual basis for such notice or any prior notice to or consent from Landlord), acknowledges that Tenant’s payment of rent to Administrative Agent shall satisfy Tenant’s obligation to pay rental under the Lease, notwithstanding any dispute between Administrative Agent and Landlord, and hereby releases Tenant from all liability to landlord in connection with Tenant’s compliance with Administrative Agent’s written instructions. Tenant shall not be liable to Administrative Agent for rent paid to landlord prior to receipt of Administrative Agent’s written notice demanding Tenant’s payment of rent and other sums directly to Administrative Agent.

(e) Landlord and Tenant shall each send a copy of any notice or statement under the Lease to Administrative Agent at the same time such notice or statement is sent to or received by Landlord or Tenant, as applicable, if such notice or statement could reasonably be determined to have a material impact on the economic terms, operating covenants or duration of the Lease.

(f) Tenant has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Premises or the Property, or any portion thereof or any interest therein, and to the extent that Tenant has had, or hereafter acquires, any such right or option, the same is hereby acknowledged to be subject and subordinate to the Deed of Trust and is hereby waived and released as against Administrative Agent, each Lender and New Owner.

(g) This Agreement satisfies any condition or requirement in the Lease relating to the granting of a nondisturbance agreement and Tenant waives any requirement to the contrary in the Lease.

(h) None of Administrative Agent, any Lender or any New Owner shall have any liability to Tenant or any other party for any conflict between the provisions of the Lease and the provisions of any other lease affecting the Property, including any provisions relating to exclusive or non-conforming uses or rights, renewal options and options to expand, and in the event of such a conflict, Tenant shall have no right to cancel the Lease or take any other remedial action against Administrative Agent, any Lender, or New Owner.

(i) Notwithstanding anything to the contrary in the Lease or the Security Documents, none of Administrative Agent, any Lender or any New Owner shall be liable for or bound by any Construction-Related Obligation under the Lease. As used herein, a “Construction-Related Obligation” means any obligation of Landlord under the Lease to make, pay for, or reimburse Tenant for any alterations, demolition, or other improvements or work at the Property, including the Premises; provided, however, that while the term “Construction-Related Obligation” includes initial construction of any tenant improvements or other construction in connection with the delivery of the Premises to Tenant, such term expressly excludes any and all ordinary repair and maintenance obligations of Landlord under the Lease arising (or continuing) after the date of attornment.

(j) Except with respect to any and all ordinary repair and maintenance obligations of Landlord under the Lease arising (or continuing) after the date of attornment, none of Administrative Agent, any Lender or any New Owner shall have any obligation nor shall they incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including any warranties respecting use, compliance with zoning, Landlord’s title, Landlord’s authority, habitability, fitness for purpose or possession.

(k) In the event that Administrative Agent or any New Owner shall acquire title to the Premises or the Property, neither Administrative Agent, nor such New Owner, shall have any obligation, nor shall it incur any liability, beyond Administrative Agent’s or New Owner’s then-equity interest, if any, in the Property or the Premises, and Tenant shall look exclusively to such equity interest of Administrative Agent or New Owner, if any, for the payment and discharge of any obligations imposed upon Administrative Agent or New Owner hereunder or under the Lease or for recovery of any judgment from Administrative Agent or New Owner, and in no event shall Administrative Agent, New Owner, or any of their respective officers, directors, shareholders, agents, representatives, servants, employees or partners ever be personally liable for such judgment; provided, however, that, should a casualty occur after the date of attornment which affects the Premises, and Administrative Agent or New Owner, as applicable, shall default in its obligations, if any, under the Lease to restore the Premises and such default continues beyond any applicable cure period, then Tenant shall also have recourse to any insurance proceeds actually received by Administrative Agent or New Owner, as applicable, with respect to such casualty.

(l) Except as permitted under Section 1.33 and Article 10 of the Lease, Tenant will not permit, the generation, treatment, storage or disposal of any Hazardous Materials (as defined in the Lease) on the Premises or the Property, except for such substances of a type and only in a quantity normally used in connection with the occupancy or operation of buildings (such as non-flammable cleaning fluids and supplies normally used in the day-to-day operation of first class establishments similar to the Improvements), which Hazardous Materials substances are being held, stored, and used in strict compliance with federal, state, and local laws. Tenant shall be solely responsible for and shall reimburse and indemnify Landlord, New Owner, Administrative Agent, and each Lender, as applicable, for any loss, liability, claim or expense, including cleanup and all other expenses, including legal fees that Landlord, New Owner, Administrative Agent or any such Lender, as applicable, may incur by reason of Tenant’s violation of the requirements of this Section 5(l); provided, however, Tenant shall have no liability for any Hazardous Materials that have migrated onto the Premises or the Property from neighboring properties (unless Tenant or any affiliate of Tenant in any way caused such migration or the release of any such migrating Hazardous Materials) or for any Hazardous Materials in existence at the Property prior to delivery of possession of the Premises to Tenant (unless the release of such Hazardous Materials in existence at the Property prior to delivery of possession of the Premises to Tenant was in any way caused by Tenant or an affiliate of Tenant).

6. Acknowledgment and Agreement by Landlord. Landlord, as landlord under the Lease and trustor under the Deed of Trust, acknowledges and agrees for itself and its heirs, representatives, successors and assigns, that: (a) this Agreement does not constitute a waiver by Administrative Agent or any Lender of any of its respective rights under the Deed of Trust, Note or Security Documents, nor does this Agreement in any way release Landlord from its obligations to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Deed of Trust, Notes and Security Documents; (b) the provisions of the Deed of Trust, Notes and Security Documents remain in full force and effect and must be complied with by Landlord; and (c) Tenant is hereby authorized to pay its rent and all other sums due under the Lease directly to Administrative Agent upon receipt of a notice as set forth in Section 5(d) above from Administrative Agent and that Tenant is not obligated to inquire as to whether a default actually exists under the Deed of Trust or the Security Documents or otherwise in connection with the Notes. Landlord hereby releases and discharges Tenant of and from any liability to Landlord resulting from Tenant’s payment to Administrative Agent in accordance with this Agreement. Landlord represents and warrants to Administrative Agent that a true and complete copy of the Lease has been delivered by Landlord to Administrative Agent.

7. Lease Status. Landlord and Tenant certify to Lender that neither Landlord nor Tenant has knowledge of any default on the part of the other under the Lease, that the Lease is bona fide and contains all of the agreements of the parties thereto with respect to the letting of the Premises and that all of the agreements and provisions therein contained are in full force and effect.

8. Notices. All notices, requests, consents, demands and other communications required or which any party desires to give hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telegram, telex, or facsimile, by expedited delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, at the addresses specified at the end of this Agreement (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telegram, telex or facsimile, upon receipt. Notwithstanding the foregoing, no notice of change of address shall be effective except upon receipt. This Section 8 shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Agreement or in the Lease or in any document evidencing, securing or pertaining to the loan evidenced by the Notes or to require giving of notice or demand to or upon any person in any situation or for any reason.

9. Administrative Agent. Administrative Agent is acting hereunder as Administrative Agent pursuant to the Credit Agreement, on behalf of itself and the other lenders and financial institutions which, from time to time, own and hold a portion of the obligations secured by the Security Documents. As of the date hereof, the “Lenders” under the Credit Agreement are Bank of America, N.A., Comerica Bank, Wells Fargo Bank (as successor-in-interest to Wachovia Bank, N.A.), U.S. Bank National Association, Union Bank of California, N.A., and Bank of the West. From time to time after the date hereof, additional lenders and financial institutions may become “Lenders” pursuant to the Credit Agreement and shall be entitled to the rights and benefits under this Agreement and the other Loan Documents.

10. Miscellaneous.

(a) This Agreement supersedes any inconsistent provision of the Lease; provided, however, as between Landlord and Tenant, the provisions of the Lease shall control to the extent of any inconsistency.

(b) Nothing contained in this Agreement shall be construed to derogate from or in any way impair or affect the lien, security interest or provisions of the Deed of Trust, Notes or Security Documents.

(c) This Agreement shall inure to the benefit of the parties hereto and each Lender, their respective successors and permitted assigns, and any New Owner, and its heirs, personal representatives, successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of Administrative Agent or any Lender, all obligations and liabilities of the assigning Administrative Agent or Lender under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Administrative Agent’s or such Lender’s interest is assigned or transferred; and provided further that the interest of Tenant under this Agreement may not be assigned or transferred without the prior written consent of Administrative Agent.

(d) THIS AGREEMENT AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA AND APPLICABLE UNITED STATES FEDERAL LAW EXCEPT ONLY TO THE EXTENT, IF ANY, THAT THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED NECESSARILY CONTROL.

(e) The words “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” as used in this Agreement refer to this entire Agreement and not to any particular section or provision. The terms “include” and “including” shall be interpreted as if followed by the words “without limitation.”

(f) This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.

(g) If any provision of this Agreement shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not apply to or affect any other provision hereof, but this Agreement shall be construed as if such invalidity, illegality or unenforceability did not exist.

(h) This Agreement will be recorded in the real property records of Ventura County, California.

[Signatures appear on following page.]

NOTICE: THIS AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR LEASE TO OBTAIN A LOAN, A PORTION OF WHICH MAY BE EXPENDED FOR PURPOSES OTHER THAN IMPROVEMENT OF THE PROPERTY.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ADDRESS OF ADMINISTRATIVE AGENT:	ADMINISTRATIVE AGENT:

Bank of America, N.A. 5 Park Plaza, Suite 500 Irvine, California 92614 Attention: Rita Ramos	BANK OF AMERICA, N.A., a national banking association, as Administrative Agent for the Lenders

By:
Name:
Title:

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ADDRESS OF TENANT:	TENANT:

Inphi Corporation 2393 Townsgate Drive, Suite 101 Westlake Village, California 91361	INPHI CORPORATION, a Delaware corporation
Attention: John Edmunds, CFO and CAO
Facsimile: (805) 446-5190	By:	/s/ John S. Edmunds
Telephone: (408) 636-2710	Name:	John S. Edmunds
	Title:	CFO and CAO

[Signatures Continue on the Following Page]

ADDRESS OF LANDLORD:	LANDLORD:

LBA Realty Fund III-Company VII, LLC 17901 Von Karman Avenue, Suite 950	LBA REALTY FUND III-COMPANY VII, LLC, a Delaware limited liability company
Irvine, California 92614
Attn: Tom Rutherford	By:	LBA Realty Fund III, L.P., a Delaware limited partnership, its sole Member and Manager

		By:	LBA Management Company III, LLC, a Delaware limited liability company, its General Partner

			By:	LBA Realty LLC, a Delaware limited liability company, its Member-Manager

				By:	LBA Inc., a California corporation, its Managing Member

					By:	/s/ Steven R. Layton
					Name:	Steven R. Layton
					Title:	Authorized Signatory

EXHIBIT “A”

LEGAL DESCRIPTION OF THE LAND

THAT PORTION OF RANCHO EL CONEJO, IN THE CITY OF THOUSAND OAKS, COUNTY OF VENTURA, STATE OF CALIFORNIA, AS SHOWN ON MAP ENTITLED “MAP OF PARTITION SURVEY OF RANCHO EL CONEJO, VENTURA, CALIFORNIA”, RECORDED IN BOOK 1 PAGE 746 OF DEEDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT THE POINT OF INTERSECTION OF THE SOUTHERLY LINE OF THOUSAND OAKS BOULEVARD, 100 FEET WIDE, AS DESCRIBED IN PARCEL B OF THE EASEMENT DEED TO CITY OF THOUSAND OAKS RECORDED IN BOOK 3427 PAGE 169 OF OFFICIAL RECORDS, SAID RECORDER’S OFFICE, WITH THE LOS ANGELES-VENTURA COUNTY LINE AS SHOWN ON THE MAP OF TRACT NO. 1930 RECORDED IN BOOK 48, PAGE 78 TO 82_INCLUSIVE OF MISCELLANEOUS RECORDS, IN SAID RECORDER’S OFFICE; THENCE ALONG SAID SOUTH LINE, THE FOLLOWING 5 COURSES:

SOUTH 85 DEGREES 05 MINUTES SECONDS WEST 631.28 FEET TO THE BEGINNING TANGENT CURVE CONCAVE NORTHERLY AND HAVING A RADIUS OF 1250 FEET; THENCE WESTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 24 DEGREES 44 MINUTES 28 SECONDS A DISTANCE OF 539.77 FEET; THENCE TANGENT TO SAID CURVE NORTH 70 DEGREES 10 MINUTES 27 SECONDS WEST 476.81 FEET; THENCE SOUTH 19 DEGREES 49 MINUTES 33 SECONDS WEST 4.00 FEET; THENCE NORTH 70 DEGREES 10 MINUTES 27 SECONDS WEST 67.54 FEET TO THE TRUE POINT OF BEGINNING FOR THIS DESCRIPTION SAID TRUE POINT OF BEGINNING BEING THE BEGINNING OF A TANGENT CURVE CONCAVE WESTERLY HAVING A RADIUS OF 25.00 FEET; THENCE,

1ST:- SOUTHEASTERLY AND SOUTHERLY ALONG SAID LAST MENTIONED CURVE THROUGH A CENTRAL ANGLE OF 96 DEGREES 57 MINUTES 45 SECONDS A DISTANCE OF 42.31 FEET TO THE BEGINNING OF A COMPOUND CURVE CONCAVE NORTHWESTERLY AND HAVING A RADIUS OF 966.00 FEET; THENCE,

2ND:- SOUTHWESTERLY ALONG SAID LAST MENTIONED CURVE THROUGH A CENTRAL ANGLE OF 51 DEGREES 10 MINUTES 25 SECONDS A DISTANCE OF 862.78 FEET TO A LIEN THAT IS PARALLEL WITH AND DISTANT 68.00 FEET NORTHWESTERLY, MEASURED AT RIGHT ANGLES, FROM THAT CERTAIN COURSE SHOWN AS HAVING A BEARING AND LENGTH OF NORTH 77 DEGREES 57 MINUTES 43 SECONDS EAST 476.51 FEET IN THE NORTHWESTERLY BOUNDARY OF PARCEL “A” OF PARCEL MAP FILED IN BOOK 5 PAGE 33 OF PARCEL MAPS IN SAID OFFICE OF THE COUNTY RECORDER; THENCE ALONG SAID PARALLEL LINE AND TANGENT TO SAID LANDS MENTIONED CURVE,

3RD:- SOUTH 77 DEGREES 57 MINUTES 43 SECONDS WEST 476.51 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE NORTHERLY AND HAVING A RADIUS OF 25.00 FEET; THENCE,

4TH:- WESTERLY ALONG SAID LAST MENTIONED CURVE THROUGH A CENTRAL ANGLE OF 86 DEGREES 49 MINUTES 49 SECONDS A DISTANCE OF 37.89 FEET TO THE BEGINNING OF A REVERSE CURVE CONCAVE WESTERLY AND HAVING A RADIUS OF 1042.00 FEET, SAID 1042.00 FOOT RADIUS CURVE BEING A CURVE IN THE EASTERLY BOUNDARY OR LAKEVIEW CANYON ROAD AS DESCRIBED IN SAID DEED RECORDED IN BOOK 3427 PAGE 169 OF OFFICIAL RECORDS THENCE ALONG SAID EASTERLY BOUNDARY AND THE SOUTHERLY BOUNDARY OF SAID THOUSAND OAKS BOULEVARD

A-1

THE FOLLOWING 5 COURSES:

5TH:- NORTHERLY ALONG SAID 1042.00 FOOT RADIUS CURVE THROUGH A CENTRAL ANGLE OF 4 DEGREES 12 MINUTES 32 SECONDS A DISTANCE OF 76.54 FEET; THENCE TANGENT TO SAID LAST MENTIONED CURVE,

6TH:- NORTH 19 DEGREES 25 MINUTES 00 SECONDS WEST A DISTANCE OF 612.78 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE EASTERLY AND HAVING A RADIUS OF 958.00 FEE; THENCE,

7TH:- NORTHERLY ALONG SAID LAST MENTIONED CURVE THROUGH A CENTRAL ANGLE OF 27 DEGREES 27 MINUTES 20 SECONDS A DISTANCE OF 459.07 FEET TO THE BEGINNING OF A COMPOUND CURVE CONCAVE SOUTHEASTERLY AND HAVING A RADIUS OF 25.00 FEET; THENCE,

8TH:- NORTHEASTERLY AND EASTERLY ALONG SAID LAST MENTIONED CURVE THROUGH A CENTRAL ANGLE OF 101 DEGREES 47 MINUTES 12 SECONDS A DISTANCE OF 44.41 FEET; THENCE TANGENT TO SAID LAST MENTIONED CURVE,

9TH:- SOUTH 70 DEGREES 10 MINUTES 27 SECONDS EAST 1467.70 FEET TO TRUE POINT BEGINNING

EXCEPT ALL THE OIL, GAS AND OTHER HYDROCARBON SUBSTANCES LYING WITHIN AND UNDER THAT PORTION OF SAID LAND LYING BELOW A DEPTH OF 500 FEET, MEASURED VERTICALLY FROM THE SURFACE OF SAID LAND OR INTO THAT PORTION OF THE SUBSURFACE THEREOF LYING ABOVE A DEPTH OF 500 FEET, MEASURED VERTICALLY FROM SAID SURFACE.

APN: 687-0-011-015

A-2

ACKNOWLEDGMENT

State of California

County of Santa Clara

On June 4, 2010 before me, John Osborn, personally appeared John S. Edmonds who proved to me on the basis of satisfactory evidence to be the person whose name is/are subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	John Osborn

(Seal)

JOHN OSBORN

Commission # 1769034

Notary Public - California

Santa Clara County

MyComm. Expires Oct 11, 2011

ACKNOWLEDGMENT

State of California

County of Orange

On June 11, 2010 before me, Pamela Ann Aleson, Notary Public, personally appeared Steven R. Layton who proved to me on the basis of satisfactory evidence to be the person whose name is/are subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	Pamela Ann Aleson

(Seal)

PAMELA ANN ALESON

Commission # 1718132

Notary Public - California

Orange County

MyComm. Expires Jan 19, 2011

ACKNOWLEDGMENT

State of California

County of

On                      before me,                                                              , personally appeared                                               who proved to me on the basis of satisfactory evidence to be the person whose name is/are subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

(Seal)